THIS PROSPECTUS SUPPLEMENT RELATES TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AND IS SUBJECT TO COMPLETION OR AMENDMENT. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    SUBJECT TO COMPLETION DATED MAY 18, 1998
             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 18, 1998
                                  $535,300,000

                      SEARS CREDIT ACCOUNT MASTER TRUST II
     $500,000,000       % Class A Master Trust Certificates, Series 1998-1
      $35,300,000       % Class B Master Trust Certificates, Series 1998-1
                             SEARS, ROEBUCK AND CO.
                                    SERVICER

                                   SRFG, INC.
                                     SELLER

                            ------------------------

    The     % Class A Master Trust Certificates, Series 1998-1 (the "Class A
 Certificates") and the     % Class B Master Trust Certificates, Series 1998-1
   (the "Class B Certificates") offered hereby represent fractional undivided interests in certain assets of the Sears Credit Account Master Trust II (the "Trust"), created pursuant to a Pooling and Servicing Agreement, dated as of
 July 31, 1994, as amended (the "Pooling and Servicing Agreement"), among SRFG,
  Inc. (formerly Sears Receivables Financing Group, Inc.), as Seller ("SRFG"), Sears, Roebuck and Co., as Servicer ("Sears"), and The First National Bank of Chicago, as Trustee (the "Trustee"). Pursuant to the Series 1998-1 Supplement,
 to be dated as of June   , 1998 (the "Series Supplement"), to the Pooling and
     Servicing Agreement, and concurrently with the issuance of the Class A Certificates and the Class B Certificates, the Trust will issue $52,950,000 aggregate principal amount of Class C Master Trust Certificates, Series 1998-1 (the "Class C Certificates," and together with the Class A Certificates and the Class B Certificates, the "Investor Certificates"). The Class C Certificates are
 not being offered hereby. Although SRFG currently intends to hold the Class C
  Certificates, it reserves the right, subject to the satisfaction of certain conditions, to transfer all or any portion thereof in the future.

                                                        (Continued on next page)

    POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" ON PAGE S-13 HEREIN AND ON PAGES 7 THROUGH 13 IN THE PROSPECTUS.
   THE INVESTOR CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF SEARS, ROEBUCK AND CO., SEARS NATIONAL BANK, SRFG, INC. OR ANY AFFILIATE THEREOF. NEITHER THE INVESTOR CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL
        DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                               PRICE TO            UNDERWRITING           PROCEEDS TO
                                                               PUBLIC(1)            DISCOUNT(2)           SRFG(1)(3)
                                                            ---------------       ---------------       ---------------
Per Class A Certificate..............................                   %                     %                     %
Per Class B Certificate..............................                   %                     %                     %
Total................................................        $                     $                     $

(1) Plus accrued interest, if any, at the Class A Certificate Rate or Class B
    Certificate Rate, as applicable, from June   , 1998.
(2) SRFG and Sears have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
(3) Before deduction of expenses payable by SRFG, estimated to be $600,000.

    The Class A Certificates and Class B Certificates are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Class A Certificates and Class B Certificates will be offered
globally and will be delivered in book-entry form on or about June   , 1998,
through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System.
                    UNDERWRITERS OF THE CLASS A CERTIFICATES

CREDIT SUISSE FIRST BOSTON
                BEAR, STEARNS & CO. INC.
                                 GOLDMAN, SACHS & CO.
                                             MERRILL LYNCH & CO.
                                                         J.P. MORGAN & CO.

             The date of this Prospectus Supplement is May   , 1998

(Continued from previous page)

     The property of the Trust includes a portfolio of credit account receivables generated or to be generated by or through Sears, Sears National Bank (the "Bank"), or their affiliates in the ordinary course of business, all monies received in payment of such receivables and certain additional funds to be added to the Trust from time to time, all as more fully described herein. Sears will continue to service the receivables. SRFG will own the remaining undivided interest in the Trust not represented by the Investor Certificates or any other investor certificates issued by the Trust from time to time. The Trust has previously issued twelve other series of investor certificates that are currently outstanding, the terms of which are summarized in Annex A hereto. These series currently evidence undivided interests in the Trust aggregating $6,706,724,550.49. The Trust may offer from time to time other series that evidence undivided interests in certain assets of the Trust, which may have terms significantly different from the Investor Certificates. The issuance of additional series may affect the timing or amount of payments received by Investor Certificateholders.

     Interest will accrue on the Class A Certificates at the rate of     % per
annum and on the Class B Certificates at the rate of     % per annum. Interest
with respect to the Investor Certificates will be distributed on the 15th day of each month (or, if such day is not a Business Day, the next succeeding Business
Day) commencing on the July 1998 Distribution Date. Principal with respect to the Class A Certificates is scheduled to be distributed in 12 equal monthly payments on each Distribution Date commencing on the September 2000 Distribution Date, but may be distributed earlier or later under certain circumstances described herein. Principal with respect to the Class B Certificates is scheduled to be distributed in two equal monthly payments on the September 2001 Distribution Date and the October 2001 Distribution Date, but may be distributed earlier or later under certain circumstances described herein. See "Maturity Considerations" and "Description of the Offered Certificates--Rapid Amortization Events." Principal payments will not be made to Class B Certificateholders until the final principal payment has been made in respect of the Class A Certificates. Certain payments of principal with respect to the Class C Certificates may be made in certain limited circumstances during the Revolving Period and during the Controlled Amortization Period as amounts are paid to the Class A Certificateholders and before amounts are paid to the Class B Certificateholders, but the remaining amount of principal payments with respect to the Class C Certificates will not be made to the Class C Certificateholders until the final principal payment has been made with respect to the Class B Certificates. See "Description of the Offered Certificates--Principal Payments."

     The fractional undivided interest in the Trust represented by the Class C Certificates will be subordinated for the benefit of the Class A Certificates and the Class B Certificates to the extent described herein. The fractional undivided interest in the Trust represented by the Class B Certificates will be subordinated for the benefit of the Class A Certificates to the extent described herein. See "Description of the Offered Certificates--Subordination." Only the Class A Certificates and the Class B Certificates are offered hereby.

     THERE CURRENTLY IS NO SECONDARY MARKET FOR THE CLASS A CERTIFICATES AND CLASS B CERTIFICATES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP OR, IF ONE DOES DEVELOP, THAT IT WILL CONTINUE UNTIL THE CLASS A CERTIFICATES AND CLASS B CERTIFICATES ARE PAID IN FULL.
                            ------------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

     THE UNDERWRITERS AND SRFG HAVE AGREED THAT THE CLOSING OF THE SALE OF THE
OFFERED CERTIFICATES TO THE UNDERWRITERS WILL OCCUR        BUSINESS DAYS AFTER
THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AT SUCH LATER DATE AS THEY MAY MUTUALLY AGREE.
                            ------------------------

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CLASS A CERTIFICATES AND CLASS B CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CLASS A CERTIFICATES AND CLASS B CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                PAGE
                                                ----
Summary of Series Terms.....................     S-4
Risk Factors................................    S-13
Maturity Considerations.....................    S-13
  General...................................    S-13
  Effect of Payment Rates and Other
    Factors.................................    S-15
  Floating Principal Allocation.............    S-15
  Rapid Amortization Events.................    S-15
  Effect of Paired Series...................    S-16
Sears Credit Business.......................    S-16
  General...................................    S-16
  Credit Granting Procedures................    S-17
  Collection Efforts........................    S-18
  Bankruptcy Reaffirmation Litigation.......    S-19
Composition and Historical Performance of
  the Sears Portfolio.......................    S-20
  Composition of the Sears Portfolio........    S-20
The Accounts................................    S-23
  General...................................    S-23
  Billing and Payments......................    S-23
  Effects of the Selection Process..........    S-24
Description of the Offered Certificates.....    S-24
  General...................................    S-25
  Interest Payments.........................    S-25

                                                PAGE
                                                ----
  Principal Payments........................    S-26
  Subordination.............................    S-28
  Investor Accounts.........................    S-28
  Class Percentages and Seller Percentage...    S-29
  Allocation of Additional Funds............    S-29
  Series Yield Factor.......................    S-30
  Allocations and Reallocations of
    Collections.............................    S-30
  Application of Collections................    S-31
  Payments..................................    S-40
  Reimbursement of Charged-Off Amounts;
    Investor Losses.........................    S-41
  Subordinate Series........................    S-42
  Sale of Class C Certificates..............    S-42
  Issuance of Additional Investor
    Certificates............................    S-42
  Paired Series.............................    S-43
  Rapid Amortization Events.................    S-43
  Final Payment of Principal; Termination of
    Series..................................    S-44
Servicing Compensation......................    S-45
Underwriting................................    S-46
Glossary of Terms...........................    S-48
Annex A-Other Series........................    S-62

                                   PROSPECTUS

                                                PAGE
                                                ----
Reports to Investor Certificateholders......      2
Incorporation of Certain Documents by
  Reference.................................      2
Prospectus Summary..........................      3
Risk Factors................................      7
The Seller..................................     14
The Servicer................................     14
The Credit Card Bank........................     14
Certain Legal Matters Relating to the
  Receivables...............................     14
  Transfer of Receivables...................     14
  Security Interests in Receivables.........     15
  Insolvency Related Matters................     16
  Consumer Protection Laws and Debtor Relief
    Laws Applicable to the Receivables......     17
  Claims and Defenses of Credit Customers
    Against the Trust.......................     18
The Trust...................................     18
  Formation of the Trust....................     18
  Collections Account and Group Collections
    Accounts................................     19
  Adjustments to Receivables................     20
  Addition of Accounts......................     20
  Removal of Accounts.......................     21
  Repurchase of Trust Portfolio.............     22
  Repurchase of Specified Receivables.......     23
  Termination of the Trust..................     23
Description of the Investor Certificates....     23
  General...................................     24
  Interest Payments.........................     24
  Principal Payments........................     24
  Class Percentages and Seller Percentage...     25
  Investor Losses...........................     25
  Reallocations and Subordination of
    Collections.............................     25
  Aggregate and Net Payments................     26
  Additional Funds..........................     26
  Investment of Funds in Investor
    Accounts................................     27
  Final Payment of Principal; Termination of
    Series..................................     27
  Description of Credit Enhancement.........     28
  Establishing and Issuing New Series.......     28

                                                PAGE
                                                ----
  Reallocation of Series Among Groups.......     29
  List of Investor Certificateholders.......     29
  Meetings..................................     29
  Book-Entry Registration...................     29
  Definitive Certificates...................     32
  Exchange of Investor Certificates for
    Seller Interest.........................     33
  Sale of Seller Interest...................     33
  Amendments................................     34
The Trustee.................................     34
  Indemnification of Trust and Trustee......     35
Certain Matters Regarding the Servicer......     35
  Servicing Compensation and Payment of
    Expenses................................     35
  Resignation or Merger of Servicer;
    Delegation of Duties....................     35
  Servicer Termination Events...............     36
  Reports to Investor Certificateholders....     37
  Evidence as to Compliance.................     37
Use of Proceeds.............................     38
Certain Federal Income Tax Consequences.....     38
  General...................................     38
  Tax Treatment of the Investor Certificates
    as Indebtedness.........................     39
  United States Holders.....................     39
  United States Alien Holders...............     41
  Backup Withholding and Information
    Reporting...............................     42
  Possible Characterization of the Investor
    Certificates............................     43
Certain State Tax Consequences..............     44
  General...................................     45
  Arizona, Delaware, Georgia, Illinois, Ohio
    and Texas...............................     45
ERISA Considerations........................     45
Plan of Distribution........................     47
Legal Matters...............................     48
Available Information.......................     49
Definitions.................................     50
Annex I--Global Clearance, Settlement and
  Tax Documentation Procedures..............     60

                            SUMMARY OF SERIES TERMS

     The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Glossary of Terms in this Prospectus Supplement and the Definitions in the Prospectus for the definitions of certain capitalized terms. Certain capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus.

TRUST.........................   Sears Credit Account Master Trust II (the
                                   "Trust").

OFFERED CERTIFICATES..........   $500,000,000    % Class A Master Trust
                                   Certificates, Series 1998-1 (the "Class A
                                   Certificates") and $35,300,000    % Class B
                                   Master Trust Certificates, Series 1998-1 (the "Class B Certificates," and together with the Class A Certificates, the "Offered Certificates").

SELLER RETAINED
CERTIFICATES..................   $52,950,000 Class C Master Trust Certificates,
                                   Series 1998-1 (the "Class C Certificates," and together with the Offered Certificates, the "Investor Certificates").

INTEREST ON OFFERED
CERTIFICATES..................   Class A Certificates:      % per annum
                                   calculated on the basis of twelve 30-day months and a 360-day year.

                                 Class B Certificates:      % per annum
                                   calculated on the basis of twelve 30-day months and a 360-day year.

INTEREST PAYMENT DATES........   The 15th day of each month (or, if any such day
                                   is not a Business Day, the next succeeding
                                   Business Day), commencing on the July 1998
                                   Distribution Date.

CLASS A CONTROLLED
AMORTIZATION AMOUNT...........   For each Distribution Date with respect to the
                                   Controlled Amortization Period, commencing on the September 2000 Distribution Date (each, a "Principal Payment Date"), the Class A Controlled Amortization Amount is expected to be $41,666,666.67.

CLASS B CONTROLLED
AMORTIZATION AMOUNT...........   On each of the September 2001 Distribution Date
                                   and the October 2001 Distribution Date, the
                                   Class B Controlled Amortization Amount is expected to be $17,650,000.

CLASS A EXPECTED FINAL PAYMENT
  DATE........................   The August 2001 Distribution Date.

CLASS B EXPECTED FINAL PAYMENT
  DATE........................   The October 2001 Distribution Date.

RECEIVABLES...................   SRFG conveyed to the Trust all Receivables
                                   existing in the Accounts as of the Cut-Off
                                   Date and also conveyed to the Trust the
                                   Receivables existing in certain Additional
                                   Accounts as of the first day of the Due
                                   Periods ended in October 1994, July 1995,
                                   November 1995, December 1995, April 1996,
                                   November 1996 and August 1997. SRFG has
                                   conveyed and will convey to the Trust all Receivables arising under the Accounts (including the Additional Accounts) from time to time thereafter until the termination of the Trust. In addition, SRFG has removed certain receivables from the Trust arising in Accounts including bankruptcy reaffirmation agreements effective as of the last day of the Due Period ended in June 1997. The Receivables consist of amounts charged by customers for goods and services by or through Sears or its affiliates and the related finance charges or other fees and additional charges, such as fees for returned checks, if any. The Accounts from which the Receivables were conveyed constitute a portion of the Sears Portfolio, and were selected based on criteria provided in the Pooling and Servicing Agreement. SRFG may from time to time convey, and under certain circumstances shall be required to convey, Receivables arising under certain additional accounts, which shall be selected in a manner that is not materially adverse to the Investor Certificateholders. See "Certain Legal Matters Relating to the Receivables" and "The Trust --Addition of Accounts" in the Prospectus and "The Accounts" herein. The aggregate amount of Receivables in the Accounts as of the last day of the Due Period ending in April 1998 was $9,411,923,607.46, consisting of $9,249,451,522.84 of Principal
                                   Receivables and $162,472,084.62 of Finance
                                   Charge Receivables.

RECOVERIES....................   SRFG has designated as "Additional Funds" and
                                   agreed to transfer to the Trust certain
                                   recoveries received by it with respect to receivables that were previously charged off as uncollectible. See "Description of the Investor Certificates--Additional Funds" in the Prospectus.

THE INVESTOR CERTIFICATES;
CLASS INVESTED AMOUNTS AND
  CLASS INVESTOR INTERESTS....   Each of the Investor Certificates represents a
                                   fractional undivided interest in the Trust.
                                   The Series Investor Interest will represent the Class Investor Interests for the Class A Certificates, the Class B Certificates and the Class C Certificates. See "Description of the Offered Certificates--General."

                                 The "Class A Invested Amount" and "Class A
                                   Investor Interest" as of any Distribution
                                   Date will equal the Class A Initial Investor
                                   Interest minus the sum of (i) the aggregate amount of Class A Certificate Principal previously paid to Class A Certificateholders and (ii) the Class A Investor Loss, if any. The "Class B Invested Amount" and the "Class B Investor Interest" as of any Distribution Date will equal the Class B Initial Investor Interest minus the sum of (i) the aggregate amount of Class B Certificate Principal previously paid to Class B Certificateholders and (ii) the Class B Investor Loss, if any. The "Class C Invested Amount" and the "Class C Investor Interest" as of any Distribution Date will equal the Class C Initial Investor Interest minus the sum of (i) the aggregate amount of Class C Certificate Principal previously paid to Class C Certificateholders and (ii) the Class C Investor Loss, if any. The "Class A Initial Investor Interest" will equal

                                   $500,000,000, the "Class B Initial Investor
                                   Interest" will equal $35,300,000 and the "Class C Initial Investor Interest" will equal $52,950,000.

                                 The Investor Interest for each Class will
                                   represent the right to receive (but only to the extent needed to make required payments under the Pooling and Servicing Agreement and the Series Supplement and subject to any reallocation of such amounts as described herein) varying percentages of Finance Charge Collections, Additional Funds and Principal Collections and will be allocated a varying percentage of the Charged-Off Amount with respect to each Due Period. Finance Charge Collections, Principal Collections and the Charged-Off Amount will be allocated to the Class A Certificates and the Class B Certificates based on their respective Class Percentages. Such Class Percentages will vary depending on whether the Series is in the Revolving Period, Controlled Amortization Period or Rapid Amortization Period, and, with respect to Principal Collections, whether a Fixed Principal Allocation Event or a Fixed Principal Allocation Adjustment has occurred. See "Description of the Investor Certificates--Class Percentages and Seller Percentage" in the Prospectus and "Description of the Offered
                                   Certificates--Class Percentages and Seller
                                   Percentage" herein. Additional Funds will be allocated to each Series (including the Series offered hereby) on a pro rata basis based on the Series Investor Interest. See "Description of the Offered
                                   Certificates--Allocation of Additional
                                   Funds."

                                 The residual interest in the Trust not
                                   represented by the Investor Certificates or the investor certificates of any other series that are outstanding at any given time (such interest, the "Seller Interest"), is represented by the Seller Certificate. The Seller Certificate represents an undivided interest in the Principal Receivables, including the right to a varying percentage (the "Seller Percentage") of all Collections on the Receivables in the Trust. See "Description of the Offered
                                   Certificates--General."

SERVICING COMPENSATION........   The Investor Servicing Fee Percentage for the
                                   Investor Certificates will be 2.00% per
                                   annum. The Investor Servicing Fee will be paid as described under "Description of the Offered Certificates--Payments--Payments of
                                   Interest and Series Monthly Servicing Fees" and "Servicing Compensation" herein. See also "Certain Matters Regarding the Servicer--Servicing Compensation and Payment of Expenses" in the Prospectus.

REVOLVING PERIOD AND
CONTROLLED AMORTIZATION
  PERIOD......................   The revolving period with respect to the
                                   Investor Certificates (the "Revolving
                                   Period") begins on the first day of the Due
                                   Period ending in June 1998 and ends on the earlier to occur of (a) the close of business on the Business Day preceding the day on which the controlled amortization period with respect to the Investor Certificates (the "Controlled Amortization Period") is scheduled to commence and (b) the Rapid Amortization Commencement Date. During the Revolving Period, Principal Collections otherwise allocable to the Class A Investor Interest and the Class B Investor Interest (and Principal Collections allocated to the Class C Investor Interest that are used to pay any Class A Cumulative Investor Charged-Off Amount and any Class B Cumulative Investor Charged-Off Amount) will, subject to certain limitations, be made available for reallocation to or for the benefit of investor certificateholders of other series in Group One, if so specified in the supplements for such other series, or paid to SRFG, except as otherwise provided herein. The payment of principal to the Class A Certificateholders during the Controlled Amortization Period is scheduled to commence on the September 2000 Distribution Date. The Controlled Amortization Period will end on the earliest of (a) the payment in full of the Series Invested Amount, (b) the Rapid Amortization Commencement Date, if any, and
                                   (c) the Series Termination Date.

                                 Principal will be payable to the Class A
                                   Certificateholders starting on the first
                                   Distribution Date related to the Controlled
                                   Amortization Period and continuing on each Distribution Date until the Class A Invested Amount is paid in full, or, upon the occurrence of a Rapid Amortization Event as described herein, on each Special Payment Date with respect to the Rapid Amortization Period until the Class A Invested Amount is paid in full. No principal will be payable to the Class B Certificateholders until the Distribution Date on which the Class A Invested Amount is paid in full or, if the Class A Invested Amount is paid in full on the Class A Expected Final Payment Date, and the Rapid Amortization Period has not commenced, the Distribution Date following the Class A Expected Final Payment Date. Principal is expected to be paid to the Class A Certificateholders in 12 equal monthly payments and to the Class B
                                   Certificateholders in two equal monthly
                                   payments. Certain payments of principal with respect to the Class C Certificates may be made during the Controlled Amortization Period prior to payment in full of the Class A Invested Amount, such that the Class C Investor Interest will decline proportionately to the decline in the Class A Investor Interest, and may be made, under certain limited circumstances, during the Revolving Period, in each case to the extent of the Class C Permitted Controlled Amortization Amount, but the remaining amount of principal payments with respect to the Class C Certificates will not be made to the Class C Certificateholders until the final payment of principal has been made with respect to the Class B Certificates. See "Description of the Offered
                                   Certificates--Rapid Amortization Events" herein for a discussion of the events that might lead to the termination of the Revolving Period prior to the commencement of the Controlled Amortization Period. In addition, see "Description of the Offered Certificates--Principal Payments" herein and "Description of the Investor
                                   Certificates--Reallocations and Subordination of Collections" in the Prospectus.

SUBORDINATION; ADDITIONAL
AMOUNTS AVAILABLE TO CLASS A
  AND CLASS B
  CERTIFICATEHOLDERS..........   The Class B Certificates and the Class C
                                   Certificates will be subordinated to the extent available to fund payments with respect to the Class A Certificates as described herein. In addition, the Class C Certificates will be subordinated to the extent available to fund certain payments with respect to the Class B Certificates as described herein.

                                 The Class C Investor Interest is subject to
                                   reduction, with respect to any Distribution
                                   Date, to the extent that (a) Class C
                                   Principal Collections (other than Series
                                   Yield Collections, if any) are reallocated with respect to any Class A Modified Required Amount Shortfall, Class A Cumulative Investor Charged-Off Amount, Class B Modified Required Amount Shortfall or Class B Cumulative Investor Charged-Off Amount as of such Distribution Date and (b) after giving effect to prior allocations and deposits with respect to a Distribution Date, the Class A Cumulative Investor Charged-Off Amount and the Class B Cumulative Investor Charged-Off Amount are greater than zero. The Class B Investor Interest is subject to reduction, with respect to any Distribution Date, to the extent that (a) Class B Principal Collections (other than Series Yield Collections, if any) are reallocated with respect to any Class A Modified Required Amount Shortfall and Class A Cumulative Investor Charged-Off Amount as of such Distribution Date and (b) after giving effect to all prior allocations and deposits with respect to a Distribution Date, the Class A Cumulative Investor Charged-Off Amount is greater than zero. The Class C Investor Interest is also subject to reduction on each Distribution Date during the Revolving Period and the Controlled Amortization Period prior to the payment in full of the Class A Invested Amount and the Class B Invested Amount, to the extent of the payment to the Class C Certificateholders of the Class C Permitted Controlled Amortization Amount. See "Description of the Offered Certificates--General," "--Allocations and
                                   Reallocations of Collections" and
                                   "--Application of Collections."

REALLOCATION OF SERIES EXCESS
  SERVICING...................   Series Excess Servicing on each Distribution
                                   Date will be available to cover shortfalls in amounts payable from Finance Charge Collections and series additional allocable amounts in other series in Group One. Amounts deposited into the Group One Finance Charge Collections Reallocation Account will be available to cover shortfalls in amounts payable from Finance Charge Collections and Series Additional Allocable Amounts with respect to this Series, previously issued series in Group One, and to the extent that additional series are issued in Group One, such other series, pro rata. Amounts not required to make payments with respect to other series generally will be paid to SRFG. See "Description of the Offered
                                   Certificates--Application of Collections" herein and "Description of the Investor Certificates--Reallocations and Subordination of Collections" in the Prospectus.

REALLOCATION OF PRINCIPAL
  COLLECTIONS.................   Principal Collections and certain other amounts
                                   otherwise allocable to the Class A Investor
                                   Interest and the Class B Investor Interest, to the extent such collections are not needed to make payments to or deposits for the benefit of this Series, will be applied to cover principal payments due to or for the benefit of the investor certificateholders of other series in Group One. Principal collections and certain other amounts otherwise allocable to previously issued series in Group One and, to the extent that additional series in Group One are issued while this Series is still outstanding and if so provided in the series supplement with respect to such series, principal collections and certain other amounts otherwise allocable to such other series, to the extent such collections are not needed to make payments to or deposits for the benefit of the certificateholders of such other series, may be allocated pro rata and applied to cover shortfalls in principal payments due to or for the benefit of the Investor Certificateholders and the holders of investor certificates of other series in Group One. See "Maturity Considerations," "Description of the Offered
                                   Certificates--Allocations and Reallocations of Collections" and "--Application of Collections."

OPTIONAL REPURCHASE...........   On or after the earlier of the commencement of
                                   the Rapid Amortization Period and the Class B Expected Final Payment Date, the Investor Certificates will be subject to optional repurchase by SRFG on any Distribution Date after the sum of the Class A Investor Interest and the Class B Investor Interest minus the Supplemental Cash allocable to the Class A Investor Interest and the Class B Investor Interest is less than or equal to $53,530,000 (10% of the sum of the Class A Initial Investor Interest and the Class B Initial Investor Interest). The purchase price will equal the sum of the Class A Invested Amount, the Class B Invested Amount and accrued and unpaid interest on the Class A Certificates and the Class B Certificates. See "Description of the Offered Certificates--Final Payment of Principal; Termination of Series" herein and "Description of the Investor
                                   Certificates--Final Payment of Principal;
                                   Termination of Series" in the Prospectus.

REQUIRED PRINCIPAL BALANCE;
  ADDITION OF ACCOUNTS........   The Pooling and Servicing Agreement provides
                                   that SRFG will be required to add Receivables in Additional Accounts to the Trust if the amount of Principal Receivables in the Trust is not maintained at a minimum level equal to the sum of the Series Minimum Principal Receivables Balance for each series outstanding as of the date of determination. See "The Trust--Addition of Accounts" in the Prospectus.

SERIES TERMINATION DATE.......   The day following the August 2005 Distribution
                                   Date. See "Description of the Offered
                                   Certificates--Final Payment of Principal;
                                   Termination of Series."

ISSUANCE OF ADDITIONAL
INVESTOR CERTIFICATES.........   After the completion of the offering made
                                   hereby, SRFG may cause the Trustee to issue additional Investor Certificates of this Series ("Additional Investor Certificates") from time to time, provided that certain conditions included in the Series Supplement are met. Whenever Additional Investor Certificates are issued, a pro rata principal amount of each Class of Investor Certificates will be issued. When issued, the Additional Investor Certificates of a Class will be identical in all respects to the other outstanding Investor Certificates of that Class. See "Risk Factors--Issuance of Additional Series and Additional Investor Certificates; Maturity Considerations" in the Prospectus and "Description of the Offered Certificates--Issuance of Additional Investor Certificates" herein.

ADDITIONAL SERIES.............   As of the date hereof, the Trust has issued
                                   twelve other series that are currently
                                   outstanding, the terms of which are
                                   summarized in Annex A hereto. SRFG expects
                                   (although there can be no assurance) that the Trust will issue additional series during the time this Series is still outstanding. See "Risk Factors--Issuance of Additional Series and Additional Investor Certificates; Maturity Considerations" and "Description of the Investor Certificates --Establishing and Issuing New Series" in the Prospectus and "Maturity Considerations" herein.

PARTICIPATION WITH OTHER
SERIES........................   The Investor Certificates will be the
                                   thirteenth outstanding series included in the "Group One" group of series. Additional series in Group One or in other Groups may be issued by the Trust from time to time in the future. The Investor Certificates will be eligible to receive reallocated Collections from any other series in Group One issued by the Trust that provides for such reallocations. SRFG may from time to time, subject to certain conditions, move this Series, and any other series, from one Group to another Group. See "Description of the Investor Certificates--Reallocation of Series Among Groups" in the Prospectus.

SUBORDINATION OF SERIES.......   The Investor Certificates will not be
                                   subordinated in right of payment to any other series that has been issued or may be issued by the Trust.

ERISA CONSIDERATIONS..........   Under the regulations issued by the Department
                                   of Labor, the Trust's assets would not be deemed "plan assets" of any employee benefit plan holding interests in the Class A Certificates if certain conditions are met, such that the Class A Certificates would constitute "publicly-offered securities," including that interests in the Class A Certificates be held by at least 100 persons independent of the Seller and each other upon completion of the public offering being made hereby. The Class A Underwriters expect, although no assurance can be given, that interests in the Class A Certificates will be held by at least 100 such persons, and it is anticipated that the other conditions of the "publicly-offered security" exception contained in the regulations will be met. The Class B Underwriter does not expect that the Class B Certificates will be held by 100 or more independent persons. If the Trust's assets were deemed to be "plan assets" of such a plan, there is uncertainty as to whether existing exemptions from the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), would apply to all transactions involving the Trust's assets. Accordingly, employee benefit plans contemplating purchasing interests in Investor Certificates should consult their counsel before making a purchase. See "ERISA Considerations" in the Prospectus for additional information concerning this and other ERISA issues.

TAX STATUS....................   Sears and SRFG will receive an opinion of
                                   counsel that, although the matter is not free from doubt, the Class A Certificates and the Class B Certificates will be treated as indebtedness for federal income tax purposes. Holders of beneficial interests in the Class A Certificates and the Class B Certificates will be required to include interest (including original issue discount, if any) paid or accrued on the Class A Certificates or the Class B Certificates in gross income, and principal payments made on a Class A Certificate or Class B Certificate should, to the extent of the holder's allocable basis in such Class A Certificate or Class B Certificate, be treated as a return of capital. Payments on the Class A Certificates and the Class B Certificates held by foreign persons will generally be exempt from United States federal income tax and withholding, subject to compliance with applicable certification requirements. See "Certain Federal Income Tax Consequences" and "Certain State Tax Consequences" in the Prospectus for information concerning the application of tax laws.

REGISTRATION OF OFFERED
  CERTIFICATES; CLEARANCE AND
  SETTLEMENT..................   The Offered Certificates initially will be
                                   represented by certificates registered in the name of Cede & Co., as the nominee of DTC. No purchaser of a Class A Certificate or Class B Certificate will be entitled to receive a definitive certificate, except under certain limited circumstances. Class A Certificateholders and Class B Certificateholders may elect to hold their Certificates through any of DTC (in the United States) or Cedel or Euroclear (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other hand, will be effected in DTC through the relevant Depositaries of Cedel or Euroclear. See "Description of the Investor
                                   Certificates--Book-Entry Registration" and
                                   "--Definitive Certificates" in the
                                   Prospectus.

CLASS A CERTIFICATE RATING....   It is a condition to the issuance of the Class
                                   A Certificates that they be rated in the highest rating category by at least two nationally recognized rating agencies. The rating of the Class A Certificates is based primarily on the value of the Receivables and the subordination of the Class B Certificates and the Class C Certificates. See "Risk Factors--Rating of the Investor Certificates" in the Prospectus.

CLASS B CERTIFICATE RATING....   It is a condition to the issuance of the Class
                                   B Certificates that they be rated in one of the three highest rating categories by at least two nationally recognized rating agencies. The rating of the Class B Certificates is based primarily on the value of the Receivables and the subordination of the Class C Certificates as described herein. See "Risk Factors--Rating of the Investor Certificates" in the Prospectus.

                                  RISK FACTORS

LIMITED SUBORDINATION

     The Class B Certificates will be subordinated in right of payment to the Class A Certificates. Payment of Certificate Interest with respect to the Investor Certificates will be made on each Distribution Date from Series Finance Charge Collections, Series Additional Allocable Amounts and certain other amounts, first to the Class A Certificateholders, then to the Class B Certificateholders and then, if applicable, to the Class C Certificateholders. See "Description of the Offered Certificates--Application of Collections." Payments of principal with respect to the Class B Certificates will not commence until after the final payment of principal with respect to the Class A Certificates has been made and the Class A Invested Amount has been reduced to zero. In addition, the Class B Invested Amount is subject to reduction on any Distribution Date if there is any outstanding Class B Cumulative Investor Charged-Off Amount as of the end of such day, after giving effect to the subordination of the Class C Certificates and amounts available from the Group One Finance Charge Collections Reallocation Account. If the Class B Invested Amount suffers such a reduction, Finance Charge Collections allocable to the Class B Investor Interest in future Due Periods will be reduced. Moreover, to the extent the amount of such reduction in the Series Invested Amount is not subsequently reinstated, the amount of principal ultimately received by the Class B Certificateholders will be reduced. See "Description of the Offered Certificates--Subordination."

     Although credit enhancement with respect to the Offered Certificates will be provided by the subordination of the Class C Invested Amount and credit enhancement with respect to the Class A Certificates will be provided by the subordination of the Class C Invested Amount and the Class B Invested Amount, the amount of such credit enhancement is limited to the Invested Amount with respect to each such Class. If the Class C Invested Amount is reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust and the Class B Invested Amount may be reduced. If the Class B Invested Amount and the Class C Invested Amount are reduced to zero, Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust and the Class A Invested Amount may be reduced. See "Description of the Offered Certificates--Subordination."

                            MATURITY CONSIDERATIONS

GENERAL

     The Pooling and Servicing Agreement and the Series Supplement provide that the Class A Certificateholders will not receive any payment of principal until the September 2000 Distribution Date, which is the Distribution Date related to the Due Period in which the Controlled Amortization Period commences, or earlier upon the occurrence of a Rapid Amortization Event. Class A Certificateholders will receive payments of principal on each Distribution Date following the Due Period in which a Rapid Amortization Event occurs (each such Distribution Date, a "Special Payment Date") until the Class A Invested Amount has been paid in full or the Series Termination Date has occurred. The Class B Certificateholders will not begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.

     On each Distribution Date related to the Controlled Amortization Period, amounts equal to the lesser of (a) amounts deposited into the Series Principal Collections Account and (b) the Class A Controlled Amortization Amount will be paid to Class A Certificateholders until the Class A Invested Amount is paid in full. To the extent that there is any Class A Controlled Amortization Amount Shortfall on any Distribution Date, amounts available from the Group One Principal Collections Reallocation Account, if any, will be paid to Class A Certificateholders in an amount not to exceed such Class A Controlled Amortization Amount Shortfall. After the Class A Invested Amount has been paid in full, amounts equal to the lesser of (a) amounts deposited into the Series Principal

Collections Account and (b) the Class B Controlled Amortization Amount will be paid to Class B Certificateholders on each Distribution Date related to the Controlled Amortization Period, until the earlier of the Series Termination Date or until the Class B Invested Amount is paid in full. To the extent that there is any Class B Controlled Amortization Amount Shortfall on any Distribution Date, amounts available from the Group One Principal Collections Reallocation Account, if any, will be paid to Class B Certificateholders in an amount not to exceed such Class B Controlled Amortization Amount Shortfall. The Trust, as a master trust, has previously issued twelve series that are currently outstanding, and may issue additional series from time to time; there can be no assurance that the terms of any such series might not have an effect on the timing or amount of payments received by the Class A Certificateholders and the Class B Certificateholders. See "Risk Factors--Issuance of Additional Series and Additional Investor Certificates; Maturity Considerations" in the Prospectus.

     Although it is anticipated that principal payments will be made to Class A Certificateholders and Class B Certificateholders in an amount equal to the applicable Class Controlled Amortization Amount on each Distribution Date beginning on the September 2000 Distribution Date and ending on the October 2001 Distribution Date, no assurance can be given in that regard. SRFG expects that there will be sufficient funds on each Distribution Date during the Controlled Amortization Period to pay the applicable Class Controlled Amortization Amount based on the following assumptions (the "Payment Rate Assumptions"): (a) monthly payment rates for the Accounts are not less than 5.75% (which rate is below the lowest monthly payment rate for the Sears Portfolio shown in the table in "Composition and Historical Performance of the Sears Portfolio"), (b) the amount of outstanding Principal Receivables in the Trust at all times is at least equal to the Series Minimum Principal Receivables Balance, (c) gross charge-offs as a percentage of balances and yield for the Accounts remain constant at the levels indicated for the Sears Portfolio in the related tables for fiscal 1997 in "Composition and Historical Performance of the Sears Portfolio," (d) no Rapid Amortization Event with respect to this Series occurs during the Controlled Amortization Period, (e) a rapid amortization event does not occur with respect to any series currently outstanding (which rapid amortization event would occur under the same circumstances with respect to such series as the Rapid Amortization Events described in "Description of the Offered Certificates-- Rapid Amortization Events" would occur with respect to this Series) and (f) excess principal collections with respect to the other series currently outstanding (other than principal collections allocable to a class of investor certificates retained by SRFG) are allocated to this Series during the Controlled Amortization Period in accordance with the provisions of the Series Supplement. Generally, in order for the Payment Rate Assumption set forth in (f) above to be correct under circumstances where a series is issued in addition to this Series and the other series currently outstanding, either (i) the revolving period with respect to such additional series must be scheduled to continue until at least the last day of the Due Period ending in July 2001 or (ii) during the scheduled amortization period or accumulation period with respect to such additional series, principal collections allocated to such additional series with respect to any Distribution Date (without reallocation from any currently issued series) must be sufficient to fund any required distribution or deposit of principal with respect to such series for such Distribution Date. However, pursuant to the Series Supplement, SRFG will not, at any time prior to the August 2001 Distribution Date, issue another series in Group One unless (a) the revolving period with respect to such series is scheduled to continue until at least the last day of the Due Period ending in July 2001 or (b) SRFG shall have delivered to the Trustee an officer's certificate, dated the date of issuance of such series, to the effect that SRFG reasonably believes that the issuance of such series will not cause the final principal payment with respect to the Class B Certificates to be made later than the October 2001 Distribution Date. SRFG cannot predict, and no assurance can be given, as to the monthly payment rates which will actually occur in any future period, as to whether any of the above assumptions will prove to have been correct or as to whether principal payments to Class A Certificateholders and Class B Certificateholders will be made in amounts equal to the applicable Class Controlled Amortization Amounts in accordance with the planned schedule of payments.

EFFECT OF PAYMENT RATES AND OTHER FACTORS

     The ability of the Class A Certificateholders and the Class B Certificateholders to receive payments of principal by the applicable Expected Final Payment Date depends on the payment rates on the Receivables, the amount of Receivables in the Trust, the delinquencies, charge-offs and new charges on the Accounts, the potential issuance by the Trust of additional series and the applicable Class Percentage for the allocation of Principal Collections to such Investor Certificates. Monthly payment rates on the Receivables may vary because, among other things, credit account customers may fail to make a required minimum payment, may make payments as low as the minimum required amount or may make payments as high as their entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of credit account customers. See the "Summary Payment Rate Information" table under "Composition and Historical Performance of the Sears Portfolio." Sears and SRFG cannot predict, and no assurance can be given, as to the credit account customers' monthly payment rates that actually will occur in any future period, as to the actual rate of payment of principal of the Class A Certificates and Class B Certificates or whether the terms of any subsequently issued series might have an impact on the amount or timing of any such payment of principal. See "The Accounts--Billing and Payments" herein and "Risk Factors --Issuance of Additional Series and Additional Investor Certificates; Maturity Considerations" and "Description of the Investor Certificates--Establishing and Issuing New Series" in the Prospectus.

     In addition, the amount of outstanding Receivables and the delinquencies, charge-offs and new charges on the Accounts may vary from month to month due to seasonal variations, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual accountholders. There can be no assurance that the Principal Collections with respect to the Receivables, and thus the rate at which Class A Certificateholders and Class B Certificateholders could expect to receive payments of principal on their respective Certificates during the Controlled Amortization Period or the Rapid Amortization Period, will be similar to the historical experience set forth in the "Summary Payment Rate Information" table under "Composition and Historical Performance of the Sears Portfolio."

FLOATING PRINCIPAL ALLOCATION

     Reallocations of Collections among series may permit a reduction in the Class A Percentage and Class B Percentage with respect to Principal Collections to the extent that Principal Collections allocable to other series outstanding in Group One are being reallocated for the benefit of this Series during the Controlled Amortization Period. If a Rapid Amortization Event were to occur with respect to any such other series during the Controlled Amortization Period, the amount of Principal Collections allocable to the Class A Certificates or the Class B Certificates may not be sufficient to make scheduled payments of principal with respect thereto, if the applicable Class Percentage with respect to Principal Collections has been reduced in reliance on the reallocation of principal collections initially allocable to such other series, and, therefore, the payment of principal to the Class A Certificates or the Class B Certificates may be reduced or delayed.

RAPID AMORTIZATION EVENTS

     Should a Rapid Amortization Event occur with respect to the Investor Certificates causing the Rapid Amortization Period to commence, first the Class A Certificateholders and then, after the Class A Invested Amount has been paid in full, the Class B Certificateholders, shall be entitled to receive as principal payments on each Special Payment Date thereafter, the Series Principal Collections minus the Principal Collections allocable to the Class C Certificates. In addition, any amount on deposit in the Excess Funding Account (General), to the extent of the Offered Certificates' allocable share after giving effect to withdrawals therefrom with respect to any other series in a rapid amortization period, will be released and deposited into the Series Principal Collections Account for distribution first to the Class A Certificateholders and second to the Class B Certificateholders. The Class A Certificateholders and the Class B Certificateholders will also be entitled to receive this Series' allocable portion of all amounts deposited into the Group One Principal Collections Reallocation Account on each Distribution Date with respect to such Rapid Amortization Period, as described herein, until the Class A Invested Amount and Class B Invested Amount are each paid in full or until the Series Termination Date, whichever occurs first. Following the occurrence of a Rapid Amortization Event, the average life and maturity of the Class A Certificates and Class B Certificates, respectively, could be significantly reduced and the Class A Certificateholders and the Class B Certificateholders may receive payments of principal earlier or later than the scheduled payments thereof. See "Description of the Offered Certificates--Rapid Amortization Events."

EFFECT OF PAIRED SERIES

     SRFG, at or after the commencement of the Controlled Amortization Period, may cause the Trust to issue another series as a Paired Series with respect to this Series to be used to finance the increase in the Seller Interest caused by the payment of principal to the Class A Certificateholders and the Class B Certificateholders. Because the terms of the Investor Certificates will vary from the terms of such other series, the Rapid Amortization Events with respect to such other series may vary from the Rapid Amortization Events with respect to this Series and may include Rapid Amortization Events that are unrelated to the status of SRFG, the Servicer or the Receivables, such as Rapid Amortization Events related to the continued availability and rating of certain providers of credit enhancement to such other series. If a Rapid Amortization Event were to occur with respect to any such Paired Series prior to the payment in full of the Class A Certificates and Class B Certificates, the numerator of the Class Percentages applicable to the allocation of Principal Collections for this Series may be reduced and the payment of principal to the Class A Certificateholders and Class B Certificateholders may be reduced or delayed. See "Description of the Offered Certificates--Paired Series."

                             SEARS CREDIT BUSINESS

GENERAL

     The Receivables that SRFG has conveyed and will convey to the Trust pursuant to the Pooling and Servicing Agreement have been and will be generated from transactions made by customers under open-end revolving credit plans of the Bank and Sears: Sears Card (the traditional charge card), generally issued by the Bank, accounting for approximately 90% of the receivables in the Sears Portfolio as of the end of the billing cycles ended in December 1997, SearsCharge PLUS, also generally issued by the Bank, accounting for approximately 7% of the Sears Portfolio, and SearsCharge Modernizing Credit Plan ("MCP") and SearsCharge Home Improvement Plan ("HIP") accounts, together accounting for approximately 3% of the Sears Portfolio. The four types of revolving credit plans may be used to purchase goods and services sold and made available through Sears retail selling units and its affiliates, licensees or concessionaires. The Sears Card may be used to purchase any such goods and services, generally in an amount up to the particular customer's credit limit. In most states, the SearsCharge PLUS account may only be used to purchase certain merchandise exceeding $400 in price on a new account and $100 as an add-on to an existing balance. MCP and HIP, not available in every state, may only be used to purchase various goods and services relating to home improvements. The four types of accounts differ in the minimum monthly payment required and the finance charges imposed on outstanding balances, as explained more fully below. HIP, which replaced MCP, was not available until April 1, 1988.

     All of the accounts of the Bank and Sears are serviced at nine regional credit card operations centers ("RCCOCs") and one national account authorization center ("NAAC") in ten states, at four Credit Processing Centers, at Sears headquarters in Hoffman Estates, Illinois and at the Bank's headquarters in Tempe, Arizona. RCCOCs and the NAAC execute strategies and policies, evaluate credit applications, maintain direct contact with credit account customers and make the decisions regarding the disposition of delinquent accounts. Credit Processing Centers process collections of receivables and send out monthly statements to credit account customers reflecting changes in each customer's account balance. Servicing personnel at the Bank also perform certain functions, including judgmental decisions relating to Accounts. The Bank and Sears have also entered into agreements pursuant to which Sears continues as the primary servicer of Accounts that have been transferred to or originated by the Bank. Approximately 10,250 individuals are employed full-time or part-time by the Sears Credit Department and the Bank.

CREDIT GRANTING PROCEDURES

     Each credit account customer is subject to an agreement with the Bank or Sears, as applicable, governing the terms and conditions of the account (the "Credit Agreement"). Because there are significant differences in the regulation of retail charge accounts from state to state, the terms of the Credit Agreement for accounts issued by Sears are not identical nationally. The Bank, Sears and, when applicable, their affiliates reserve the right to change credit terms, including the rate of the finance charge, upon notice. In addition, the Bank, Sears and, when applicable, their affiliates take a purchase money security interest in all goods purchased through the credit accounts to the extent permitted by law.

     The accounts under the Bank's and Sears revolving credit plans were principally generated through: (i) oral invitation by Sears personnel serving customers in Sears stores; (ii) applications made available to prospective customers at selling outlets and at the offices of affiliates; (iii) solicitations by direct mail and by telephone; (iv) catalog sales; (v) advertising on television and in magazines; and (vi) direct response marketing. Although the performance of groups of accounts generated by different methods may differ due to different purchasing and repayment behavior, neither the Bank nor Sears has reason to believe that the different methods of generating accounts affects the creditworthiness or would cause the performance characteristics of the Accounts to differ in any material respect from those of the Sears Portfolio.

     The credit underwriting process utilizes statistical scoring models to enhance the ability to evaluate applicant creditworthiness and minimize the exposure to high credit risk individuals. The Bank and Sears also use scoring models to evaluate existing accounts, modify credit limits and approve purchases in excess of formal credit limits. The Bank and Sears track and audit model performance to assure that they are recommending credit decisions that the Bank or Sears, as applicable, believes are appropriate.

     A credit bureau report, including a risk score prepared by the credit bureau, is secured from an independent credit reporting agency for all applications. The applicable model provides a decision based on all available predictive information and, in the event of an approval, a recommended line of credit (which is periodically updated through the use of scoring models or upon the customer's request). An analyst may review the decisions to verify that all the information relevant to the scoring process is known, and that there has been a direct investigation, if needed. The analyst may review the risk score provided by the credit bureau and also determine if extenuating circumstances are present. If in the judgment of the analyst there are extenuating circumstances, the recommendation of the scoring model may be revised.

     The Bank and Sears also underwrite pre-approved accounts. The Bank and Sears obtain lists of applicants for pre-approved accounts from credit bureaus or other list sources. The credit bureaus qualify the lists irrespective of source based on credit criteria specified by the Bank or Sears, as applicable, that equal or exceed those of the Sears Portfolio.

     In the year ended January 3, 1998, an average of approximately 311,000 new accounts were approved monthly. There were approximately 27 million accounts in the Sears Portfolio (excluding accounts from Puerto Rico, which are not included in the Accounts) that had been active during the billing cycles that ended in December 1997. The number of active accounts tend to be higher in the fourth quarter of the year.

COLLECTION EFFORTS

     Sears personnel who staff the RCCOCs make most of the efforts to collect past due receivables. In some instances, however, Sears retains collection agencies and attorneys. Under current practices, Sears requests payment of overdue amounts on all billing statements with past due balances. Collections personnel generally initiate telephone contact with credit account customers who have not paid their past due balances by the first billing date after they have been notified that their account is past due. Sears begins telephone contact for high risk/high balance accounts as early as ten days after they become past due. If the customer does not pay after the initial telephone contact, Sears or its agent continues to contact the customer by telephone and by mail. Sears may also arrange with credit account customers to extend or otherwise change payment schedules. Generally, Sears charges off the account automatically when the account's cumulative past due balance is at least eight times the scheduled minimum monthly payment (generally 1/42nd of the account balance). Sears may charge off accounts earlier if the customer initiates bankruptcy proceedings.

     The following discussion and analysis of Sears conversion to a new credit card receivables processing system contains forward-looking statements that involve risks and uncertainties. The actual timing and effects of this conversion could differ materially from those anticipated in the forward-looking statements as a result of certain factors including, but not limited to, operational and logistical developments with respect to the conversion and changes in social and economic factors and credit policies that affect delinquencies, charge-offs and customer payment behaviors. In addition, numerous other social and economic factors and credit policies may also affect delinquency and charge-off levels following the conversion.

     In May 1998, Sears entered into an agreement with Total System Services, Inc. ("TSYS") to provide certain processing services relating to the Sears Portfolio, including the Receivables. The new system will enable Sears and the Bank to enhance their customer relationships and to improve service support of Sears multiple business formats. Sears currently plans to convert to the new processing system in three phases, beginning with the first phase in late 1998 and ending with the last phase in the second quarter of 1999. The new processing system will also enable Sears to change its methodology for aging and charging off accounts. The new aging methodology will differ from that used currently by Sears in that it will determine delinquency levels based on the number of billing cycles that have commenced since the customer failed to make a required payment. Under Sears current credit system, an account is generally considered delinquent when the cumulative past due balance is three or more times the scheduled minimum monthly payment. As a result, accounts will generally be considered delinquent earlier and charged off sooner than is currently the case. These changes will reflect a reclassification of account status rather than a change in actual performance of the account.

     To assess the potential effect of the new aging methodology, Sears used historical account activity for a 10% random sample of accounts to simulate the differences between the current methodology and the new methodology. Under the simulations, delinquencies as a percentage of managed receivables at the conversion date were approximately 275 to 300 basis points higher than under the current system. After a transition period of approximately eight months, the change in delinquency levels decreased to approximately 200 basis points above the levels reported under the current methodology. Based on the simulations, Sears believes that delinquency trends over the past three years would have been consistent under either methodology.

     The simulations also modeled the gross charge-offs that would have been reported under the new methodology based upon the actual transaction activity of the 10% sample of accounts. Under the simulations, using historical account activity, the percentage of account balances charged off as uncollectible increased in the range of 75 to 100 basis points during the eight-month period after the conversion date. The increase then declined over the next four months. An increase in gross charge-off levels in the range of 15 to 25 basis points remained after this twelve-month period. The actual effect of the new aging methodology on charge-offs cannot be predicted with precision, and may be offset in part by benefits of earlier collection efforts due to an earlier recognition of delinquencies and improved authorization and line management strategies.

     Over time, Sears and the Bank may change the credit evaluation, servicing and charge-off policies and collection practices that they apply to the Accounts in accordance with their business judgment and applicable law. In addition, the debtor class action settlement described below relating to Sears credit bankruptcy reaffirmation procedures, in which debtors reaffirm balances that would otherwise be discharged in bankruptcy, requires Sears to review its reaffirmation procedures. Sears may change certain of these policies as a result of this review. See "-- Bankruptcy Reaffirmation Litigation" below. Under the Pooling and Servicing Agreement, SRFG retains all recoveries on Charged-Off Accounts; however, SRFG has agreed to add to the Trust certain recoveries it receives on receivables owned by it in accounts that Sears has charged off as uncollectible. See "Description of the Investor Certificates -- Additional Funds" in the Prospectus.

BANKRUPTCY REAFFIRMATION LITIGATION

     During the second quarter of 1997, Sears entered into a settlement of the consolidated debtor class action lawsuits and signed consent decrees with Attorneys General in all fifty states and with the Federal Trade Commission, all relating to allegations that Sears had violated the Bankruptcy Code and consumer protection laws in various states through activities related to certain debt reaffirmation agreements entered into with bankrupt Sears credit card holders. A federal criminal and civil investigation is ongoing with respect to these matters.

     Pursuant to the settlements, Sears is required to pay the class action debtors the amounts collected through reaffirmation agreements that were not filed with bankruptcy courts, including finance charges, plus interest. In addition, Sears agreed to undergo a review of its credit bankruptcy reaffirmation procedures and to write off outstanding balances relating to unfiled debt reaffirmation agreements. Refunds or other payments under the settlement will not be paid from Trust assets, and amounts written off by Sears as uncollectible will not be allocated to Investor Certificateholders as Charged-Off Amounts.

     Effective as of June 30, 1997, SRFG caused $113 million in Principal Receivables to be removed from the Trust, reducing the Seller Interest by a corresponding amount. The Receivables so removed included all identified Receivables in the Trust that related to Accounts with debt reaffirmation agreements. If any additional Accounts with unfiled debt reaffirmation agreements are identified, SRFG expects that it will cause Receivables relating to these Accounts to be removed from the Trust. If Additional Accounts are designated with respect to the Trust, they may also include Accounts with unfiled debt reaffirmation agreements that have not been identified as such at the Addition Date. Following identification of any such additional Accounts, SRFG expects that it will cause Receivables relating to such Accounts to be removed from the Trust as well. SRFG does not expect such Receivables or any such removals to be material to the Trust or to the interests of Investor Certificateholders.

         COMPOSITION AND HISTORICAL PERFORMANCE OF THE SEARS PORTFOLIO

     All of the information describing the composition and historical performance of the open-end charge plan accounts set forth below reflects the composition and historical performance of the Sears Portfolio, and not that of the Accounts.

COMPOSITION OF THE SEARS PORTFOLIO

                    COMPOSITION OF ACCOUNTS BY CREDIT LIMIT

     The credit accounts in the Sears Portfolio have the following distributions of credit limits(1):

                                                 PERCENTAGE OF SEARS
                                                   PORTFOLIO AS OF
                                                 BILLING CYCLES ENDED
                CREDIT LIMIT                       IN DECEMBER 1997
                ------------                     --------------------
$    0 - $   99(2)...........................            16.4%
   100 -    499..............................             1.8%
   500 -    999..............................             5.4%
 1,000 -  1,499..............................             7.3%
 1,500 -  1,999..............................             6.6%
 2,000 -  2,999..............................            15.7%
 3,000 -  3,999..............................            17.8%
 4,000 and over..............................            29.0%
                                                        ------
                                                        100.0%
                                                        ======

------------------
(1) Information based on accounts with balances at any time in the twenty-four months ended with the billing cycles ended in December 1997. Excludes accounts from Puerto Rico, which were not included in the Accounts.

(2) The Bank or Sears may impose zero credit limits (i) due to delinquency, (ii) upon customer request, (iii) temporarily in the case of lost or stolen credit cards or (iv) under certain circumstances in which the obligor's credit may be in question. Specific approval is required for purchases on an account with a zero credit limit. In general, specific approval is automatic for accounts with past due balances less than or equal to three times the scheduled minimum monthly payment and automatically denied for accounts with past due balances greater than or equal to four times the scheduled minimum monthly payment.

                                 LARGEST STATES

     The Sears Portfolio has not been concentrated geographically. As of the billing cycles ended in December 1997, the five states with the largest receivables balances and number of accounts were as follows(1):

            SEARS PORTFOLIO                 CALIFORNIA      FLORIDA      NEW YORK      PENNSYLVANIA      TEXAS
            ---------------                 ----------      -------      --------      ------------      -----
% of active accounts....................      10.3%          6.9%          6.5%            6.0%          6.8%
% of balances...........................      10.4%          7.5%          6.0%            5.4%          8.3%

------------------
(1) Excludes accounts from Puerto Rico, which were not included in the Accounts.

     No other state accounted for more than 5% of the number of active accounts in the Sears Portfolio or 5% of the balances as of the billing cycles ended in December 1997.

                                   SEASONING

     More than 54% of the accounts in the Sears Portfolio were at least five years old as of the billing cycles ended in December 1997. The distribution of the age of accounts in the Sears Portfolio is as follows(1):

                                                   PERCENTAGE OF
                                                 SEARS PORTFOLIO AS
                                                     OF BILLING
                                                    CYCLES ENDED
AGE OF ACCOUNTS                                   IN DECEMBER 1997
---------------                                  ------------------
Up to 1 year...................................          7.8%
1-2 years......................................         12.5%
2-3 years......................................         11.7%
3-4 years......................................          6.9%
4-5 years......................................          6.6%
5-10 years.....................................         16.6%
10 years and older.............................         37.9%
                                                       ------
                                                       100.0%
                                                       ======

------------------
(1) Information based on accounts with balances at any time in the twenty-four months ended with the billing cycles ended in December 1997. Excludes accounts from Puerto Rico, which were not included in the Accounts.

                           SUMMARY YIELD INFORMATION

     The annualized aggregate monthly yield for the Sears Portfolio is summarized as follows(1):

                                                TWELVE MONTHS
                                                    ENDED
                                                APRIL 30, 1998     1997      1996      1995
                                                --------------    ------    ------    ------
Aggregate Monthly Yield.......................      20.78%        20.27%    18.67%    17.67%

---------------
(1) The average aggregate monthly yield for the three-month period ended April 30, 1998 was 20.72%. Aggregate monthly yield is the average of monthly yields annualized for each period shown. Monthly yield is calculated by dividing (x) monthly finance charges and late fees minus the estimated amount of finance charges and late fees billed to accounts that were charged-off as uncollectible in such month ("Uncollected Finance Charges") by (y) the balance outstanding as of the beginning of the month. Excludes accounts from Puerto Rico, which were not included in the Accounts. Late fees are not accounted for as finance charges and are not included as "Finance Charge Receivables" in the Trust.

                 SUMMARY CHARGE-OFF AND DELINQUENCY INFORMATION

     Charge-off and delinquency information with regard to the Sears Portfolio is summarized as follows:

                                                   TWELVE MONTHS
                                                       ENDED
                                                   APRIL 30, 1998    1997     1996     1995
                                                   --------------    -----    -----    -----
Gross Charge-Offs as a % of balances(1)..........      8.58%         7.61%    5.12%    3.88%
Recoveries as a % of balances(1)(2)..............      1.14%         1.06%    0.79%    0.72%
Delinquencies as a % of balances(3)..............      6.84%         6.38%    5.00%    3.87%

---------------
(1) The average gross charge-offs as a percentage of balances for the three-month period ended April 30, 1998 was 9.19%. All rates shown are unweighted averages of annualized monthly rates for the indicated periods. The monthly rate is calculated by dividing the amount of charge-offs of principal receivables or recoveries for each month by the balance outstanding as of the beginning of the month and does not reflect Uncollected Finance Charges. Excludes accounts from Puerto Rico, which were not included in the Accounts. For a discussion of Sears change to a new aging methodology in connection with the conversion of its receivables processing system to the TSYS account processing system, which will have an effect on gross charge-off levels, see "-- Collection Efforts."
(2) Although the Receivables in Charged-Off Accounts are automatically retransferred to SRFG at the time they are charged off as uncollectible, SRFG has agreed to add to the Trust as Additional Funds a portion of the Recovered Amounts it receives on Seller Charged-Off Accounts. See "Description of the Investor Certificates--Additional Funds" in the Prospectus.
(3) The average delinquencies as a percentage of balances for the three-month period ended April 30, 1998 was 7.02%. In general, Sears and the Bank consider an account delinquent when its cumulative past due balance is three or more times the scheduled minimum monthly payment. Delinquencies as of the end of each month are divided by balances at the beginning of each such month. Excludes accounts from Puerto Rico, which were not included in the Accounts. For a discussion of Sears change to a new aging methodology in connection with the conversion of its receivables processing system to the TSYS account processing system, which will have an effect on reported delinquency levels, see "-- Collection Efforts."

                     SUMMARY DELINQUENCY AGING INFORMATION

     The aging of delinquent receivables with respect to the Sears Portfolio is summarized as follows(1):

                                                      TWELVE MONTHS
                                                          ENDED
                                                      APRIL 30, 1998      1997       1996       1995
                                                      --------------      -----      -----      -----
Delinquencies as a % of balances(2)
  60-89 days past due.............................        2.04%           1.96%      1.66%      1.34%
  90-119 days past due............................        1.53%           1.45%      1.16%      0.89%
  120 days or more past due.......................        3.27%           2.97%      2.18%      1.64%
                                                          -----           -----      -----      -----
     Total Delinquencies..........................        6.84%           6.38%      5.00%      3.87%
                                                          =====           =====      =====      =====

------------------
(1) In general, an account is considered delinquent when its cumulative past due balance is three or more times the scheduled minimum monthly payment. Delinquencies as of the end of each month are divided by balances at the beginning of each such month. Excludes accounts from Puerto Rico, which were not included in the Accounts. For a discussion of Sears change to a new aging methodology in connection with the conversion of its receivables processing system to the TSYS account processing system, which will have an effect on reported delinquency levels, see "-- Collection Efforts."
(2) Represents the percentage of account balances for which the cumulative past due amount is three, four, and five or more times, respectively, the scheduled minimum monthly payment.

                        SUMMARY PAYMENT RATE INFORMATION

     The rate of payments in the Sears Portfolio is summarized below as follows(1):

                                                      TWELVE MONTHS
                                                          ENDED
                  PAYMENT RATES                       APRIL 30, 1998      1997       1996       1995
                  -------------                       --------------      -----      -----      -----
Average Monthly Rate..............................        6.23%           6.14%      6.29%      6.50%
Highest Monthly Rate..............................        6.89%           6.64%      6.83%      7.11%
Lowest Monthly Rate...............................        5.81%           5.81%      5.86%      6.14%

------------------
(1) Payment rate is the cash received during each group of billing cycles divided by the balance outstanding as of the beginning of those cycles. Excludes accounts from Puerto Rico, which were not included in the Accounts. "Cash received" was previously reduced by late fee assessments; that reduction has been eliminated.

                                  THE ACCOUNTS

GENERAL

     The Accounts (including certain Additional Accounts that were added to the Trust) were selected in a manner intended to include Sears Card, SearsCharge PLUS, MCP and HIP accounts existing as of the last day of the billing cycles ended in September 1989, November 1989, June 1990, January 1991, February 1991, March 1991, May 1991, October 1991, November 1991, December 1992, February 1993, February 1994, February 1995 and June 1995 (collectively, the "Account Selection Date"). See "--Effects of the Selection Process." The four types of open-end credit plan accounts are grouped into billing cycles for purposes of administrative convenience, without regard to the historical or expected performance of the accounts. Each billing cycle has a separate monthly billing date at which time the activity in the related accounts during the period of approximately 30 days ending on such billing date is processed and billed to account customers. The Accounts and the Additional Accounts include accounts in billing cycles ending at the close of business on separate days in each month, and SRFG transferred to the Trust all Receivables existing in each Account as of the end of the billing cycle for the Due Period ended in July 1994 and in each Additional Account as of the first day of the Due Periods ended in October 1994, July 1995, November 1995, December 1995, April 1996, November 1996 or August 1997. Additionally, all monthly calculations with respect to each Account are computed based on the activity during the applicable billing cycle ending in the month for that Account. Thus, on the July 1998 Distribution Date, for example, monthly collections would be based on the June 1998 Due Period and would reflect activity for billing cycles commencing at the opening of business on various days in May 1998 (e.g., the 11th, 17th and 26th) and ending at the close of business on various days in June 1998 (e.g., the 10th, 16th and 25th, respectively) with respect to the Accounts in each of such billing cycles. The amount of Principal Receivables and Finance Charge Receivables billed to the Accounts as of the last day of the Due Period ending in April 1998 equalled $9,249,451,522.84 and $162,472,084.62, respectively. Pursuant to the Pooling and Servicing Agreement, SRFG has the right, and, in some circumstances the obligation, to designate additional accounts to be included as Accounts, or to add Participation Interests to the Trust, subject to certain conditions. See "The Trust --Addition of Accounts" and "--Removal of Accounts" in the Prospectus.

BILLING AND PAYMENTS

     The four types of open-end revolving credit plans have various billing and payment structures, including varying minimum payment levels and finance charges. The following is information on the most common current billing and payment characteristics of the open-end credit plan accounts, although there are some states where practices vary in accordance with local law.

     Commencing with billing cycles beginning in March 1995, the Bank and Sears changed the methodology specified in the Sears Card plan on which the minimum monthly payment is based. The general effect is a reduction in the required monthly payments. The payment rate on the Sears Portfolio and the Accounts has declined as a result of this change.

     Monthly billing statements are sent to customers with outstanding charges or credits in excess of one dollar. Each month, except in certain circumstances involving prepayment, low balances or special promotions (described below), a Sears Card customer generally must make a minimum payment equal to the sum of:
(a) 1/42 (formerly 1/36) of the amount outstanding on such account as of the end of the previous billing cycle for such account plus (b) any amount that is past due. On Accounts with balances not exceeding $840, the minimum payment will vary between $10 and $20 according to a schedule in the Credit Agreement (or the entire balance if less than $10).

     With respect to Sears Card accounts, a finance charge is assessed on the accounts each month there is an unpaid balance from a prior month. The finance charge is calculated by multiplying the daily balances of the account for each day of the billing period by the applicable daily periodic finance charge rate, according to type of account. The equivalent annual rate of periodic finance charge on Sears Card and SearsCharge PLUS accounts is 21% (other than accounts in Arkansas). The daily balances owing on an account during the billing period are calculated by adding to the beginning balance on the account each day the amount of any new purchases, unpaid finance charges, late payment charges, returned payment charges and insurance charges, if any, and subtracting any payments and credits to the account on that day. Finance charges are not assessed on purchases if the entire account balance shown on the billing statement is paid in full by the customer's next billing date. In addition, the Bank may hold special credit promotions, in conjunction with Sears, which allow customers to defer payments (in some circumstances without incurring finance charges) for limited periods of time. The Accounts may include Principal Receivables originated during such promotions.

EFFECTS OF THE SELECTION PROCESS

     The accounts have been organized into one of seven regions in Sears computer systems (designated as Atlanta, Boston, Chicago, Columbus, Dallas, Los Angeles and Philadelphia). Accounts were selected to be included as part of the Trust as of the last day of the billing cycles in September 1989, November 1989, June 1990, January 1991, February 1991, March 1991, May 1991, October 1991, November 1991, December 1992, February 1993, February 1994, February 1995 and June 1995. Because the Accounts were not selected on any basis indicative of creditworthiness (except that charged-off accounts were not designated), were in part selected from previously segregated pools of more seasoned accounts and were in part selected from accounts not previously segregated into pools, the Accounts may contain a higher or lower percentage of newly solicited or unseasoned accounts than the Sears Portfolio. New accounts are not generally charged off until they are at least seven months old. Thereafter, charge-offs may increase for a period of time and then decline to a relatively stable level as the accounts become more seasoned. See "Sears Credit Business--Credit Granting Procedures." The Receivables will include delinquent Receivables and may include obligations of credit account customers who are or are about to become bankrupt or insolvent.

     Sears has no reason to believe that the Accounts are not distributed geographically in the same proportions as the accounts in the Sears Portfolio, except that accounts from Puerto Rico are not included in the Accounts, but there can be no assurance that Accounts from all fifty states and the District of Columbia are represented. Receivables from accounts from Puerto Rico represented 1.3%, 1.3% and 1.2% of the receivable balances in the Sears Portfolio as of December 30, 1995, December 28, 1996 and January 3, 1998.

     Sears has no reason to believe that the performance characteristics of the Accounts will not be representative of the Sears Portfolio in all material respects. However, based on historical experience, fixed pools of accounts (such as the Accounts) in general experience somewhat higher yields and charge-offs and more volatile performance characteristics (particularly in the first few months following the selection of such fixed pools of accounts) than the Sears Portfolio; additionally, monthly variations may tend to be greater than annual changes.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

     The Class A Certificates and the Class B Certificates will be issued pursuant to the Pooling and Servicing Agreement and the Series Supplement. The following summary of the Offered Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Pooling and Servicing Agreement and the Series Supplement. On written request to the Trustee at its principal corporate trust office, the Trustee will provide to any Investor Certificateholder without charge a copy of the Pooling and Servicing Agreement (without schedules) and the Series Supplement (without exhibits).

GENERAL

     SRFG, through the Trust, has issued twelve prior series that are currently outstanding. See Annex A hereto. SRFG expects to issue additional series from the Trust from time to time, pursuant to the Pooling and Servicing Agreement (which is common to all series) and a series supplement specific to the particular series issued. The Series Supplement for the Investor Certificates consists of two parts, a Series Term Sheet and an Annex. The Series Term Sheet sets forth the basic terms pertaining to this Series. The Annex contains provisions detailing, among other matters, the allocations of Collections and payments to Investor Certificateholders. The Annex is designed to be used for a variety of different types of series, and, accordingly, contains some provisions that are not applicable to this Series. The Series Term Sheet, in conjunction with the Annex, sets forth all of the specific terms of this Series.

     The Class A Certificates and the Class B Certificates will represent fractional undivided interests in the Trust, including the right to a percentage of all Collections on the Receivables and a percentage of Additional Funds. See "--Class Percentages and Seller Percentage" and "--Allocation of Additional Funds." Each Offered Certificate represents the right to receive monthly payments of interest at the applicable Certificate Rate on the Class Invested Amount and monthly payments of principal during the Controlled Amortization Period and the Rapid Amortization Period, if any. See "--Interest Payments" and "--Principal Payments." The rights of the Class B Certificateholders to receive payments are subordinated to the rights of the Class A Certificateholders to the extent described herein. The rights of the Class C Certificateholders to receive payments are subordinated to the rights of the Class A Certificateholders and the Class B Certificateholders to the extent described herein. No Principal Collections will be paid to the Class B Certificateholders until the Class A Invested Amount is reduced to zero. Except for payments of the Class C Permitted Controlled Amortization Amount as payments are made with respect to the Class A Controlled Amortization Amount on each Distribution Date during the Controlled Amortization Period, no Principal Collections will be paid to the Class C Certificateholders until the Class A Invested Amount and the Class B Invested Amount have each been reduced to zero. See "--Subordination" and "--Application of Collections."

     SRFG holds a residual interest in the Trust (the "Seller Interest"), which is represented by the Seller Certificate. The Seller Interest represents the interest in the Principal Receivables not represented by the Investor Certificates or the investor certificates of any other series that are outstanding at any given time. The Seller Certificate is entitled to a varying percentage (the "Seller Percentage") of all Collections on the Receivables in the Trust. See "--Class Percentages and Seller Percentage."

     Generally, the Class Investor Interest for each Class will equal the Class Initial Investor Interest with respect to such Class less the sum of the amount of Certificate Principal previously paid with respect to the Investor Certificateholders of the Class and the amount of Investor Losses for the Class. During the Revolving Period, the amount of the Class Investor Interest for each Class will remain constant except in certain limited circumstances. During the Controlled Amortization Period and the Rapid Amortization Period, if any, the Class A Investor Interest will decline as Principal Collections are distributed monthly to the Class A Certificateholders. The Class C Investor Interest will decline proportionately to the decline in the Class A Investor Interest, prior to the occurrence of the Class C Fixing Deadline, as payments are made on each Distribution Date to SRFG as holder of the Class C Certificates, up to the Class C Permitted Controlled Amortization Amount. After the final principal payment is made to the Class A Certificateholders, Principal Collections will be paid to the Class B Certificateholders and the Class B Investor Interest will decline accordingly. See "--Principal Payments."

INTEREST PAYMENTS

     Interest on the Class A Certificates and the Class B Certificates will accrue from the Series Closing Date on the Class A Invested Amount and the Class B Invested Amount, respectively, at the

Class A Certificate Rate and Class B Certificate Rate, respectively. So long as SRFG is the holder of the Class C Certificates, interest will not accrue on the Class C Certificates. Interest will be distributed on the 15th day of each month (or, if any such day is not a Business Day, the next succeeding Business Day), commencing on the July 1998 Distribution Date, to Certificateholders in whose names the Class A Certificates and Class B Certificates were registered on the related Record Date. Interest for any Interest Payment Date will accrue for a period (the "Interest Accrual Period") from and including the preceding Interest Payment Date to but excluding such Interest Payment Date (or in the case of the first Interest Payment Date, from and including the Series Closing Date to but excluding the 15th day of the calendar month in which the first Interest Payment Date occurs).

     Interest on the Offered Certificates will be calculated on the basis of a 360-day year of twelve 30-day months (except that with respect to the accrual of interest for the first Interest Accrual Period, interest shall be calculated on the basis of the number of days elapsed from and including the Series Closing Date to but excluding the 15th day of the calendar month in which the first Interest Payment Date occurs, assuming a 360-day year comprised of twelve 30-day months).

     The amount of interest to be paid to Certificateholders of each Class of Offered Certificates on each Distribution Date generally will be calculated by multiplying the Class Invested Amount for the Class by a fraction the numerator of which is the Certificate Rate for the Class and the denominator of which is twelve.

     The amount of Certificate Interest for each Distribution Date will be funded from the Series Finance Charge Collections received during the related Due Period, Series Investment Income, Series Yield Collections, if any, and Series Additional Investor Funds, if any, for that Distribution Date.

     Certificate Interest on any Distribution Date also may be funded from Finance Charge Collections and certain additional amounts allocated to the investor certificates of other series included in Group One, pursuant to the terms of the series supplements with respect to those series. Funds from Series 1994-1, Series 1995-1, Series 1995-2, Series 1995-3, Series 1995-4, Series
1995-5, Series 1996-1, Series 1996-2, Series 1996-3, Series 1996-4, Series
1996-5, Series 1997-1 and any other series issued in the future in Group One may, under certain limited circumstances, be available to be reallocated for the benefit of the Investor Certificates. Although SRFG, through the Trust, anticipates issuing other series in addition to this Series, it is under no obligation to do so, and there can be no assurance that any such additional series, if issued, will provide for the reallocation of Finance Charge Collections or other amounts for the benefit of the Investor Certificates. There also can be no assurance that any funds from any other outstanding series will actually be available to be reallocated for the benefit of the Investor Certificates. See "--Application of Collections" herein and "Description of the Investor Certificates--Reallocations and Subordination of Collections" in the Prospectus.

PRINCIPAL PAYMENTS

     During the Revolving Period (which begins on the first day of the Due Period ending in June 1998 and ends on the day before the commencement of the Controlled Amortization Period or, if earlier, the Rapid Amortization Period), no principal payments will be made to Investor Certificateholders, except in limited circumstances. During the Controlled Amortization Period, principal will be payable to the Class A Certificateholders starting on the first Distribution Date related to the Controlled Amortization Period and continuing on each Distribution Date until the Class A Invested Amount is paid in full, or, upon the occurrence of a Rapid Amortization Event as described herein, on each Special Payment Date with respect to the Rapid Amortization Period until the Class A Invested Amount is paid in full. No principal will be payable to the Class B Certificateholders until the Distribution Date on which the Class A Invested Amount is paid in full or, if the Class A Invested Amount is paid in full on the Class A Expected Final Payment Date, and the Rapid Amortization Period has not commenced, the Distribution Date following the Class A Expected Final Payment Date. After the Class B Invested Amount has been paid in full, principal will be payable to the

Class C Certificateholders until the Class C Invested Amount has been paid in full. During any Rapid Amortization Period, which will begin upon the occurrence of a Rapid Amortization Event, and until the Series Termination Date occurs, principal will be paid monthly on each Special Payment Date first to the Class A Certificateholders until the Class A Invested Amount has been paid in full, then to the Class B Certificateholders until the Class B Invested Amount has been paid in full. No principal payments will be made in respect of the Class C Invested Amount during any Rapid Amortization Period until the final principal payment has been made to the Class A Certificateholders and the Class B Certificateholders.

     On each Distribution Date during the Revolving Period, Principal Collections allocable to the Investor Certificates, less Series Yield Collections, if any, will, subject to certain limitations, including the reallocation, to the extent necessary, of any Class C Principal Collections and Class B Principal Collections with respect to the related Due Period to pay any Class A Modified Required Amount Shortfall or any Class A Cumulative Investor Charged-Off Amount and the reallocation, to the extent necessary, of Class C Principal Collections to pay any Class B Modified Required Amount Shortfall or any Class B Cumulative Investor Charged-Off Amount, be made available, under certain circumstances, first to fund certificate principal with respect to other series in Group One which are then outstanding and eligible for such reallocation and, thereafter, generally will be paid to the holder of the Seller Certificate to the extent that the Seller Interest exceeds the Minimum Seller Interest. See "--Allocations and Reallocations of Collections."

     During the Controlled Amortization Period, Principal Collections allocated to the applicable Class of the Offered Certificates, less any Series Yield Collections allocable thereto, will be paid to the applicable Class in an amount equal to the applicable Class Controlled Amortization Amount. Such payment of Principal Collections (which may include additional amounts to adjust for shortfalls in payments with respect to Certificate Principal in previous months) will be funded from (i) all Class A Principal Collections and all Class B Principal Collections (less any reallocated Class B Principal Collections and less Class A Yield Collections and Class B Yield Collections, if any) received during the related Due Period, (ii) all amounts allocated on the Distribution Date to reimburse the Investor Certificateholders for the Class Cumulative Investor Charged-Off Amount for each Class and (iii) amounts, if any, on deposit in the Excess Funding Account (General) allocable to the Offered Certificates, in each case as described herein. If, on any such Distribution Date, the amount described in the preceding sentence exceeds the Class Controlled Amortization Amount, the excess will be made available, under certain circumstances, to fund certificate principal with respect to other series in Group One then outstanding that are eligible for such reallocation. Any remaining Series Principal Collections generally will be paid to the holder of the Seller Certificate, to the extent that the Seller Interest exceeds the Minimum Seller Interest. If, however, on any Distribution Date the amount described in the second preceding sentence is less than the Class Controlled Amortization Amount, part or all of the deficiency may be funded from Principal Collections reallocated for the benefit of the Investor Certificates pursuant to the terms of other series supplements for other series included in Group One, although there can be no assurance that any funds will actually be available to be reallocated for the benefit of the Investor Certificates. See "--Application of Collections" and "Maturity Considerations--General."

     During the Rapid Amortization Period, if any, Principal Collections allocated to the Class A Investor Interest and the Class B Investor Interest less Series Yield Collections allocable thereto, if any, all amounts paid in respect of the Class Cumulative Investor Charged-Off Amount for each Class and the amount, if any, on deposit in the Excess Funding Account (General) allocable to the Offered Certificates for the related Due Period will be paid to the Class A Certificateholders until the Class A Invested Amount is reduced to zero, then to the Class B Certificateholders until the Class B Invested Amount is reduced to zero (unless the Series Termination Date occurs first). No Principal Collections will be paid to the Class B Certificateholders until the Class A Invested Amount is reduced to zero.

SUBORDINATION

     The Class B Investor Interest and the Class C Investor Interest will be subordinated to fund certain payments with respect to the Class A Certificates. In addition, the Class C Investor Interest will be subordinated to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to the Class A Certificateholders and the Class B Investor Interest may be reduced. Similarly, certain principal payments allocable to the Class C Certificateholders may be reallocated to the Class A Certificateholders and the Class B Certificateholders and the Class C Investor Interest may be reduced. To the extent the Class B Investor Interest is reduced, the percentage of Finance Charge Collections allocated to the Class B Certificateholders in subsequent Due Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced. See "--Class Percentages and Seller Percentage" and "--Allocations and Reallocations of Collections." Principal payments will not be made to Class B Certificateholders until the final principal payment has been paid in respect of the Class A Certificates. Certain payments of principal with respect to the Class C Certificates will be made to the extent of the Class C Permitted Controlled Amortization Amount, in certain limited circumstances, during the Revolving Period and during the Controlled Amortization Period as payments of the Class A Controlled Amortization Amount on each Distribution Date are made to the Class A Certificateholders and before payments are made to the Class B Certificateholders, but the remaining amount of principal payments with respect to the Class C Certificates will not be made to the Class C Certificateholders until the final principal payment has been paid in respect of the Class B Certificates. Payment of Certificate Interest with respect to the Investor Certificates will be made on each Distribution Date from Series Finance Charge Collections and Series Additional Allocable Amounts, and certain other amounts, first to the Class A Certificateholders, then to the Class B Certificateholders and then, if applicable, to the Class C Certificateholders. See "--Application of Collections."

INVESTOR ACCOUNTS

     The Trustee has established, or will establish, and will maintain in the name of the Trust a "Series Collections Account," a "Series Principal Collections Account," a "Series Interest Funding Account," a "Series Distribution Account," a "Group One Collections Account," a "Group One Finance Charge Collections Reallocation Account" and a "Group One Principal Collections Reallocation Account" (collectively, and together with the Collections Account, each other Group Collections Account and any similar accounts established for any other series then outstanding, the "Investor Accounts"). Each such account will either be a segregated trust account established with a Qualified Trust Institution or a segregated deposit account at an Eligible Institution. The Servicer has the revocable power to instruct the Trustee to make withdrawals from any Investor Account for the purpose of carrying out its duties under the Pooling and Servicing Agreement and the Series Supplement. The Paying Agent will have the revocable power to withdraw funds from the Series Distribution Account and the Series Interest Funding Account for the purpose of making distributions to the Investor Certificateholders. On each Distribution Date during the Revolving Period, the Controlled Amortization Period and the Rapid Amortization Period, if any, interest on the Investor Certificates will be paid from the Series Interest Funding Account to the Class A Certificateholders and the Class B Certificateholders. On each Distribution Date after the commencement of the Controlled Amortization Period, and on each Special Payment Date of the Rapid Amortization Period, if any, Certificate Principal will be paid from the Series Distribution Account to the applicable Investor Certificateholders. The Paying Agent is currently the Trustee. A successor Paying Agent may be appointed after the Series Closing Date.

     Funds on deposit in the Investor Accounts for more than one Business Day will be invested in Permitted Investments pursuant to the Pooling and Servicing Agreement for the benefit of the investor certificateholders (including the Investor Certificateholders).

CLASS PERCENTAGES AND SELLER PERCENTAGE

     Pursuant to the Pooling and Servicing Agreement and all series supplements for all outstanding series (including the Series Supplement), the Servicer will allocate among the class investor interests for each class of each series then outstanding (including the Class A Investor Interest and the Class B Investor Interest), the Seller Interest, and any other interests in the Receivables, all Finance Charge Collections, all Principal Collections and the Charged-Off Amount. The Servicer will make each allocation by multiplying the amount of Finance Charge Collections, Principal Collections and the Charged-Off Amount by the applicable Class Percentage, Seller Percentage or other percentage.

     For convenience, this Prospectus Supplement refers to the Class Percentage for each Class with respect to Finance Charge Collections, Principal Collections and the Charged-Off Amount as if those percentages will not in each case vary. The Class Percentages, however, may vary in each case as detailed in the "Glossary of Terms." The method of calculating class percentages and other percentages with respect to each series of investor certificates will be set forth in the series supplement with respect to such series. The Class Percentage applicable to Finance Charge Collections may in certain circumstances be a fixed percentage. During the Controlled Amortization Period, prior to the occurrence of a Fixed Principal Allocation Event, the Class Percentage applicable to Principal Collections will be a floating percentage adjusted each month to reflect reductions in the applicable Class Investor Interest. The numerator of the Class Percentage applicable to Principal Collections will be fixed upon the occurrence of a Fixed Principal Allocation Event. Following the occurrence of a Fixed Principal Allocation Event, the Servicer may, at its option on or before any Determination Date prior to the occurrence of a Rapid Amortization Event, elect to cause a readjustment of the Class Percentage with respect to Principal Collections by taking into account principal collections available to this Series from any newly issued series in Group One. Such election will be set forth in the Monthly Servicer Certificate. Upon the subsequent occurrence of a Rapid Amortization Event, the Class Percentage applicable to Principal Collections will no longer be a floating percentage. The Seller Percentage, in all cases, will equal 100% minus the sum of the series percentages for each series then outstanding.

ALLOCATION OF ADDITIONAL FUNDS

     The Pooling and Servicing Agreement provides that the Servicer may, from time to time, elect to add Additional Funds to the Trust. On January 30, 1998, SRFG agreed to add to the Trust as Additional Funds a pro rata share of Recovered Amounts. Pursuant to the Assignment of Additional Funds, the Recovered Amounts added to the Trust as Additional Funds will be allocated to each Series (including the Series offered hereby) on each Distribution Date in an amount equal to the product of (x) a fraction, the numerator of which is the Series Investor Interest for such Series minus the Supplemental Cash allocable to such Series on the first day of the related Due Period and the denominator of which is the sum of the Series Investor Interests for all Series minus the Supplemental Cash allocable to all Series on the first day of the related Due Period and (y) the aggregate amount of Additional Funds transferred to the Trust on such Distribution Date. See "Description of the Investor
Certificates -- Additional Funds" in the Prospectus. The Additional Funds allocated to any Series shall be deposited into the Series Collections Account for such Series. Because these Additional Funds will be allocated to the Trust based on the total amount of Principal Receivables in the Trust (which is the sum of the Series Investor Interests and the Seller Interest) but will be allocated among Series based solely on the Series Investor Interests (without any allocation to the Seller Interest), the amount of Additional Funds allocated to this Series on any Distribution Date will be affected not only by the level of recoveries on charged-off accounts in the Sears Portfolio but also by the size of the Seller Interest. The Seller Interest changes as new Receivables are generated in the Accounts, Principal Receivables are paid, new series or additional investor certificates are issued, Additional Accounts are designated, Accounts are removed and principal is paid to investor certificateholders of any series.

SERIES YIELD FACTOR

     The Series Supplement provides that a certain portion of Series Principal Collections may be recharacterized as Series Yield Collections. "Series Yield Collections" will mean, for any day or any Distribution Date, as applicable, an amount equal to the product of the Series Yield Factor and the amount of Series Principal Collections for that day or the related Due Period, as applicable. The Series Yield Factor for this Series will initially be zero. The Series Supplement will provide that the Servicer may change the Series Yield Factor, subject to the following conditions: (i) the Series Yield Factor may not be reduced below zero; (ii) the Servicer shall have delivered to the Trustee a certificate to the effect that the Servicer reasonably believes that the change in the Series Yield Factor would not (a) result in any delay in the payment of principal to the investor certificateholders of any series then outstanding (including this Series), or (b) cause a rapid amortization event to occur with respect to any series then outstanding (including this Series); and (iii) the Rating Agencies shall have advised the Servicer and SRFG that the change in the Series Yield Factor would not cause a Ratings Event. The effect of recharacterizing a portion of Series Principal Collections as Series Yield Collections is to increase the amount of Series Finance Charge Collections and to lower the effective payment rate with respect to Series Principal Collections.

ALLOCATIONS AND REALLOCATIONS OF COLLECTIONS

     Reallocation of Collections Among Series in Group One. The series supplements relating to each series described in Annex A hereto provide, and the series supplements relating to other series which may be issued in Group One subsequent to the issuance of this Series may provide, that under certain circumstances, Collections originally allocated to any such series in Group One may be reallocated to other series in Group One. Provisions allowing for reallocations from this Series to other series, and from other series to this Series, have been included in the Series Supplement relating to the Investor Certificates. However, no such reallocations of Collections allocated to this Series will be made until amounts required to be paid to this Series are made, as described below. SRFG is under no obligation to issue any additional series and there can be no assurance that another series will be issued, or that any additional series, if issued, will be included in Group One or will provide for such reallocations or, even if any additional series provides for such reallocations, that any funds will be available to be reallocated. There also can be no assurance that any series (including this Series) will not be moved from its original Group to another Group. See "Description of the Investor Certificates--Reallocation of Series Among Groups" in the Prospectus.

     Reallocation of Series Finance Charge Collections. The reallocation provisions included in the Series Supplement and in the series supplement for each previously issued series in Group One provide for the possible reallocation of Finance Charge Collections and Series Additional Allocable Amounts among series in Group One that permit such reallocations. After Finance Charge Collections and Series Additional Allocable Amounts allocated to each series in Group One that provides for reallocations have been allocated to fund the class modified required amount and the class cumulative investor charged-off amount and certain other amounts for each class of that series, and if the related series supplement provides for the reallocation of Finance Charge Collections and Series Additional Allocable Amounts, any excess Finance Charge Collections and Series Additional Allocable Amounts for that series would be deposited into the Group One Finance Charge Collections Reallocation Account, and would be available, as described herein, to cover shortfalls with respect to Series Finance Charge Collections and Series Additional Allocable Amounts.

     Reallocation of Series Principal Collections. The Series Supplement and the series supplements for each series described in Annex A hereto also provide for the reallocation, subject to certain limitations, of Principal Collections among the series in Group One that permit such reallocations. On each Distribution Date, for each series that permits such reallocations that is in its revolving period, controlled accumulation period or controlled amortization period, as applicable, excess series principal collections with respect to such series would be deposited into the Group One Principal Collections Reallocation Account. The amount deposited into the Group One Principal

Collections Reallocation Account would be allocated to fund principal shortfalls for any series in Group One that is in its controlled accumulation period, controlled amortization period or rapid amortization period, as applicable, pro rata, according to the amount of such shortfall with respect to each such series. Any amounts remaining on deposit in the Group One Principal Collections Reallocation Account after such reallocations have been made will be paid to SRFG, in an amount up to the difference between the Seller Interest and the Minimum Seller Interest. Any amounts remaining on deposit in the Group One Principal Collections Reallocation Account after such payment to SRFG will be deposited into the Excess Funding Account (General). Under no circumstances, however, will Principal Collections originally allocated to the Investor Certificates on any Distribution Date be reallocated for the benefit of any other series, or paid to SRFG, unless, with respect to such Distribution Date, the Class Controlled Amortization Amount Shortfall or Class Rapid Amortization Amount Shortfall, as applicable, would be zero. See "--Application of Collections."

APPLICATION OF COLLECTIONS

     Deposits to Series Collections Account or Series Principal Collections Account. On or before each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will withdraw from the Group One Collections Account and deposit into the Series Collections Account an amount equal to (i) the sum of the Series Finance Charge Collections and the Series Principal Collections and (ii) the Series Excess Funding Amount (SRC), each for the related Due Period. On or before each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will also deposit the Series Additional Allocable Amounts, if any, which have not previously been deposited into the Series Collections Account.

     Allocation of Interest, Fees and Other Items During the Revolving
Period. On each Distribution Date during the Revolving Period, the Trustee, acting pursuant to the Servicer's instructions, will apply funds to be paid or deposited in the following order of priority, to the extent such amounts are available on such Distribution Date.

     (1) An amount equal to the lesser of (i) the Class A Modified Required Amount and (ii) the sum of any Series Finance Charge Collections and Series Additional Allocable Amounts will be withdrawn from the Series Collections Account and deposited in the Series Distribution Account.

     (2) An amount equal to the lesser of (i) the Class B Modified Required Amount and (ii) the sum of any remaining Series Finance Charge Collections and any remaining Series Additional Allocable Amounts will be withdrawn from the Series Collections Account and deposited into the Series Distribution Account.

     (3) An amount equal to the lesser of (i) the Class C Modified Required Amount, if any, and (ii) the sum of any remaining Series Finance Charge Collections and any remaining Series Additional Allocable Amounts will be withdrawn from the Series Collections Account and deposited into the Series Distribution Account.

     (4) An amount equal to the lesser of (i) the sum of the Series Monthly Servicing Fee and all accrued but unpaid Series Monthly Servicing Fees as of the prior Distribution Date and (ii) the sum of any remaining Series Finance Charge Collections and any remaining Series Additional Allocable Amounts will be withdrawn from the Series Collections Account and deposited into the Series Distribution Account.

     (5) An amount equal to the lesser of (i) the Class A Cumulative Investor Charged-Off Amount and (ii) the sum of any remaining Series Finance Charge Collections and any remaining Series Additional Allocable Amounts will be withdrawn from the Series Collections Account and deposited into the Group One Principal Collections Reallocation Account. The Class A Cumulative Investor Charged-Off Amount will be reduced by the amount of such deposit.

     (6) An amount equal to the lesser of (i) the Class B Cumulative Investor Charged-Off Amount and (ii) the sum of any remaining Series Finance Charge Collections and any remaining Series

Additional Allocable Amounts will be withdrawn from the Series Collections Account and deposited into the Group One Principal Collections Reallocation Account. The Class B Cumulative Investor Charged-Off Amount will be reduced by the amount of such deposit.

     (7) An amount equal to the lesser of (i) the Class C Cumulative Investor Charged-Off Amount and (ii) the sum of any remaining Series Finance Charge Collections and any remaining Series Additional Allocable Amounts will be withdrawn from the Series Collections Account and deposited into the Group One Principal Collections Reallocation Account. The Class C Cumulative Investor Charged-Off Amount will be reduced by the amount of such deposit.

     (8) An amount equal to any remaining Series Finance Charge Collections and any remaining Series Additional Allocable Amounts (together, "Series Excess Servicing") will be withdrawn from the Series Collections Account and deposited into the Group One Finance Charge Collections Reallocation Account.

     (9) If one or more other series included in Group One which is outstanding with respect to such Distribution Date provides for the reallocation of finance charge collections and series additional allocable amounts, series excess servicing relating to such series will be deposited into the Group One Finance Charge Collections Reallocation Account. An amount equal to the lesser of (i) the Class A Modified Required Amount Shortfall and (ii) the product of (x) a fraction the numerator of which is the Class A Modified Required Amount Shortfall and the denominator of which is the sum of the class modified required amount shortfalls for all classes with the same alphabetical designation for all series in Group One and (y) the amount on deposit in the Group One Finance Charge Collections Reallocation Account before any withdrawals therefrom with respect to any other series pursuant to a comparable clause in the applicable series supplement for the purpose of covering class modified required amount shortfalls, will be withdrawn from the Group One Finance Charge Collections Reallocation Account and deposited into the Series Distribution Account. The Class A Modified Required Amount Shortfall will be reduced by the amount of such deposit.

     (10) An amount equal to the lesser of (i) the Class B Modified Required Amount Shortfall and (ii) the product of (x) a fraction the numerator of which is the Class B Modified Required Amount Shortfall and the denominator of which is the sum of the class modified required amount shortfalls for all classes with the same alphabetical designation for all series in Group One and (y) the amount on deposit in the Group One Finance Charge Collections Reallocation Account before any withdrawals therefrom with respect to any other series pursuant to a comparable clause in the applicable series supplement for any class with the same alphabetical designation and after any withdrawals therefrom for the benefit of classes of such other series with a higher alphabetical designation, will be withdrawn from the Group One Finance Charge Collections Reallocation Account and deposited into the Series Distribution Account. The Class B Modified Required Amount Shortfall will be reduced by the amount of such deposit.

     (11) An amount equal to the lesser of (i) the Class C Modified Required Amount Shortfall and (ii) the product of (x) a fraction the numerator of which is the Class C Modified Required Amount Shortfall and the denominator of which is the sum of the class modified required amount shortfalls for all classes with the same alphabetical designation for all series in Group One and (y) the amount on deposit in the Group One Finance Charge Collections Reallocation Account before any withdrawals therefrom with respect to any other series pursuant to a comparable clause in the applicable series supplement for any class with the same alphabetical designation and after any withdrawals therefrom for the benefit of classes with a higher alphabetical designation of such other series, will be withdrawn from the Group One Finance Charge Collections Reallocation Account and deposited into the Series Distribution Account. The Class C Modified Required Amount Shortfall will be reduced by the amount of such deposit.

     (12) An amount equal to the lesser of (i) the Class A Cumulative Investor Charged-Off Amount and (ii) the product of (x) a fraction the numerator of which is the Class A Cumulative Investor

Charged-Off Amount and the denominator of which is the sum of the class cumulative investor charged-off amounts for all classes with the same alphabetical designation for all series in Group One and (y) the amount on deposit in the Group One Finance Charge Collections Reallocation Account before any withdrawals therefrom with respect to any other series pursuant to a comparable clause in the applicable series supplement for the purpose of covering cumulative investor charged-off amounts for any class with the same alphabetical designation, will be withdrawn from the Group One Finance Charge Collections Reallocation Account and deposited into the Group One Principal Collections Reallocation Account. The Class A Cumulative Investor Charged-Off Amount will be reduced by the amount of such deposit.

     (13) An amount equal to the lesser of (i) the Class B Cumulative Investor Charged-Off Amount and (ii) the product of (x) a fraction the numerator of which is the Class B Cumulative Investor Charged-Off Amount and the denominator of which is the sum of the class cumulative investor charged-off amounts for all classes with the same alphabetical designation for all series in Group One and
(y) the amount on deposit in the Group One Finance Charge Collections Reallocation Account before any withdrawals therefrom with respect to any other series pursuant to a comparable clause in the applicable series supplement for the purpose of covering cumulative investor charged-off amounts for any class with the same alphabetical designation and after any withdrawals therefrom for the benefit of classes of such other series with a higher alphabetical designation, will be withdrawn from the Group One Finance Charge Collections Reallocation Account and deposited into the Group One Principal Collections Reallocation Account. The Class B Cumulative Investor Charged-Off Amount will be reduced by the amount of such deposit.

     (14) An amount equal to the lesser of (i) all accrued but unpaid Series Monthly Servicing Fees and (ii) the product of (x) a fraction the numerator of which is all accrued but unpaid Series Monthly Servicing Fees and the denominator of which is the sum of all accrued but unpaid monthly servicing fees for all series in Group One and (y) the amount on deposit in the Group One Finance Charge Collections Reallocation Account before any withdrawals therefrom pursuant to a comparable clause in the applicable series supplement with respect to any other series to cover payment of accrued but unpaid monthly servicing fees, will be withdrawn from the Group One Finance Charge Collections Reallocation Account and deposited into the Series Distribution Account.

     (15) An amount equal to the lesser of (i) the Class C Cumulative Investor Charged-Off Amount and (ii) the product of (x) a fraction the numerator of which is the Class C Cumulative Investor Charged-Off Amount and the denominator of which is the sum of the class cumulative investor charged-off amounts for all classes with the same alphabetical designation for all series in Group One and
(y) the amount on deposit in the Group One Finance Charge Collections Reallocation Account before any withdrawals therefrom with respect to any other series pursuant to a comparable clause in the applicable series supplement for the purpose of covering cumulative investor charged-off amounts for any class with the same alphabetical designation and after any withdrawals therefrom for the benefit of classes of such other series with a higher alphabetical designation, will be withdrawn from the Group One Finance Charge Collections Reallocation Account and deposited into the Group One Principal Collections Reallocation Account. The Class C Cumulative Investor Charged-Off Amount will be reduced by the amount of such deposit.

     (16) An amount equal to the lesser of (i) the Class A Modified Required Amount Shortfall and (ii) the sum of the Series Excess Funding Amount (SRC) and Class C Principal Collections less Series Yield Collections allocable to the Class C Investor Interest will be withdrawn from the Series Collections Account and deposited into the Series Distribution Account. The Class A Modified Required Amount Shortfall will be reduced by the amount of such deposit, and the Class C Cumulative Investor Charged-Off Amount will be increased by the amount of such deposit.

     (17) An amount equal to the lesser of (i) the Class A Modified Required Amount Shortfall and (ii) the Class B Principal Collections less Series Yield Collections allocable to the Class B Investor Interest will be withdrawn from the Series Collections Account and deposited into the Series

Distribution Account. The Class A Modified Required Amount Shortfall will be reduced by the amount of such deposit, and the Class B Cumulative Investor Charged-Off Amount will be increased by the amount of such deposit.

     (18) An amount equal to the lesser of (i) the Class B Modified Required Amount Shortfall and (ii) the sum of any remaining Series Excess Funding Amounts
(SRC) and any remaining Class C Principal Collections less Series Yield Collections allocable to the Class C Investor Interest will be withdrawn from the Series Principal Collections Account and deposited into the Series Distribution Account. The Class B Modified Required Amount Shortfall will be reduced by the amount of such deposit, and the Class C Cumulative Investor Charged-Off Amount will be increased by the amount of such deposit.

     (19) An amount equal to the lesser of (i) the Class A Cumulative Investor Charged-Off Amount and (ii) the sum of any remaining Series Excess Funding Amounts (SRC) and any remaining Class C Principal Collections less Series Yield Collections allocable to the Class C Investor Interest will be withdrawn from the Series Collections Account and deposited into the Group One Principal Collections Reallocation Account. The Class A Cumulative Investor Charged-Off Amount will be reduced by the amount of such deposit, and the Class C Cumulative Investor Charged-Off Amount will be increased by the amount of such deposit.

     (20) The Class A Cumulative Investor Charged-Off Amount will be reduced by an amount equal to the lesser of (i) the Class A Cumulative Investor Charged-Off Amount and (ii) the Class C Investor Interest, and the Class C Cumulative Investor Charged-Off Amount will be increased by such amount; provided, however, that the Class C Cumulative Investor Charged-Off Amount would not, as a result, exceed the Class C Initial Investor Interest.

     (21) An amount equal to the lesser of (i) the Class A Cumulative Investor Charged-Off Amount and (ii) any remaining Class B Principal Collections less Series Yield Collections allocable to the Class B Investor Interest will be withdrawn from the Series Collections Account and deposited into the Group One Principal Collections Reallocation Account. The Class A Cumulative Investor Charged-Off Amount will be reduced by the amount of such deposit, and the Class B Cumulative Investor Charged-Off Amount will be increased by the amount of such deposit.

     (22) The Class A Cumulative Investor Charged-Off Amount will be reduced by an amount equal to the lesser of (i) the Class A Cumulative Investor Charged-Off Amount and (ii) the Class B Investor Interest, and the Class B Cumulative Investor Charged-Off Amount will be increased by such amount; provided, however, that the Class B Cumulative Investor Charged-Off Amount would not, as a result, exceed the Class B Initial Investor Interest.

     (23) An amount equal to the lesser of (i) the Class B Cumulative Investor Charged-Off Amount and (ii) the sum of any remaining Series Excess Funding Amounts (SRC) and any remaining Class C Principal Collections less Series Yield Collections allocable to the Class C Investor Interest will be withdrawn from the Series Collections Account and deposited into the Group One Principal Collections Reallocation Account. The Class B Cumulative Investor Charged-Off Amount will be reduced by the amount of such deposit, and the Class C Cumulative Investor Charged-Off Amount will be increased by the amount of such deposit.

     (24) The Class B Cumulative Investor Charged-Off Amount will be reduced by an amount equal to the lesser of (i) the Class B Cumulative Investor Charged-Off Amount and (ii) the Class C Investor Interest, and the Class C Cumulative Investor Charged-Off Amount will be increased by such amount; provided, however, that the Class C Cumulative Investor Charged-Off Amount would not, as a result, exceed the Class C Initial Investor Interest.

     (25) An amount equal to all remaining amounts on deposit in the Group One Finance Charge Collections Reallocation Account, after all other allocations from such account pursuant to the series supplements for any series in Group One, will be withdrawn from the Group One Finance Charge Collections Reallocation Account and paid to SRFG.

     (26) If no series is in its rapid amortization period, or if amounts remain on deposit in the Excess Funding Account (General) after all allocations to other series that are in their rapid amortization periods, an amount equal to the product of (i) a fraction the numerator of which is the sum of the series investor interests for all series in Group One less the sum of class investor interests with respect to seller retained classes for all series in Group One and the denominator of which is the Aggregate Investor Interest less the sum of all class investor interests with respect to seller retained classes for all outstanding series and (ii) the amount on deposit in the Excess Funding Account (General) before any withdrawals therefrom with respect to any other series pursuant to a comparable clause in the applicable series supplement, will be withdrawn from the Excess Funding Account (General) and deposited into the Group One Principal Collections Reallocation Account.

     (27) An amount equal to the lesser of (i) the Class C Permitted Controlled Amortization Amount and (ii) the remaining amounts on deposit in the Series Collections Account shall be withdrawn from the Series Collections Account and deposited into the Series Distribution Account.

     (28) An amount equal to the remaining Series Principal Collections minus
(i) Series Yield Collections, if any, and (ii) remaining Class C Principal Collections, will be withdrawn from the Series Collections Account and deposited into the Group One Principal Collections Reallocation Account.

     (29) An amount equal to the lesser of (i) the positive difference, if any, between the amount of the Seller Interest and the Minimum Seller Interest (after giving effect to all such payments to SRFG, beginning with the series (including this Series) having the earliest series closing date and continuing seriatim) and (ii) any remaining amounts on deposit in the Series Collections Account, will be withdrawn from the Series Collections Account and paid to SRFG. If after such payment, amounts remain on deposit in the Series Collections Account, such amounts will be deposited into the Excess Funding Account (SRC).

     (30) An amount equal to the lesser of (i) the positive difference, if any, between the amount of the Seller Interest and the Minimum Seller Interest and
(ii) the product of (x) any remaining amounts on deposit in the Group One Principal Collections Reallocation Account and (y) a fraction the numerator of which is the remaining amounts on deposit in the Group One Principal Collections Reallocation Account and the denominator of which is the sum of the remaining amounts on deposit in all group principal collections reallocation accounts (including the Group One Principal Collections Reallocation Account), will be withdrawn from the Group One Principal Collections Reallocation Account and paid to SRFG. If after such payment, amounts remain on deposit in the Group One Principal Collections Reallocation Account, such amounts will be deposited into the Excess Funding Account (General).

     Allocation of Principal, Interest, Fees and Other Items During the Controlled Amortization Period. On each Distribution Date during the Controlled Amortization Period, the Trustee, acting pursuant to the Servicer's instructions, will apply funds to be paid or deposited in the following order of priority, to the extent such amounts are available on such Distribution Date.

     (1) The allocations and payments described in items 1 through 26 in "--Allocation of Interest, Fees and Other Items During the Revolving Period" will be made; provided, however, that, with respect to items 5, 6, 7, 12, 13, 15, 19, 21 and 23 of such subsection, amounts specified to be deposited into the Group One Principal Collections Reallocation Account will instead be deposited in the Series Principal Collections Account and provided, further, that with respect to the reduction of the Class A Cumulative Investor Charged-Off Amount or the Class B Cumulative Investor Charged-Off Amount, as applicable, as set forth in items 20 and 24 of such subsection, the increased Class C Cumulative Investor Charged-Off Amount will not exceed the Class C Initial Investor Interest minus any principal payments made with respect to the Class C Certificates.

     (2) An amount equal to the remaining Series Principal Collections minus (i) Series Yield Collections, if any, and (ii) remaining Class C Principal Collections will be withdrawn from the Series Collections Account and deposited into the Series Principal Collections Account.

     (3) An amount equal to the lesser of (i) the Class A Controlled Amortization Amount and (ii) amounts on deposit in the Series Principal Collections Account will be withdrawn from the Series Principal Collections Account and deposited into the Series Distribution Account. The amount by which the Class A Controlled Amortization Amount exceeds such deposit will be the "Class A Controlled Amortization Amount Shortfall."

     (4) An amount equal to the lesser of (i) the Class C Permitted Controlled Amortization Amount and (ii) remaining amounts on deposit in the Series Collections Account shall be withdrawn from the Series Collections Account and deposited into the Series Distribution Account. The amount by which the Class C Permitted Controlled Amortization Amount exceeds such deposit will be the "Class C Permitted Controlled Amortization Amount Shortfall."

     (5) On the Distribution Date following the Class A Expected Final Payment Date if the Class A Invested Amount has been paid in full, or on and after the Distribution Date on which the Class A Invested Amount has been paid in full if such Distribution Date is after the Class A Expected Final Payment Date, an amount equal to the lesser of (i) the Class B Controlled Amortization Amount and
(ii) remaining amounts on deposit in the Series Principal Collections Account will be withdrawn from the Series Principal Collections Account and deposited into the Series Distribution Account. The amount by which the Class B Controlled Amortization Amount exceeds such deposit will be the "Class B Controlled Amortization Amount Shortfall."

     (6) On each Distribution Date after the Distribution Date on which the Class B Invested Amount is paid in full, an amount equal to the lesser of (i) the Class C Controlled Amortization Amount and (ii) remaining amounts on deposit in the Series Collections Account will be withdrawn from the Series Collections Account and deposited into the Series Distribution Account. The amount by which the Class C Controlled Amortization Amount exceeds such deposit will be the "Class C Controlled Amortization Amount Shortfall."

     (7) For so long as each previously issued series is included in Group One, and if one or more other series included in Group One provides for the reallocation of principal collections, excess principal collections relating to such series will be deposited into the Group One Principal Collections Reallocation Account. An amount equal to the lesser of (i) the Class A Controlled Amortization Amount Shortfall and (ii) the product of (x) a fraction the numerator of which is the Class A Controlled Amortization Amount Shortfall and the denominator of which is the sum of the class controlled accumulation amount shortfalls and class controlled amortization amount shortfalls for all classes with the same alphabetical designation for all series in Group One and
(y) the amount on deposit in the Group One Principal Collections Reallocation Account before any withdrawals therefrom with respect to any other series in Group One pursuant to a comparable clause in the applicable series supplement for the purpose of covering class controlled amortization amount shortfalls and class controlled accumulation amount shortfalls for any class with the same alphabetical designation, will be withdrawn from the Group One Principal Collections Reallocation Account and deposited in the Series Distribution Account. The Class A Controlled Amortization Amount Shortfall will be reduced by the amount of such deposit.

     (8) An amount equal to the lesser of (i) the Class B Controlled Amortization Amount Shortfall and (ii) the product of (x) a fraction the numerator of which is the Class B Controlled Amortization Amount Shortfall and the denominator of which is the sum of the class controlled accumulation amount shortfalls and class controlled amortization amount shortfalls for all classes with the same alphabetical designation for all series in Group One and (y) the amount on deposit in the Group One Principal Collections Reallocation Account before any withdrawals therefrom with respect to any other series in Group One pursuant to a comparable clause in the applicable series supplement for the purpose of covering class controlled amortization amount shortfalls and class controlled accumulation amount shortfalls for any class with the same alphabetical designation and after any withdrawals therefrom for the benefit of classes of such other series with a higher alphabetical designation, will be withdrawn from the Group One Principal Collections Reallocation Account and deposited in the Series Distribution Account. The Class B Controlled Amortization Amount Shortfall will be reduced by the amount of such deposit.

     (9) An amount equal to the lesser of (i) the Class C Controlled Amortization Amount Shortfall and (ii) the product of (x) a fraction the numerator of which is the Class C Controlled Amortization Amount Shortfall and the denominator of which is the sum of the class controlled accumulation amount shortfalls and class controlled amortization amount shortfalls for all classes with the same alphabetical designation for all series in Group One and (y) the amount on deposit in the Group One Principal Collections Reallocation Account before any withdrawals therefrom with respect to any other series in Group One pursuant to a comparable clause in the applicable series supplement for the purpose of covering class controlled amortization amount shortfalls and class controlled accumulation amount shortfalls for any class with the same alphabetical designation and after any withdrawals therefrom for the benefit of classes of such other series with a higher alphabetical designation, will be withdrawn from the Group One Principal Collections Reallocation Account and deposited in the Series Distribution Account. The Class C Controlled Amortization Amount Shortfall will be reduced by the amount of such deposit.

     (10) To the extent that funds are available in the Group One Pre-Funding Reallocation Account as a result of a future series in Group One being pre-funded in accordance with the terms of the series supplement for such series, an amount equal to the lesser of (i) the Class A Controlled Amortization Amount Shortfall and (ii) the product of (x) a fraction the numerator of which is the Class A Controlled Amortization Amount Shortfall and the denominator of which is the sum of the class controlled amortization amount shortfalls and class controlled accumulation amount shortfalls for all classes with the same alphabetical designation for all series not in their rapid amortization periods in Group One and (y) the amount on deposit in the Group One Pre-Funding Reallocation Account, if any, before any withdrawals therefrom with respect to any other series in Group One pursuant to a comparable clause in the applicable series supplement for the purpose of covering class controlled amortization amount shortfalls and class controlled accumulation amount shortfalls for any class with the same alphabetical designation, will be withdrawn from the Group One Pre-Funding Reallocation Account and deposited in the Series Distribution Account. The Class A Controlled Amortization Amount Shortfall will be reduced by the amount of such deposit.

     (11) An amount equal to the lesser of (i) the Class B Controlled Amortization Amount Shortfall and (ii) the product of (x) a fraction the numerator of which is the Class B Controlled Amortization Amount Shortfall and the denominator of which is the sum of the class controlled amortization amount shortfalls and class controlled accumulation amount shortfalls for all classes with the same alphabetical designation for all series not in their rapid amortization periods in Group One and (y) the amount on deposit in the Group One Pre-Funding Reallocation Account, if any, before any withdrawals therefrom with respect to any other series in Group One pursuant to a comparable clause in the applicable series supplement for the purpose of covering class controlled amortization amount shortfalls and class controlled accumulation amount shortfalls for any class with the same alphabetical designation and after any withdrawals therefrom for the benefit of classes of such other series with a higher alphabetical designation, will be withdrawn from the Group One Pre-Funding Reallocation Account and deposited in the Series Distribution Account. The Class B Controlled Amortization Amount Shortfall will be reduced by the amount of such deposit.

     (12) An amount equal to the lesser of (i) the Class C Controlled Amortization Amount Shortfall and (ii) the product of (x) a fraction the numerator of which is the Class C Controlled Amortization Amount Shortfall and the denominator of which is the sum of the class controlled amortization amount shortfalls and class controlled accumulation amount shortfalls for all classes with the same alphabetical designation for all series not in their rapid amortization periods in Group One and (y) the amount on deposit in the Group One Pre-Funding Reallocation Account, if any, before any withdrawals therefrom with respect to any other series in Group One pursuant to a comparable clause in the applicable series supplement for the purpose of covering class controlled amortization amount shortfalls and class controlled accumulation amount shortfalls for any class with the same alphabetical designation and after any withdrawals therefrom for the benefit of classes of such other series with a higher alphabetical designation, will be withdrawn from the Group One Pre-Funding Reallocation Account and deposited in the Series Distribution Account. The Class C Controlled Amortization Amount Shortfall will be reduced by the amount of such deposit.

     (13) An amount equal to all remaining amounts on deposit in the Series Principal Collections Account will be withdrawn from the Series Principal Collections Account and deposited into the Group One Principal Collections Reallocation Account.

     (14) An amount equal to the lesser of (i) the positive difference, if any, between the amount of the Seller Interest and the Minimum Seller Interest (after giving effect to all such payments to SRFG, beginning with the series (including this Series) having the earliest series closing date and continuing seriatim) and (ii) any remaining amounts on deposit in the Series Collections Account, will be withdrawn from the Series Collections Account and paid to SRFG. If after such payment, amounts remain on deposit in the Series Collections Account, such amounts will be deposited into the Excess Funding Account (SRC).

     (15) An amount equal to the lesser of (i) the positive difference, if any, between the amount of the Seller Interest and the Minimum Seller Interest and
(ii) the product of (x) any remaining amounts on deposit in the Group One Principal Collections Reallocation Account and (y) a fraction the numerator of which is the remaining amounts on deposit in the Group One Principal Collections Reallocation Account and the denominator of which is the sum of the remaining amounts on deposit in all group principal collections reallocation accounts (including the Group One Principal Collections Reallocation Account), will be withdrawn from the Group One Principal Collections Reallocation Account and paid to SRFG. If after such payment, amounts remain on deposit in the Group One Principal Collections Reallocation Account, such amounts will be deposited into the Excess Funding Account (General).

     Allocation of Principal, Interest, Fees and Other Items During the Rapid Amortization Period. On each Distribution Date during the Rapid Amortization Period, the Trustee, acting pursuant to the Servicer's instructions, will apply funds to be paid or deposited in the following order of priority, to the extent such amounts are available on such Distribution Date.

     (1) The allocations and payments described in items 1 through 26 in "--Allocation of Interest, Fees and Other Items During the Revolving Period" will be made; provided, however, that, with respect to items 5, 6, 7, 12, 13, 15, 19, 21 and 23 of such subsection, amounts specified to be deposited into the Group One Principal Collections Reallocation Account will instead be deposited in the Series Principal Collections Account and provided, further, that (i) with respect to the reduction of the Class A Cumulative Investor Charged-Off Amount, as set forth in item 20 of such subsection, the increased Class C Cumulative Investor Charged-Off Amount will not exceed the Class C Initial Investor Interest minus any principal payments made with respect to the Class C Certificates, (ii) with respect to the reduction of the Class A Cumulative Investor Charged-Off Amount, as set forth in item 22 of such subsection, the increased Class B Cumulative Investor Charged-Off Amount shall not exceed the Class B Initial Investor Interest minus any principal payments made with respect to the Class B Certificates and (iii) with respect to the reduction of the Class B Cumulative Investor Charged-Off Amount, as set forth in item 24 of such subsection, the increased Class C Cumulative Investor Charged-Off Amount shall not exceed the Class C Initial Investor Interest minus any principal payments made with respect to the Class C Certificates.

     (2) An amount equal to the remaining Series Principal Collections minus the sum of (i) Series Yield Collections, if any, and (ii) remaining Class C Principal Collections will be withdrawn from the Series Collections Account and deposited in the Series Principal Collections Account.

     (3) An amount equal to the lesser of (i) the Class A Rapid Amortization Amount and (ii) the amount on deposit in the Series Principal Collections Account will be withdrawn from the Series Principal Collections Account and deposited into the Series Distribution Account. The amount by which the Class A Rapid Amortization Amount exceeds such deposit shall be the "Class A Rapid Amortization Amount Shortfall."

     (4) On and after the Distribution Date on which the Class A Invested Amount is paid in full, an amount equal to the lesser of (i) the Class B Rapid Amortization Amount and (ii) the amount on deposit in the Series Principal Collections Account will be withdrawn from the Series Principal Collections Account and deposited into the Series Distribution Account. The amount by which the Class B Rapid Amortization Amount exceeds such deposit shall be the "Class B Rapid Amortization Amount Shortfall."

     (5) On each Distribution Date after the Distribution Date on which the Class B Rapid Amortization Amount is paid in full, an amount equal to the lesser of (i) the Class C Rapid Amortization Amount and (ii) the amount on deposit in the Series Collections Account will be withdrawn from the Series Collections Account and deposited into the Series Distribution Account. The amount by which the Class C Rapid Amortization Amount exceeds such deposit shall be the "Class C Rapid Amortization Amount Shortfall."

     (6) An amount equal to the lesser of (i) the Class A Rapid Amortization Amount Shortfall and (ii) the product of (x) a fraction the numerator of which is the Class A Rapid Amortization Amount Shortfall and the denominator of which is the sum of the class rapid amortization amount shortfalls for all classes with the same alphabetical designation for all series in Group One and (y) the amount on deposit in the Group One Principal Collections Reallocation Account before any withdrawals therefrom with respect to any other series in Group One pursuant to a comparable clause in the applicable series supplement for the purpose of covering rapid amortization amount shortfalls for any class with the same alphabetical designation, will be withdrawn from the Group One Principal Collections Reallocation Account and deposited in the Series Distribution Account. The Class A Rapid Amortization Amount Shortfall will be reduced by the amount of such deposit.

     (7) An amount equal to the lesser of (i) the Class B Rapid Amortization Amount Shortfall and (ii) the product of (x) a fraction the numerator of which is the Class B Rapid Amortization Amount Shortfall and the denominator of which is the sum of the class rapid amortization amount shortfalls for all classes with the same alphabetical designation for all series in Group One and (y) the amount on deposit in the Group One Principal Collections Reallocation Account before any withdrawals therefrom with respect to any other series in Group One pursuant to a comparable clause in the applicable series supplement for the purpose of covering rapid amortization amount shortfalls for any class with the same alphabetical designation and after any withdrawals therefrom for the benefit of classes of such other series with a higher alphabetical designation, will be withdrawn from the Group One Principal Collections Reallocation Account and deposited in the Series Distribution Account. The Class B Rapid Amortization Amount Shortfall will be reduced by the amount of such deposit.

     (8) An amount equal to the lesser of (i) the Class C Rapid Amortization Amount Shortfall and (ii) the product of (x) a fraction the numerator of which is the Class C Rapid Amortization Amount Shortfall and the denominator of which is the sum of the class rapid amortization amount shortfalls for all classes with the same alphabetical designation for all series in Group One, and (y) the amount on deposit in the Group One Principal Collections Reallocation Account before any withdrawals therefrom with respect to any other series in Group One pursuant to a comparable clause in the applicable series supplement for the purpose of covering rapid amortization amount shortfalls for any class with the same alphabetical designation and after any withdrawals therefrom for the benefit of classes of such other series with a higher alphabetical designation, will be withdrawn from the Group One Principal Collections Reallocation Account and deposited in the

Series Distribution Account. The Class C Rapid Amortization Amount Shortfall will be reduced by the amount of such deposit.

     (9) An amount equal to all remaining amounts on deposit in the Series Principal Collections Account will be withdrawn from the Series Principal Collections Account and deposited into the Group One Principal Collections Reallocation Account.

     (10) An amount equal to the lesser of (i) the positive difference, if any, between the amount of the Seller Interest and the Minimum Seller Interest and
(ii) any remaining amounts on deposit in the Series Collections Account, will be withdrawn from the Series Collections Account and paid to SRFG. If after such payment, amounts remain on deposit in the Series Collections Account, such amounts will be deposited into the Excess Funding Account (SRC).

     (11) An amount equal to the lesser of (i) the positive difference, if any, between the amount of the Seller Interest and the Minimum Seller Interest and
(ii) the product of (x) any remaining amounts on deposit in the Group One Principal Collections Reallocation Account and (y) a fraction the numerator of which is the remaining amounts on deposit in the Group One Principal Collections Reallocation Account and the denominator of which is the sum of the remaining amounts on deposit in all group principal collections reallocation accounts (including the Group One Principal Collections Reallocation Account), will be withdrawn from the Group One Principal Collections Reallocation Account and paid to SRFG. If after such payment, amounts remain on deposit in the Group One Principal Collections Reallocation Account, such amounts will be deposited into the Excess Funding Account (General).

PAYMENTS

     Payments of Interest and Series Monthly Servicing Fees. On each Distribution Date, after giving effect to the payments and allocations described above, the Servicer will direct the Trustee to make the following deposits and payments in the order set forth and to the extent funds are available:

     (1) The lesser of (i) the Class A Modified Required Amount and (ii) the amount on deposit in the Series Distribution Account with respect to the Class A Certificates will be withdrawn from the Series Distribution Account and deposited in the Series Interest Funding Account.

     (2) The lesser of (i) the Class B Modified Required Amount and (ii) the amount on deposit in the Series Distribution Account with respect to the Class B Certificates will be withdrawn from the Series Distribution Account and deposited in the Series Interest Funding Account.

     (3) The lesser of (i) the Class C Modified Required Amount, if any, and
(ii) the amount on deposit in the Series Distribution Account with respect to the Class C Certificates will be withdrawn from the Series Distribution Account and deposited in the Series Interest Funding Account.

     (4) On each Interest Payment Date and each Special Payment Date, all amounts on deposit in the Series Interest Funding Account will be withdrawn from such account and paid to the Class A Certificateholders, the Class B Certificateholders and the Class C Certificateholders in accordance with the amounts deposited into that account with respect to each respective Class since the preceding Interest Payment Date and each Special Payment Date.

     (5) The lesser of (i) the sum of the Series Monthly Servicing Fees and all accrued but unpaid Series Monthly Servicing Fees as of the prior Distribution Date and (ii) the amount on deposit in the Series Distribution Account with respect to such fees on each Distribution Date will be withdrawn from the Series Distribution Account and paid to the Servicer.

     Payments of Principal. On each Distribution Date following the commencement of the Controlled Amortization Period, the lesser of (i) all amounts on deposit in the Series Distribution Account and (ii) the Class A Controlled Amortization Amount will be paid to Class A Certificateholders until the Class A Invested Amount has been paid in full. On each Distribution Date following the payment in full of the Class A Invested Amount, or if the Class A Invested Amount is paid in full on the Class A

Expected Final Payment Date, beginning on the Distribution Date following the Class A Expected Final Payment Date, the lesser of amounts remaining on deposit in the Series Distribution Account following the payments and deposits pursuant to clauses (1) through (4) of "--Payments of Interest and Series Monthly Servicing Fees" and the Class B Controlled Amortization Amount will be paid to Class B Certificateholders. On each Distribution Date during the Controlled Amortization Period while payments of principal are being made to the Class A Certificateholders or the Class B Certificateholders, the lesser of amounts remaining on deposit in the Series Distribution Account and the Class C Permitted Controlled Amortization Amount will be paid to the Class C Certificateholders. On each Distribution Date after the Class A Invested Amount and the Class B Invested Amount have been paid in full, all remaining amounts on deposit in the Series Distribution Account will be paid to the Class C Certificateholders, up to an amount equal to the Class C Invested Amount. On each Special Payment Date, all amounts on deposit in the Series Distribution Account up to the Class A Invested Amount will be distributed to the Class A Certificateholders, and any remaining amounts will be distributed first to the Class B Certificateholders in an amount up to the Class B Invested Amount and then to the Class C Certificateholders in an amount up to the Class C Invested Amount.

REIMBURSEMENT OF CHARGED-OFF AMOUNTS; INVESTOR LOSSES

     As of each Distribution Date, the Servicer will calculate the Class Investor Charged-Off Amount for each Class. The "Class A Investor Charged-Off Amount" means an amount equal to the product of the Class A Percentage with respect to the Charged-Off Amount and the Charged-Off Amount for such Distribution Date. The "Class B Investor Charged-Off Amount" means an amount equal to the product of the Class B Percentage with respect to the Charged-Off Amount and the Charged-Off Amount for such Distribution Date. The "Class C Investor Charged-Off Amount" means an amount equal to the product of the Class C Percentage with respect to the Charged-Off Amount and the Charged-Off Amount for such Distribution Date. On each Distribution Date, the Class Cumulative Investor Charged-Off Amount for each Class will be increased by the Class Investor Charged-Off Amount for the Class for such Distribution Date and will be further adjusted in accordance with the successive steps set forth in "--Application of Collections" for the applicable period.

     On each Distribution Date, after giving effect to all allocations and deposits as set forth in "--Application of Collections" for the applicable period, each of the Class Investor Interest and the Class Invested Amount for such Class will be adjusted by the amount of the Class Cumulative Investor Charged-Off Amount with respect to any Class (an "Investor Loss"). On each Distribution Date thereafter, each of the Class Investor Interest and the Class Invested Amount for the Class will be adjusted by the amount represented by any change in the applicable Investor Loss. In no event, however, will the Class Investor Interest or the Class Invested Amount for any Class be increased so as to exceed the Class Initial Investor Interest minus the aggregate amount of payments of Certificate Principal made to Investor Certificateholders of the Class prior to such Distribution Date. On the Distribution Date immediately following any Distribution Date on which the aggregate amount of Investor Losses for any Class is reduced to zero, interest on the prior Investor Losses will be paid to the Investor Certificateholders for the Due Periods during which there were Investor Losses to the extent of available Finance Charge Collections, Series Additional Allocable Amounts and certain other amounts available to be applied with respect to the Class Modified Required Amount. The Class Investor Interest for each Class will be zero on each Distribution Date following the Distribution Date on which the Class Investor Interest for the Class is first reduced to zero.

     Although the Receivables in Charged-Off Accounts are automatically retransferred to SRFG at the time they are charged off as uncollectible, SRFG has agreed to add to the Trust as Additional Funds a portion of the Recovered Amounts it receives on Seller Charged-Off Accounts. See "Description of the Investor Certificates--Additional Funds" in the Prospectus.

SUBORDINATE SERIES

     This Series will not be subordinate to any other series. The Series Supplement, however, provides for the possibility that a Subordinate Series with respect to this Series may be issued in the future. SRFG and the Servicer may, but are under no obligation to, issue a series that is subordinate to this Series at any time. The Series Supplement provides for funds from a Subordinate Series, to the extent available, to be used to cover certain shortfalls before funds on deposit in the Group One Finance Charge Collections Reallocation Account are withdrawn to cover such shortfalls. However, there is no assurance that any Subordinate Series will be issued and SRFG at present has no plans to issue any Subordinate Series. The extent to which such Subordinate Series, if issued, will be subordinated to this Series will be set forth in the series supplement with respect to such Subordinate Series.

SALE OF CLASS C CERTIFICATES

     Although at present SRFG intends to hold the Class C Certificates, it may at any time sell or transfer all or a portion of the Class C Certificates. No such sale or transfer may occur unless SRFG has met all of the following conditions: (i) SRFG shall have given notice to the Trustee, the Servicer and the Rating Agencies of the proposed sale or transfer of the Class C Certificates at least five Business Days prior to the proposed transfer or sale; (ii) the Trustee will have been advised in writing that the sale or transfer of the Class C Certificates would not cause a Ratings Event; (iii) SRFG will have delivered to the Trustee a certificate of an authorized officer, dated as of the Class C Purchase Date, stating that SRFG reasonably believes that the sale of Class C Certificates will not have a material adverse effect on the Class A Certificates or the Class B Certificates; (iv) as of the Class C Purchase Date, there will be no outstanding Investor Loss for any Class of Investor Certificates of this Series; (v) the purchasers or transferees of the Class C Certificates will have agreed that they will not be entitled to principal payments with respect to the Class C Certificates until the Class A Investor Interest and the Class B Investor Interest have each been reduced to zero; (vi) no Rapid Amortization Event with respect to this Series shall have occurred; and (vii) SRFG will have delivered to the Trustee a Tax Opinion with respect to the Class C Certificates.

ISSUANCE OF ADDITIONAL INVESTOR CERTIFICATES

     The Series Supplement provides that, from time to time during the Revolving Period, SRFG may, subject to certain conditions described below, cause the Trustee to issue "Additional Investor Certificates" (each such issuance, an "Additional Issuance"). When issued, the Additional Investor Certificates of each class will be identical in all respects to the other outstanding investor certificates of that class and will be equally and ratably entitled to the benefits of the Pooling and Servicing Agreement and the Series Supplement without preference, priority or distinction.

     In connection with each Additional Issuance, a pro rata principal amount of each Class of Investor Certificates will be issued.

     Following an Additional Issuance, the Class Initial Investor Interest and the Class Controlled Amortization Amount for each Class of this Series will be increased proportionately to reflect the aggregate face amount of Additional Investor Certificates.

     Additional Investor Certificates may be issued only upon the satisfaction of certain conditions provided in the Series Supplement, including the following: (a) on or before the fifth Business Day immediately preceding the date on which the Additional Investor Certificates are to be issued, SRFG will have given the Trustee, the Servicer and the Rating Agencies notice of such issuance and the date upon which it is to occur; (b) after giving effect to the Additional Issuance, the total amount of Principal Receivables will be greater than or equal to the Minimum Principal Receivables Balance; (c) SRFG shall have delivered to the Trustee any agreement relating to credit enhancement provided by a third party in connection with the Additional Issuance, executed by each of the parties to such agreement; (d) SRFG shall have received written notice from each Rating Agency that such

Additional Issuance will not cause a Ratings Event; (e) SRFG shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of SRFG, such Additional Issuance will not have a material adverse effect on any outstanding Class of this Series; (f) as of the date of the Additional Issuance there shall be no Investor Losses with respect to any Class of this Series; and (g) SRFG will have delivered to the Trustee a Tax Opinion in connection with the Additional Issuance.

     There are no restrictions on the timing or amount of any Additional Issuance, provided that the conditions described above are met. As of the date of any Additional Issuance, the Class A Initial Investor Interest, the Class B Initial Investor Interest and the Class C Initial Investor Interest will be increased to reflect the aggregate face amount of the Additional Investor Certificates of the respective classes.

PAIRED SERIES

     During the Controlled Amortization Period and after the occurrence of a Fixed Principal Allocation Event the Investor Certificates may be paired with one or more other series (each such other series, a "Paired Series"). As principal is distributed to Investor Certificateholders, an interest in such Paired Series may be sold by the Trust (and the proceeds thereof will be distributed to SRFG) and the invested amount in the Trust of such Paired Series will increase by a corresponding amount. At the time of issuance, the Paired Series would use a numerator to calculate the class percentage applicable to the allocation of Principal Collections that is less than the investor interest for such Paired Series. The issuance of a Paired Series will be subject to the conditions described under "Description of the Investor Certificates--Establishing and Issuing New Series" in the Prospectus. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by an Investor Certificateholder. In particular, the numerators for the Class Percentages for the allocation of Principal Collections for this Series may be reduced upon the occurrence of a Rapid Amortization Event with respect to a Paired Series (but not below the Investor Interest minus the Supplemental Cash for this Series) and a corresponding increase in the class percentage applicable to the allocation of Principal Collections for the Paired Series would be effected. See "Risk Factors--Issuance of Additional Series and Additional Investor Certificates; Maturity Considerations" in the Prospectus and "Maturity Considerations" herein.

RAPID AMORTIZATION EVENTS

     The occurrence of a Rapid Amortization Event is the only circumstance under which the Rapid Amortization Period will commence. A Rapid Amortization Event is any of the following:

     (a) failure on the part of SRFG (i) to make any payment or deposit on the date required under the Pooling and Servicing Agreement or the Series Supplement (or within five Business Days thereafter); or (ii) to observe or perform in any material respect any other material covenant or agreement of SRFG pursuant to the Pooling and Servicing Agreement or the Series Supplement, which continues unremedied for a period of 60 days after written notice of that failure requiring the same to be remedied has been given to SRFG by the Trustee or to SRFG and the Trustee by Investor Certificateholders evidencing fractional undivided interests aggregating not less than 25% of the Class Invested Amount of any Class materially adversely affected thereby;

     (b) any representation or warranty made by SRFG in the Pooling and Servicing Agreement or the Series Supplement, or any information required to be given by SRFG to the Trustee to identify the Accounts, proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice of the failure requiring the same to be remedied has been given to SRFG by the Trustee or to SRFG and the Trustee by Investor Certificateholders evidencing fractional undivided interests aggregating not less than 25% of the Class Invested Amount of any Class materially adversely affected thereby;

     (c) certain events of bankruptcy, insolvency or receivership relating to SRFG, the Bank (if it is the originator of any Receivables) or Sears, when Sears is not the Servicer;

     (d) SRFG becomes unable to transfer Receivables to the Trust in accordance with the provisions of the Pooling and Servicing Agreement and that inability continues for five Business Days;

     (e) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

     (f) any Servicer Termination Event occurs that would have a material adverse effect on the Investor Certificateholders;

     (g) the amount of Principal Receivables in the Trust at the end of any Due Period shall be less than the Minimum Principal Receivables Balance and SRFG shall have failed to assign Receivables in Additional Accounts or Participation Interests to the Trust in at least the amount of the deficiency by the Distribution Date related to the second subsequent Due Period; or

     (h) there shall have been three Distribution Dates on which the Net Yield is less than the Base Rate since the later of the Series Closing Date or the last Distribution Date on which the Investor Loss for each Class of the Series equalled zero.

     In the case of any event described in clauses (a), (b), or (f), a Rapid Amortization Event will be deemed to have occurred if, after the applicable grace period described in those clauses, either the Trustee declares or Investor Certificateholders evidencing fractional undivided interests aggregating not less than 51% of the Series Investor Interest declare by written notice to SRFG and the Servicer (and to the Trustee if given by the Investor Certificateholders) that a Rapid Amortization Event has occurred with respect to this Series as of the date of the notice. In the case of any event described in clauses (c), (d), (e), or (g), a Rapid Amortization Event will be deemed to have occurred with respect to all series immediately upon the occurrence of the event without any notice or other action on the part of the Trustee or the Investor Certificateholders. In the case of any event described in clause (h), a Rapid Amortization Event will be deemed to have occurred with respect to this Series immediately upon the occurrence of the event without written notice or other action on the part of the Trustee or the Investor Certificateholders. On the date on which a Rapid Amortization Event is deemed to have occurred, the Rapid Amortization Period will commence.

     On each Distribution Date of the Rapid Amortization Period, beginning with the Distribution Date in the calendar month following the occurrence of a Rapid Amortization Event, distributions of Certificate Principal will be made first to the Class A Certificateholders (unless and until the Class A Invested Amount has been reduced to zero) and distributions of Certificate Principal will be made to the Class B Certificateholders only after the Class A Invested Amount has been reduced to zero. See "--Application of Collections."

FINAL PAYMENT OF PRINCIPAL; TERMINATION OF SERIES

     Final payment of the Class A Invested Amount is scheduled to be paid by the Class A Expected Final Payment Date and the Class B Invested Amount is scheduled to be paid in full by the Class B Expected Final Payment Date. If the Class A Invested Amount is not paid in full on the Class A Expected Final Payment Date, or if the Rapid Amortization Period commences, on each Special Payment Date all amounts in the Series Distribution Account available with respect to the payment of principal on the Investor Certificates will be paid first to the Class A Certificateholders until the Class A Invested Amount has been paid in full, then to the Class B Certificateholders until the Class B Invested Amount has been paid in full, and finally to the Class C Certificateholders. Although it is anticipated that sufficient funds will be available to pay the Class Invested Amounts in full by their respective expected final payment dates, no assurance can be given in that regard. See "--Application of Collections."

     This Series will terminate on the earlier of (i) the Series Termination Date or (ii) the day following the Distribution Date on which the final payment of principal is made to the Class C Certificateholders.

     The Series Termination Date will be the day following the Distribution Date in August 2005. If, as of the Distribution Date in July 2005 (after giving effect to all transfers, withdrawals and deposits to occur on such Distribution
Date), the Series Investor Interest is greater than zero, Receivables (or interests therein) in an amount sufficient to yield proceeds equal to the Series Investor Interest plus any accrued but unpaid Certificate Interest on the Distribution Date occurring in August 2005 will be sold; provided, however, that the amount of Receivables to be sold will not exceed the product of (i) the aggregate amount of Receivables in the Trust and (ii) a fraction, the numerator of which is the Series Investor Interest and the denominator of which is the Aggregate Investor Interest, in each case on the Distribution Date occurring in July 2005; and provided, further, that the Receivables selected to be sold will not be materially different from the Receivables remaining in the Trust as of that Distribution Date. The proceeds from this sale will be deposited into the Series Distribution Account and paid to the Investor Certificateholders on the Distribution Date immediately following the deposit. The payment will be deemed to be the final distribution with respect to the Investor Certificates.

     Notwithstanding the above, the Series Supplement will provide that if, as of any Distribution Date during the Controlled Amortization Period (on or after the Class B Expected Final Payment Date) or the Rapid Amortization Period, if any, after giving effect to any payments to occur on such Distribution Date, the Series Investor Interest less (i) the Class C Investor Interest and (ii) the Supplemental Cash allocable to the Class A Investor Interest or Class B Investor Interest, will be less than or equal to 10% of the sum of the Class A Initial Investor Interest and the Class B Initial Investor Interest, SRFG will have the option to purchase from the Trust the remaining Series Investor Interest. If SRFG so elects, it will deposit into the Series Distribution Account (during the Rapid Amortization Period), on the immediately succeeding Distribution Date, an amount equal to the Series Investor Interest, plus all accrued and unpaid Certificate Interest and all funds on deposit in the Series Principal Funding Account, as of the last day of the Due Period related to the immediately succeeding Distribution Date; provided, however, that SRFG may not purchase and cancel any Class C Certificates until all the Class A Certificates and Class B Certificates have been purchased and cancelled.

                             SERVICING COMPENSATION

     The Servicer will receive as compensation for its activities as Servicer and reimbursement for its expenses a Series Monthly Servicing Fee. On each Distribution Date, the Series Monthly Servicing Fee will be paid to the Servicer from Finance Charge Collections allocable to this Series and from this Series' allocable share of amounts on deposit in the Group One Finance Charge Collections Reallocation Account. The Series Monthly Servicing Fee is equal to the sum of the Class Monthly Servicing Fees with respect to the Investor Certificates. The Class Monthly Servicing Fee for each Class of Investor Certificates of this Series is the product of the Investor Servicing Fee and a fraction, the numerator of which is the Class Investor Interest for such Class and the denominator of which is the Series Investor Interest. The Investor Servicing Fee is equal to the product of (i) the Investor Servicing Fee Percentage and (ii) the Series Investor Interest minus the Supplemental Cash, if any, allocable to this Series on the first day of the related Due Period, calculated on the basis of a 360-day year of twelve 30-day months. The Investor Servicing Fee Percentage for this Series is 2.00% per annum provided that the Investor Servicing Fee Percentage may be reduced pursuant to an agreement between SRFG and the Servicer. The Series Monthly Servicing Fee may be paid in part from Additional Funds. Neither the Trustee nor the Investor Certificateholders will have any obligation to pay that portion of the Series Monthly Servicing Fee that is payable by any class of any other series or that is payable by SRFG.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "Class A Underwriting Agreement") between SRFG and the Class A Underwriters named below (the "Class A Underwriters"), and the terms and conditions set forth in the underwriting agreement (the "Class B Underwriting Agreement," and, together with the Class A Underwriting Agreement, the "Underwriting Agreement") between SRFG and the Class B Underwriter named below (the "Class B Underwriter," and, together with the Class A Underwriters, the "Underwriters"), SRFG has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Class A Certificates and Class B Certificates set forth opposite its name (the "Underwritten Certificates"):

                                                               PRINCIPAL
                                                               AMOUNT OF
                                                                CLASS A
                    CLASS A UNDERWRITERS                      CERTIFICATES
                    --------------------                      ------------
Credit Suisse First Boston Corporation......................  $
Bear, Stearns & Co. Inc. ...................................
Goldman, Sachs & Co. .......................................
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................
J.P. Morgan Securities Inc. ................................
                                                              ------------
     Total..................................................  $500,000,000
                                                              ============

                                                               PRINCIPAL
                                                               AMOUNT OF
                                                                CLASS B
                    CLASS B UNDERWRITER                       CERTIFICATES
                    -------------------                       ------------
 ...........................................................  $35,300,000

     The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of the Underwritten Certificates are subject to the approval of certain legal matters by their counsel and to various other conditions. All of the Class A Certificates and Class B Certificates offered hereby will be issued if any are issued. Under the terms and conditions of the Class A Underwriting Agreement, the Class A Underwriters are committed to take and pay for all the Class A Certificates offered hereby, if any are taken. Under the terms and conditions of the Class B Underwriting Agreement, the Class B Underwriter is committed to take and pay for all the Class B Certificates offered hereby, if any are taken. The purchase and sale of each class of Underwritten Certificates will occur concurrently with, and will be conditioned on, the purchase and sale of the other class of Underwritten Certificates.

     In addition, the Class B Underwriting Agreement provides that it shall terminate if the Class B Underwriter shall default in its obligation to purchase the principal amount of Class B Certificates set forth opposite its name above. If the Class B Underwriting Agreement terminates, the Class A Underwriting Agreement provides that the Class A Underwriters shall have the right to purchase the Class B Certificates on a pro rata basis based on the percentage of Class A Certificates that each such Class A Underwriter has agreed to purchase.

     The Class A Underwriters have advised SRFG that they propose to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of
      % of the principal amount of the Class A Certificates. The Class A Underwriters may allow, and such dealers may reallow, concessions not in excess
of       % of the principal amount of the Class A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A Underwriters.

     The Class B Underwriter has advised SRFG that it proposes to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of
      % of the principal amount of the Class B Certificates. The Class B Underwriter may allow, and such dealers may reallow, concessions not in excess
of       % of the principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B Underwriter.

     Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

     SRFG has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

     In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with SRFG, Sears and their respective affiliates.

     The Underwriters and SRFG have agreed that the closing of the sale of the
Offered Certificates to the Underwriters will occur        Business Days after
the date of this Prospectus Supplement or at such later date as they may mutually agree.

                               GLOSSARY OF TERMS

     "Account Selection Date" is defined in "The Accounts--General."

     "Additional Investor Certificates" is defined in "Description of the Offered Certificates--Issuance of Additional Investor Certificates."

     "Additional Issuance" is defined in "Description of the Offered Certificates--Issuance of Additional Investor Certificates."

     "Aggregate Excess Funding Amount" means an amount equal to the sum of the amounts on deposit in the Excess Funding Account (General) and the Excess Funding Account (SRC).

     "Base Rate" for each Distribution Date means the sum of (a) the weighted average of the Class A Certificate Rate, the Class B Certificate Rate and the Class C Certificate Rate and (b) the Investor Servicing Fee Percentage.

     "Certificate Principal" means, with respect to each Class, the principal payable in respect of such Class of Investor Certificates.

     "Charged-Off Amount" means, with respect to any Distribution Date, the aggregate amount of Receivables in Accounts that became Charged-Off Accounts in the related Due Period, less the full amount of any such Receivables that have been repurchased by SRFG as a result of such Receivables being Ineligible Receivables in accordance with the terms of the Pooling and Servicing Agreement.

     "Class A Certificate Interest" means, for any Distribution Date, the product of (a) the Class A Invested Amount for such Distribution Date and (b) a fraction the numerator of which is the Class A Certificate Rate, and the denominator of which is twelve (or, in the case of the first Distribution Date, 360 divided by the number of days from and including the Series Closing Date to but excluding July 15, 1998, assuming that June is comprised of 30 days).

     "Class A Certificate Rate" means    % per annum.

     "Class A Controlled Amortization Amount" means, for any Distribution Date with respect to the Controlled Amortization Period, the sum of (i) the amount set forth in "Summary of Series Terms" and (ii) any Class A Controlled Amortization Amount Shortfall.

     "Class A Controlled Amortization Amount Shortfall" is defined in "Description of the Offered Certificates--Application of Collections."

     "Class A Cumulative Investor Charged-Off Amount" means, for any Distribution Date, the Class A Cumulative Investor Charged-Off Amount as of the end of the Due Period related to the prior Distribution Date, plus the Class A Investor Charged-Off Amount for such Class for the Due Period related to such Distribution Date; provided, however, that the Class A Cumulative Investor Charged-Off Amount shall be further adjusted in accordance with the successive steps set forth in "Description of the Offered Certificates--Application of Collections."

     "Class A Expected Final Payment Date" means the August 2001 Distribution Date.

     "Class A Initial Investor Interest" is defined in "Summary of Series
Terms."

     "Class A Invested Amount" is defined in "Summary of Series Terms."

     "Class A Investor Charged-Off Amount" means, for any Distribution Date, an amount equal to the product of (a) the Charged-Off Amount for such Distribution Date and (b) the Class A Percentage with respect to the Charged-Off Amount.

     "Class A Investor Interest" is defined in "Summary of Series Terms."

     "Class A Investor Loss" means, on any Distribution Date, the Class A Cumulative Investor Charged-Off Amount after giving effect to all allocations and deposits as set forth in "Description of the Offered
Certificates--Application of Collections" on such Distribution Date.

     "Class A Modified Required Amount" on any Distribution Date, means the Class A Required Amount for such Distribution Date minus the sum of all accrued but unpaid Class Monthly Servicing Fees with respect to the Class A Certificates.

     "Class A Modified Required Amount Shortfall" on any Distribution Date, means the positive difference, if any, between (i) the Class A Modified Required Amount and (ii) the sum of the (A) Series Finance Charge Collections allocable to Class A and (B) Series Additional Allocable Amounts allocable to Class A for such Distribution Date.

     "Class A Monthly Deficiency Amount" on any Distribution Date, means the amount by which the payment of interest is reduced to the Class A
Certificateholders as a result of an outstanding Class A Modified Required Amount Shortfall after giving effect to the distribution and reallocation of funds on such Distribution Date.

     "Class A Principal Collections" means, with respect to any day or any Distribution Date, an amount equal to the product of (x) the Class A Percentage with respect to Principal Collections for the related Distribution Date and (y) the amount of Principal Collections for such day or for the related Due Period, as applicable.

     "Class A Rapid Amortization Amount Shortfall" is defined in "Description of the Offered Certificates--Application of Collections."

     "Class A Required Amount" on any Distribution Date, means the Class Required Amount with respect to the Class A Certificates.

     "Class A Underwriters" is defined in "Underwriting."

     "Class A Underwriting Agreement" is defined in "Underwriting."

     "Class A Yield Collections" means, with respect to any day or any Distribution Date, as applicable, an amount equal to the product of the Series Yield Factor and the amount of Class A Principal Collections for such day or the related Due Period, as applicable.

     "Class B Certificate Interest" means, for any Distribution Date, the product of (a) the Class B Invested Amount for such Distribution Date and (b) a fraction the numerator of which is the Class B Certificate Rate, and the denominator of which is twelve (or, in the case of the first Distribution Date, 360 divided by the number of days from and including the Series Closing Date to but excluding July 15, 1998, assuming that June is comprised of 30 days).

     "Class B Certificate Rate" means    % per annum.

     "Class B Controlled Amortization Amount" means, for any Distribution Date with respect to the Controlled Amortization Period occurring after the Class A Expected Final Payment Date, the sum of (i) the amount set forth in "Summary of Series Terms" and (ii) any Class B Controlled Amortization Amount Shortfall.

     "Class B Controlled Amortization Amount Shortfall" is defined in "Description of the Offered Certificates--Application of Collections."

     "Class B Cumulative Investor Charged-Off Amount" means, for any Distribution Date, the Class B Cumulative Investor Charged-Off Amount as of the end of the Due Period related to the prior Distribution Date, plus the Class B Investor Charged-Off Amount for such Class for the Due Period related to such Distribution Date; provided, however, that the Class B Cumulative Investor Charged-Off Amount shall be further adjusted in accordance with the successive steps set forth in "Description of the Offered Certificates--Application of Collections."

     "Class B Expected Final Payment Date" means the October 2001 Distribution Date.

     "Class B Initial Investor Interest" is defined in "Summary of Series
Terms."

     "Class B Invested Amount" is defined in "Summary of Series Terms."

     "Class B Investor Charged-Off Amount" means, for any Distribution Date, an amount equal to the product of (a) the Charged-Off Amount for such Distribution Date and (b) the Class B Percentage with respect to the Charged-Off Amount.

     "Class B Investor Interest" is defined in "Summary of Series Terms."

     "Class B Investor Loss" means, on any Distribution Date, the Class B Cumulative Investor Charged-Off Amount after giving effect to all allocations and deposits as set forth in "Description of the Offered
Certificates--Application of Collections" on such Distribution Date.

     "Class B Modified Required Amount" on any Distribution Date, means the Class B Required Amount for such Distribution Date minus the sum of all accrued but unpaid Class Monthly Servicing Fees with respect to the Class B Certificates.

     "Class B Modified Required Amount Shortfall" on any Distribution Date, means the positive difference, if any, between (i) the Class B Modified Required Amount and (ii) the sum of the (A) Series Finance Charge Collections allocable to Class B and (B) Series Additional Allocable Amounts allocable to Class B for such Distribution Date.

     "Class B Monthly Deficiency Amount" on any Distribution Date, means the amount by which the payment of interest is reduced to the Class B
Certificateholders as a result of an outstanding Class B Modified Required Amount Shortfall after giving effect to the distribution and reallocation of funds on such Distribution Date.

     "Class B Principal Collections" means, with respect to any day or any Distribution Date, an amount equal to the product of (x) the Class B Percentage with respect to Principal Collections for the related Distribution Date and (y) the amount of Principal Collections for such day or for the related Due Period, as applicable.

     "Class B Rapid Amortization Amount Shortfall" is defined in "Description of the Offered Certificates--Application of Collections."

     "Class B Required Amount" on any Distribution Date, means the Class Required Amount with respect to the Class B Certificates.

     "Class B Underwriter" is defined in "Underwriting."

     "Class B Underwriting Agreement" is defined in "Underwriting."

     "Class B Yield Collections" means, with respect to any day or any Distribution Date, as applicable, an amount equal to the product of the Series Yield Factor and the amount of Class B Principal Collections for such day or the related Due Period, as applicable.

     "Class C Certificate Rate" means 0% per annum.

     "Class C Controlled Amortization Amount" means the Class C Invested Amount.

     "Class C Controlled Amortization Amount Shortfall" is defined in "Description of the Offered Certificates--Application of Collections."

     "Class C Cumulative Investor Charged-Off Amount" means, for any Distribution Date, the Class C Cumulative Investor Charged-Off Amount as of the end of the Due Period related to the prior Distribution Date, plus the Class C Investor Charged-Off Amount for such Class for the Due Period related to such Distribution Date; provided, however, that the Class C Cumulative Investor Charged-Off Amount shall be further adjusted in accordance with the successive steps set forth in "Description of the Offered Certificates--Application of Collections."

     "Class C Fixing Deadline" shall mean the earliest to occur of (i) a Rapid Amortization Event, (ii) the Class C Purchase Date with respect to Class C, or
(iii) the date on which the Class C Invested Amount becomes less than or equal to 3% of the Series Initial Investor Interest; provided, however, that such percentage may be decreased without the consent of the Investor Certificateholders if SRFG shall have received written notice from each Rating Agency that such a decrease will not result in a Ratings Event.

     "Class C Initial Investor Interest" is defined in "Summary of Series
Terms."

     "Class C Invested Amount" is defined in "Summary of Series Terms."

     "Class C Investor Charged-Off Amount" means, for any Distribution Date, an amount equal to the product of (a) the Charged-Off Amount for such Distribution Date and (b) the Class C Percentage with respect to the Charged-Off Amount.

     "Class C Investor Interest" is defined in "Summary of Series Terms."

     "Class C Investor Loss" means, on any Distribution Date, the Class C Cumulative Investor Charged-Off Amount after giving effect to all allocations and deposits as set forth in "Description of the Offered
Certificates--Application of Collections" on such Distribution Date.

     "Class C Modified Required Amount" on any Distribution Date, means the Class C Required Amount for such Distribution Date minus the sum of all accrued but unpaid Class C Monthly Servicing Fees.

     "Class C Modified Required Amount Shortfall" on any Distribution Date, means the positive difference, if any, between (i) the Class C Modified Required Amount and (ii) the sum of the (A) Series Finance Charge Collections allocable to Class C and (B) Series Additional Allocable Amounts allocable to Class C for such Distribution Date.

     "Class C Monthly Deficiency Amount" on any Distribution Date, means the amount by which the payment of interest is reduced to the Class C
Certificateholders as a result of an outstanding Class C Modified Required Amount Shortfall after giving effect to the distribution and reallocation of funds on such Distribution Date.

     "Class C Permitted Controlled Amortization Amount" if applicable, for any Distribution Date means an amount equal to the sum of (a) the product of (i) a fraction the numerator of which is the Class C Initial Investor Interest and the denominator of which is the Series Initial Investor Interest less the Class C Initial Investor Interest and (ii) the Class A Controlled Amortization Amount and (b) the Class C Permitted Controlled Amortization Amount Shortfall, if any; provided, however, that the Class C Permitted Controlled Amortization Amount may be increased without the consent of the Investor Certificateholders, if SRFG shall have received written notice from each Rating Agency that such an increase will not result in a Ratings Event; and provided, further, that the Class C Permitted Controlled Amortization Amount shall equal zero for all Distribution Dates on or after the Class C Fixing Deadline.

     "Class C Permitted Controlled Amortization Amount Shortfall" with respect to each Distribution Date is defined in "Description of the Offered Certificates--Application of Collections." The Class C Permitted Controlled Amortization Amount Shortfall initially shall be zero.

     "Class C Principal Collections" means, with respect to any day or any Distribution Date, an amount equal to the product of (x) the Class C Percentage with respect to Principal Collections for the related Distribution Date and (y) the amount of Principal Collections for such day or for the related Due Period, as applicable.

     "Class C Purchase Date" means the date on which the Class C Certificates are sold or transferred by SRFG.

     "Class C Rapid Amortization Amount Shortfall" is defined in "Description of the Offered Certificates--Application of Collections."

     "Class C Required Amount" on any Distribution Date, means the Class Required Amount with respect to the Class C Certificates.

     "Class Alternative Deficiency Amount" means, with respect to any Class, on any Payment Date, the Class Deficiency Amount that would have been calculated for such Class on such Payment Date if the aggregate unreimbursed Investor Losses on such Payment Date equalled zero.

     "Class Controlled Amortization Amount" means the Class A Controlled Amortization Amount, the Class B Controlled Amortization Amount or the Class C Controlled Amortization Amount, as applicable.

     "Class Controlled Amortization Amount Shortfall" means the Class A Controlled Amortization Amount Shortfall, the Class B Controlled Amortization Amount Shortfall or the Class C Controlled Amortization Amount Shortfall, as applicable.

     "Class Cumulative Investor Charged-Off Amount" means the Class A Cumulative Investor Charged-Off Amount, Class B Cumulative Investor Charged-Off Amount, or the Class C Cumulative Investor Charged-Off Amount, as applicable.

     "Class Deficiency Amount" means, with respect to each Class, on any Payment Date, the amount, if any, by which (a) the sum of (i) Certificate Interest for such Class accrued since the immediately preceding Payment Date, (ii) if, since the immediately preceding Payment Date and prior to the current Payment Date, a Reimbursed Loss Event has occurred, the sum of (A) the Reimbursed Loss Interest for such Class for each previous Distribution Date since the last Distribution Date on which Investor Losses for such Class equalled zero and (B) the Reimbursed Loss Interest Gross-up Amount for such Class for each previous Distribution Date since the last Distribution Date on which the aggregate amount of unreimbursed Investor Losses for such Class equalled zero, (iii) the Class Deficiency Amount on the immediately preceding Payment Date, and (iv) the Class Deficiency Amount on the immediately preceding Payment Date multiplied by the product of (A) a fraction the numerator of which is the weighted average of the Certificate Rates for such Class for the relevant Due Periods and the denominator of which is twelve and (B) the number of Distribution Dates from and including the preceding Payment Date to but excluding the current Payment Date exceeds (b) the amount deposited since the immediately preceding Payment Date into the Series Interest Funding Account as described in "Description of the Offered Certificates--Application of Collections" with respect to such Class.

     "Class Finance Charge Collections" means, with respect to each Class on any day or any Distribution Date, an amount equal to the product of (x) the Class Percentage with respect to Finance Charge Collections determined as of the related Distribution Date and (y) the amount of Finance Charge Collections for such day or the related Due Period, as applicable.

     "Class Initial Investor Interest" means, with respect to each Class, the aggregate face amount of Investor Certificates of such Class, plus the aggregate face amount of any Additional Investor Certificates authenticated and delivered pursuant to the Series Supplement, minus the aggregate face amount of any Investor Certificates cancelled pursuant to the Pooling and Servicing Agreement. The Class Initial Investor Interest with respect to the Investor Certificates is defined in "Summary of Series Terms."

     "Class Invested Amount" means the Class A Invested Amount, the Class B Invested Amount or the Class C Invested Amount, as applicable.

     "Class Investor Charged-Off Amount" means the Class A Investor Charged-Off Amount, the Class B Investor Charged-Off Amount or the Class C Investor Charged-Off Amount, as applicable.

     "Class Investor Interest" means the Class A Investor Interest, the Class B Investor Interest or the Class C Investor Interest, as applicable.

     "Class Monthly Deficiency Amount," with respect to any Class on any Distribution Date, means the positive difference, if any, between the Class Modified Required Amount for such Class for such Distribution Date and the amount deposited into the Series Interest Funding Account with respect to such Class Modified Required Amount on such Distribution Date.

     "Class Monthly Servicing Fee" with respect to any Class for any Distribution Date, means an amount equal to the product of (x) a fraction, the numerator of which is the Class Investor Interest and the denominator of which shall be the Series Investor Interest (or, in the case of the first Distribution Date, the Series Initial Investor Interest), in each case on the first day of the related Due Period and (y) the amount of the Investor Servicing Fee for the related Due Period.

     "Class Percentage" means, with respect to any Class with respect to any Distribution Date:

     (a) when used with respect to the Charged-Off Amount, the percentage equivalent of a fraction the numerator of which shall be the amount of the Class Investor Interest minus the Supplemental Cash allocable to such Class and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust and (ii) the Aggregate Investor Interest minus the sum of (A) the Excess Funding Amount (General), (B) the Excess Funding Amount (SRC) and (C) the sum of the series pre-funding amounts, if any, for all outstanding series, in each case on the first day of the related Due Period; or

     (b) when used with respect to Principal Collections prior to the occurrence of a Fixed Principal Allocation Event, the percentage equivalent of a fraction the numerator of which shall be the amount of the Class Investor Interest minus the Supplemental Cash allocable to such Class on the first day of the related Due Period and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust on the first day of the related Due Period and (ii) the sum of the numerators used in calculating the components of the series percentage with respect to Principal Collections for each series then outstanding (including this Series) as of such Distribution Date; or

     (c) when used with respect to Principal Collections on and after the occurrence of a Fixed Principal Allocation Event (unless a Fixed Principal Allocation Adjustment shall have occurred), the percentage equivalent of a fraction the numerator of which shall be the amount of the Class Investor Interest minus the Supplemental Cash allocable to such Class on the first day of the Due Period prior to the occurrence of a Fixed Principal Allocation Event and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust on the first day of the related Due Period and (ii) the sum of the numerators used in calculating the components of the series percentage with respect to Principal Collections for each series then outstanding (including this Series) as of such Distribution Date; provided, however, that because such Class is subject to being paired with a Class of a Paired Series, if, following such pairing, a Rapid Amortization Event occurs with respect to such a Paired Series during the Controlled Amortization Period or Rapid Amortization Period with respect to this Series, SRFG may, by written notice delivered to the Trustee and the Servicer, designate a different numerator for the foregoing fraction; provided that (A) such numerator is not less than the Class Investor Interest minus the Supplemental Cash allocable to such Class as of the last day of the revolving period for such Paired Series and
(B) SRFG shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of SRFG, such designation will not cause a Rapid Amortization Event or an event that, after the giving of notice or the lapse of time, would constitute a Rapid Amortization Event, to occur with respect to this Series; and provided, further, that should a Rapid Amortization Event with respect to this Series nonetheless occur, then, on each Distribution Date beginning with the Distribution Date related to the Due Period in which the Rapid Amortization Event occurs, such numerator shall not be less than the Class Investor Interest minus the Supplemental Cash allocable to such Class as of the first day of the Due Period in which such Rapid Amortization Event occurs; or

     (d) when used with respect to Principal Collections on and after the occurrence of a Fixed Principal Allocation Adjustment, the percentage equivalent of a fraction (a) the numerator of which shall be the greater of (i) the amount of the Class Investor Interest minus Supplemental Cash allocable to such Class on the first day of the Due Period prior to the occurrence of a Fixed Principal Allocation Event multiplied by the Fixed Principal Allocation Adjustment Factor and (ii) the amount of the Class Investor Interest minus the Supplemental Cash allocable to such Class on the first day of such Due Period and (b) the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust on the first day of the related Due Period and (ii) the sum of the numerators used in calculating the components of the series percentage with respect to Principal Collections for each series then outstanding (including this Series) as of such Distribution Date; provided, however, that following the occurrence of a Rapid Amortization Event, then, on each Distribution Date beginning with the Distribution Date related to the Due Period in which the Rapid Amortization Event occurs, such numerator shall be the amount of the Class Investor Interest minus the Supplemental Cash allocable to such Class on the first day of the Due Period in which such Rapid Amortization Event occurs; or

     (e) when used with respect to Finance Charge Collections during the Revolving Period or the Controlled Amortization Period, the percentage equivalent of a fraction the numerator of which shall be the amount of the applicable Class Investor Interest minus the Supplemental Cash allocable to such Class on the first day of the related Due Period and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust on the first day of the related Due Period and (ii) the sum of the numerators used in calculating the components of the series percentage with respect to Finance Charge Collections for each series then outstanding (including this Series) as of such Distribution Date; or

     (f) when used with respect to Finance Charge Collections during the Rapid Amortization Period, on each Distribution Date beginning with the Distribution Date related to the Due Period in which such Rapid Amortization Event occurs, the percentage equivalent of a fraction the numerator of which shall be the amount of the Class Investor Interest minus the Supplemental Cash allocable to such Class on the last day of the related Due Period prior to the occurrence of a Rapid Amortization Event, and the denominator of which shall be the greater of
(i) the amount of Principal Receivables in the Trust on the first day of the related Due Period and (ii) the sum of the numerators used in calculating the components of the series percentage with respect to Finance Charge Collections for each series then outstanding (including this Series) as of such Distribution Date.

     "Class Principal Collections" means the Class A Principal Collections, the Class B Principal Collections and the Class C Principal Collections, as applicable.

     "Class Rapid Amortization Amount" means, with respect to each Class and any Distribution Date during the Rapid Amortization Period, the Class Investor Interest for such Class.

     "Class Rapid Amortization Amount Shortfall" means the Class A Rapid Amortization Amount Shortfall, the Class B Rapid Amortization Amount Shortfall or the Class C Rapid Amortization Amount Shortfall, as applicable.

     "Class Required Amount" means, with respect to any Class on any Distribution Date, the sum of (i) Certificate Interest with respect to such Class for such Distribution Date, (ii) the Class Monthly Deficiency Amount on the immediately preceding Distribution Date, (iii) the Class Deficiency Amount on the immediately preceding Payment Date multiplied by a fraction the numerator of which is the Class Certificate Rate for such Class plus two percent per annum for each Due Period subsequent to the immediately preceding Interest Payment Date and the denominator of which is twelve (or, in the case of the first Distribution Date, 360 divided by the number of days from the Series Closing
Date), (iv) if on the immediately preceding Distribution Date a Reimbursed Loss Event occurred, the sum of (A) the Reimbursed Loss Interest for each previous Distribution Date since the last Distribution Date on which the aggregate amount of unreimbursed Investor Losses for such Class equalled zero, (B) the Reimbursed Loss Interest Gross-up Amount for each previous

Distribution Date since the last Distribution Date on which the aggregate amount of unreimbursed Investor Losses for such Class equalled zero and (C) for any Distribution Date following the Distribution Date immediately following the Reimbursed Loss Event to and including the next Interest Payment Date, the Reimbursed Loss Interest Gross-up Amount with respect to such Class for such Distribution Date and (v) the sum of all accrued but unpaid Class Monthly Servicing Fees.

     "Controlled Amortization Period" means the period commencing at the opening of business on the first day of the Due Period related to the Distribution Date in September 2000 and ending upon the earliest to occur of (x) the Rapid Amortization Commencement Date, (y) the payment in full of the Series Invested Amount and (z) the Series Termination Date.

     "Credit Agreement" is defined in "Sears Credit Business--Credit Granting Procedures."

     "Determination Date" for any month means the second Business Day preceding the Distribution Date for such month.

     "Distribution Date" means the 15th day of each calendar month, commencing in July 1998, provided that if such 15th day is not a Business Day, the Distribution Date shall be the next succeeding Business Day.

     "Excess Funding Amount (General)" for any Distribution Date means the amount on deposit in the Excess Funding Account (General) less investment earnings.

     "Excess Funding Amount (SRC)" for any Distribution Date means the amount on deposit in the Excess Funding Account (SRC) less investment earnings.

     "Fixed Principal Allocation Adjustment" means, if (i) a Fixed Principal Allocation Event has occurred and (ii) a Rapid Amortization Event has not occurred, an adjustment by the Servicer with respect to the Class Percentage as applied to Principal Collections in accordance with the provisions of the Series Supplement and set forth in the Monthly Servicer Certificate.

     "Fixed Principal Allocation Adjustment Factor" with respect to any Class with respect to any Distribution Date means a fraction the numerator of which is the Class Controlled Amortization Amount and the denominator of which is the sum of (a) the Class Controlled Amortization Amount and (b) the Group Available Principal Amount (as adjusted to deduct any portion of the Group Available Principal Amount used, in the discretion of the Servicer, to determine the Fixed Principal Allocation Adjustment Factor with respect to any class of any of other series in Group One) on such Distribution Date.

     "Fixed Principal Allocation Event" means the earliest of (a) the beginning of the Due Period immediately following the Due Period related to the Distribution Date during the Controlled Amortization Period with respect to this Series on which the Series Available Principal Amount is less than zero; (b) the date on which a Rapid Amortization Event with respect to this Series occurs; or
(c) a date selected by the Servicer, if any, provided that the Servicer provides notification of such date to SRFG, the Trustee and the Rating Agencies no later than two Business Days prior to such selected date.

     "Group Available Principal Amount" means, with respect to each Distribution Date, (i) the amount remaining on deposit in the Group One Principal Collections Reallocation Account on such Distribution Date after all withdrawals have been made from such account for the benefit of any series in Group One (including this Series), but before such amount is withdrawn from the Group One Principal Collections Reallocation Account and paid to SRFG minus (ii) (x) the amount deposited in the Group One Principal Collections Reallocation Account from the series collections accounts of any series in Group One that has a controlled amortization period or controlled accumulation period, as applicable, beginning before the latest Class Expected Final Payment Date for any Class of this Series, (y) the amount deposited in the Group One Principal Collections Reallocation Account from the series principal collections accounts of any series in Group One that has a controlled amortization period or controlled accumulation period, as applicable, ending before the latest Class Expected Final Payment Date for any Class of this Series and
(z) the amount deposited in the Group One Principal Collections Reallocation Account from the series principal collections accounts of any series in Group One that is in its rapid amortization period.

     "Group Excess Funding Amount" means an amount equal to the product of (i) the Aggregate Excess Funding Amount and (ii) a fraction (a) the numerator of which is the sum of the numerators used in calculating the class percentage with respect to the principal collections for all classes of all series (including the Classes of this Series) in Group One and (b) the denominator of which is the sum of the numerators used in calculating the class percentage with respect to the principal collections for all classes (including the Classes of this Series) of all outstanding series.

     "Group One" is defined in "Summary of Series Terms."

     "Group One Collections Account" is defined in "Description of the Offered Certificates--Investor Accounts."

     "Group One Finance Charge Collections Reallocation Account" is defined in "Description of the Offered Certificates--Investor Accounts."

     "Group One Pre-Funding Reallocation Account" means an account established with an Eligible Institution or a Qualified Trust Institution in connection with the pre-funding of any series in Group One.

     "Group One Principal Collections Reallocation Account" is defined in "Description of the Offered Certificates--Investor Accounts."

     "HIP" is defined in "Sears Credit Business--General."

     "Interest Accrual Period" means, with respect to any Interest Payment Date, the period from and including the Interest Payment Date immediately preceding such Interest Payment Date (or, in the case of the first Interest Payment Date, from and including the Series Closing Date) to but excluding such Interest Payment Date.

     "Interest Payment Date" means the 15th day of each calendar month, commencing in July 1998, or, if such 15th day is not a Business Day, the next succeeding Business Day.

     "Investor Accounts" is defined in "Description of the Offered Certificates--Investor Accounts."

     "Investor Loss" means, with respect to each Class as of any Distribution Date, the Class Cumulative Investor Charged-Off Amount after giving effect to the allocations and payments on such Distribution Date, and in the event the Receivables are sold in connection with the termination of the Trust, the amount, if any, by which the Class Investor Interest (determined immediately prior to such sale) exceeds the net proceeds of such sale payable to such Class.

     "Investor Servicing Fee" means, with respect to any Distribution Date, an amount equal to the product of (i) the Investor Servicing Fee Percentage and
(ii) the Series Investor Interest minus the Supplemental Cash, if any, allocable to this Series on the first day of the related Due Period, calculated on the basis of a 360-day year of twelve 30-day months.

     "Investor Servicing Fee Percentage" means 2.00% per annum.

     "MCP" is defined in "Sears Credit Business--General."

     "Minimum Seller Interest," for any day or Distribution Date means an amount equal to the positive difference, if any, between (i) the Minimum Principal Receivables Balance and (ii) (A) the Aggregate Investor Interest minus (B) the sum of (x) the series pre-funding amounts, if any, for all outstanding series,
(y) the Excess Funding Amount (General) and (z) the Excess Funding Amount (SRC), for such day or Distribution Date.

     "Monthly Servicer Certificate" means the certificate of an officer of the Servicer, in the form attached as an exhibit to the Series Supplement.

     "NAAC" is defined in "Sears Credit Business--General."

     "Net Adjusted Yield" means, with respect to any Distribution Date, the average of the percentages obtained for each of the three preceding Due Periods by subtracting the Base Rate from the Net Yield for such Due Period.

     "Net Yield" means, with respect to any Due Period or any Distribution Date, the annualized percentage equivalent of a fraction (a) the numerator of which is the sum of the (i) Series Finance Charge Collections, (ii) Series Additional Allocable Amounts, (iii) finance charge collections and series additional allocable amounts, if any, reallocated to this Series minus (iv) the Series Investor Charged-Off Amount, and (b) the denominator of which is the Series Invested Amount.

     "Offered Certificates" is defined in "Summary of Series Terms."

     "Paired Series" is defined in "Description of the Offered
Certificates--Paired Series."

     "Principal Payment Date" is defined in "Summary of Series Terms."

     "Rapid Amortization Commencement Date" means the date on which a Rapid Amortization Event is deemed to occur.

     "Rapid Amortization Event" means any event specified in "Description of the Offered Certificates--Rapid Amortization Events."

     "Rapid Amortization Period" means the period from, and including, the Rapid Amortization Commencement Date to, and including, the earlier of (i) the date of the final distribution to Investor Certificateholders or (ii) the Series Termination Date. The first Distribution Date of the Rapid Amortization Period shall be the Distribution Date in the calendar month following the Rapid Amortization Commencement Date.

     "RCCOCs" is defined in "Sears Credit Business--General."

     "Reimbursed Loss Event" means, with respect to each Class, any Distribution Date on which the aggregate amount of unreimbursed Investor Losses for such Class is reduced to zero; provided that if the Class Invested Amounts for all Classes senior to such Class have been reduced to zero and such Reimbursed Loss Event occurs on such Class' Expected Final Payment Date, the Reimbursed Loss Event shall be deemed to occur on the current Distribution Date for the purposes of calculation of the Class Modified Required Amount with respect to such Class.

     "Reimbursed Loss Interest" means, with respect to each Class for any Distribution Date, an amount equal to the product of (i) the aggregate amount of Investor Losses that have not been reimbursed prior to the commencement of the related Due Period and (ii) a fraction the numerator of which is the Certificate Rate for such Class for the related Due Period and the denominator of which is twelve.

     "Reimbursed Loss Interest Gross-up Amount" means, with respect to each Class for any Distribution Date, an amount equal to the product of (i) the positive difference, if any, between the Class Alternative Deficiency Amount for the immediately preceding Payment Date and the Class Deficiency Amount for the immediately preceding Payment Date and (ii) a fraction the numerator of which is the Certificate Rate for such Class for the related Due Period and the denominator of which is twelve.

     "Required Daily Deposit" for any Business Day means an amount equal to:

          (a) during the Revolving Period, an amount equal to the lesser of (A) the Series Finance Charge Collections for such Business Day and (B) the difference between (i) the Class Modified Required Amounts (plus, if Sears is not the Servicer, the Series Monthly Servicing Fee for each Business
     Day) for all Classes of this Series and (ii) amounts previously deposited in the Collections Account with respect to such amounts with respect to the current Due Period pursuant to this subsection (a);

          (b) during the Controlled Amortization Period an amount equal to the sum of:

             (1) the amount set forth in subsection (a); and

             (2) the lesser of (A) the Class Principal Collections for all Classes of this Series for such Business Day minus any Class C Principal Collections for such Business Day and (B) the positive difference, if any, between (i) the Class Controlled Amortization Amount for each Class and (ii) amounts previously deposited in the Collections Account with respect to such amounts with respect to the current Due Period pursuant to this subsection (b); provided, however, that such amount shall not exceed the Class Controlled Amortization Amount for such Class; and

          (c) during the Rapid Amortization Period, an amount equal to the sum of (i) the Series Finance Charge Collections for such Business Day and (ii) the Class Principal Collections for each Class of this Series minus (iii) any Class C Principal Collections for such Business Day;

provided, however, that the Series Finance Charge Collections and Series Principal Collections received each Business Day shall be estimated in accordance with the terms of the Pooling and Servicing Agreement.

     "Revolving Period" is defined in "Summary of Series Terms."

     "Seller Retained Class" means the Class C Certificates.

     "Series" and "this Series" means Sears Credit Account Master Trust II, Master Trust Certificates, Series 1998-1, established pursuant to the Pooling and Servicing Agreement and the Series Supplement.

     "Series Additional Allocable Amounts," if any, means, for any Distribution Date, the sum of the (i) Series Yield Collections, (ii) Series Investment Income and (iii) Series Additional Investor Funds.

     "Series Additional Funds," if any, means, for any Distribution Date, the Additional Funds deposited into the Series Collections Account on such Distribution Date.

     "Series Additional Investor Funds," if applicable, means, for any Distribution Date, the Series Additional Funds, if any, that are not applied to the payment of the Investor Servicing Fee.

     "Series Aggregate Excess Funding Amount" means an amount equal to (i) a fraction (a) the numerator of which is the Series Investor Interest and (b) the denominator of which is the sum of the series investor interests for all outstanding series in Group One multiplied by (ii) the Group Excess Funding Amount.

     "Series Allocable Investment Amount" means, with respect to any Distribution Date, the sum of (i) the product of (a) the investment income on funds on deposit in the Collections Account for the related Due Period and (b) a fraction the numerator of which is the sum of the numerators for all Classes in this Series used in calculating the Class Percentage with respect to Finance Charge Collections and the denominator of which is the sum of the numerators used in calculating the class percentage with respect to Finance Charge Collections for all classes of all outstanding series and (ii) the product of
(x) the investment income on funds on deposit in the Group One Collections Account for the related Due Period and (y) a fraction the numerator of which is the sum of the numerators for all Classes in this Series used in calculating the Class Percentage with respect to Finance Charge Collections and the denominator of which is the sum of the numerators used in calculating the class percentage with respect to Finance Charge Collections for all classes of all series in Group One.

     "Series Available Principal Amount" means, for any Distribution Date, for each series in Group One (including this Series) that is in its controlled amortization period or controlled accumulation period, as applicable, an amount calculated as follows: For each such series, seriatim, beginning with the series with the largest series investor interest as of such Distribution Date (and if more than one series has the same series investor interest on such Distribution Date, beginning with whichever of such series has the longest time remaining in its controlled amortization period or controlled accumulation period, as applicable (assuming that no rapid amortization event occurs with respect to such series)), an amount equal to (x) the Group Available Principal Amount less (y) the difference between the series required principal amount and the amount of such series' controlled amortization amount or controlled accumulation amount, as applicable, that was funded on such Distribution Date (including any portion of such amount that was funded by amounts withdrawn from the Group One Principal Collections Reallocation Account as described in "Description of the Offered Certificates--Application of Collections"). For purposes of calculating the series available principal amount for each other such series, the Group Available Principal Amount shall be reduced by the amount calculated in clause
(y) above for each prior series for which the series available principal amount was calculated.

     "Series Collections Account" is defined in "Description of the Offered Certificates--Investor Accounts."

     "Series Cut-Off Date" means the last day of the Due Period ending in May 1998.

     "Series Distribution Account" is defined in "Description of the Offered Certificates--Investor Accounts."

     "Series Excess Funding Amount (SRC)" means an amount equal to the product of (i) the Group Excess Funding Amount (SRC) and (ii) a fraction (a) the numerator of which is the numerator used in calculating the Class Percentage with respect to Class C Principal Collections and (b) the denominator of which is the sum of the numerators used in calculating the class percentage with respect to the principal collections for all seller retained classes in Group One.

     "Series Excess Servicing" is defined in "Description of the Offered Certificates--Application of Collections."

     "Series Finance Charge Collections" means, with respect to any day or any Distribution Date, the sum of the amount of Class Finance Charge Collections for each Class of this Series for such day or for the related Due Period, as applicable.

     "Series Initial Investor Interest" means an amount equal to the sum of the Class Initial Investor Interests for all Classes of this Series.

     "Series Interest Funding Account" is defined in "Description of the Offered Certificates--Investor Accounts."

     "Series Invested Amount" with respect to any Distribution Date, means the sum of the Class Invested Amounts for each Class of this Series on such Distribution Date.

     "Series Investment Income" with respect to any Distribution Date, means the sum of (a) the income from the investment of funds on deposit in the Series Interest Funding Account, (b) the income from the investment of funds with respect to the Series Aggregate Excess Funding Amount and (c) the Series Allocable Investment Amount.

     "Series Investor Charged-Off Amount" means an amount equal to the sum of the Class Investor Charged-Off Amounts for all Classes of this Series.

     "Series Investor Interest" with respect to any Distribution Date, means the sum of the Class Investor Interests for each Class of this Series on such Distribution Date.

     "Series Minimum Principal Receivables Balance" means, with respect to this Series, on any Determination Date the greater of (i) the Series Investor Interest minus Supplemental Cash on such Determination Date, divided by 0.909, or (ii) if a Fixed Principal Allocation Event has occurred (and a Fixed Principal Allocation Adjustment has not occurred), the Series Investor Interest minus Supplemental Cash as of the first day of the Due Period prior to the occurrence of the Fixed

Principal Allocation Event, subject to reduction, in the event that a Rapid Amortization Event occurs with respect to any series with which such Series is paired, to an amount equal to the sum of the then applicable numerators for the class percentages with respect to all classes in such series with respect to principal collections, or (iii) if a Fixed Principal Allocation Adjustment has occurred, the Series Investor Interest minus Supplemental Cash as of the first day of the Due Period prior to the Fixed Principal Allocation Event multiplied by the Fixed Principal Allocation Adjustment Factor; provided, however, that following the occurrence of a Rapid Amortization Event, the amount in clause
(iii) shall be the Series Investor Interest minus Supplemental Cash as of the first day of the Due Period prior to the occurrence of such Rapid Amortization Event; and provided, further, that SRFG may, upon 30 days' prior notice to the Trustee and the Rating Agencies, reduce the Series Minimum Principal Receivables Balance by increasing the divisors set forth above, subject to the condition that SRFG shall have been notified by the Rating Agencies that such reduction would not result in a Ratings Event for any series then outstanding; and provided, further, that the divisor used in the calculation of Series Minimum Principal Receivables Balance may not be increased to more than 0.980.

     "Series Monthly Servicing Fee" means, with respect to any Distribution Date, the sum of the Class Monthly Servicing Fees for each Class of this Series on such Distribution Date.

     "Series Percentage" means, with respect to any specified category and any Distribution Date, the sum of the Class Percentages with respect to such category for each Class of this Series on such Distribution Date.

     "Series Principal Collections" means, with respect to any day or any Distribution Date, the sum of the amount of Class Principal Collections for each Class of this Series for such day or for the related Due Period, as applicable.

     "Series Principal Collections Account" is defined in "Description of the Offered Certificates--Investor Accounts."

     "Series Required Principal Amount" means, with respect to each Distribution Date and each series in Group One (including this Series) that is in its controlled amortization period or controlled accumulation period, as applicable, the product of (x) 1.20, and (y) the controlled amortization amount or the controlled accumulation amount, as applicable, for such series for each such Distribution Date.

     "Series Supplement" means the Series 1998-1 Supplement dated as of June   ,
1998 to the Pooling and Servicing Agreement, as amended, modified or supplemented from time to time.

     "Series Termination Date" means the day following the August 2005 Distribution Date.

     "Series Yield Collections" means, with respect to any day or any Distribution Date, as applicable, an amount equal to the product of the Series Yield Factor and the amount of Series Principal Collections for such day or the related Due Period, as applicable.

     "Series Yield Factor" is initially zero, but may be increased in accordance with the terms of the Series Supplement.

     "Special Payment Date" means each Distribution Date with respect to the Rapid Amortization Period, including the Distribution Dates with respect to each Class Expected Final Payment Date for each Class, and all Distribution Dates after any Class Expected Final Payment Date for any Class (in either the Controlled Amortization Period or the Rapid Amortization Period) if the Class Invested Amount has not been reduced to zero on or before such Class Expected Final Payment Date.

     "Supplemental Cash" for any Distribution Date means the Series Aggregate Excess Funding Amount for such Distribution Date. For purposes of this Prospectus Supplement, allocations of Supplemental Cash for any Class shall be made according to the following calculation: the product of (a) the Supplemental Cash and (b) a fraction the numerator of which is the Class Investor Interest for such Class and the denominator of which is the Series Investor Interest.

     "Underwriters" is defined in "Underwriting."

     "Underwriting Agreement" is defined in "Underwriting."

     "Underwritten Certificates" is defined in "Underwriting."

                                    ANNEX A
                                  OTHER SERIES

     The table below sets forth the principal characteristics of the Class A, Class B and Class C Master Trust Certificates of Series 1994-1, Series 1995-1, Series 1995-2, Series 1995-3, Series 1995-4, Series 1995-5, Series 1996-1,
Series 1996-2, Series 1996-3, Series 1996-4, Series 1996-5 and Series 1997-1,
the only series previously issued by the Trust and currently outstanding. The Servicer will provide, without charge, to each person, including any beneficial owner of Investor Certificates, to whom a copy of this Prospectus Supplement is delivered, a copy of any and all documents incorporated herein by reference (other than exhibits to such documents) upon request by calling 1-800-SEARS-80 (1-800-732-7780).

1.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1994-1
     Group.......................................................                        One
     Class A Initial Investor Interest...........................               $750,000,000
     Class B Initial Investor Interest...........................                $33,500,000
     Class C Initial Investor Interest...........................                $98,857,000
     Class A Certificate Rate....................................                      7.00%
     Class B Certificate Rate....................................                      7.25%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............         September 15, 1998
     Class A Expected Final Payment Date.........................            August 15, 2000
     Class B Expected Final Payment Date.........................         September 15, 2000
     Class C Expected Final Payment Date.........................           October 16, 2000
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................            August 16, 1994
     Series Termination Date.....................................           January 16, 2004

     Series 1994-1 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

2.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1995-1
     Group.......................................................                        One
     Class A Initial Investor Interest...........................               $200,000,000
     Class B Initial Investor Interest...........................                    $10,000
     Class C Initial Investor Interest...........................                $35,285,000
     Class A Certificate Rate....................................                      8.24%
     Class B Certificate Rate....................................                      8.24%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............          February 15, 1999
     Class A Expected Final Payment Date.........................           January 15, 2001
     Class B Expected Final Payment Date.........................          February 15, 2001
     Class C Expected Final Payment Date.........................             March 15, 2001
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................            January 4, 1995
     Series Termination Date.....................................              June 16, 2004

     Series 1995-1 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

3.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1995-2
     Group.......................................................                        One
     Class A Initial Investor Interest...........................               $600,000,000
     Class B Initial Investor Interest...........................                $26,966,000
     Class C Initial Investor Interest...........................                $78,917,000
     Class A Certificate Rate....................................                      8.10%
     Class B Certificate Rate....................................                      8.30%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............          February 15, 1999
     Class A Expected Final Payment Date.........................           January 15, 2001
     Class B Expected Final Payment Date.........................          February 15, 2001
     Class C Expected Final Payment Date.........................             March 15, 2001
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................           January 20, 1995
     Series Termination Date.....................................              June 16, 2004

     Series 1995-2 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

4.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1995-3
     Group.......................................................                        One
     Class A Initial Investor Amount.............................               $500,000,000
     Class B Initial Investor Amount.............................                $22,500,000
     Class C Initial Investor Amount.............................                $65,740,000
     Class A Certificate Rate....................................                      7.00%
     Class B Certificate Rate....................................                      7.25%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............              June 15, 1999
     Class A Expected Final Payment Date.........................               May 15, 2001
     Class B Expected Final Payment Date.........................              June 15, 2001
     Class C Expected Final Payment Date.........................              July 15, 2001
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................                May 8, 1995
     Series Termination Date.....................................           October 16, 2004

     Series 1995-3 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

5.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1995-4
     Group.......................................................                        One
     Class A Initial Investor Amount.............................               $500,000,000
     Class B Initial Investor Amount.............................                $22,500,000
     Class C Initial Investor Amount.............................                $61,330,000
     Class A Certificate Rate....................................                      6.25%
     Class B Certificate Rate....................................                      6.35%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............             March 15, 1998
     Class A Expected Final Payment Date.........................          February 15, 1999
     Class B Expected Final Payment Date.........................             March 15, 1999
     Class C Expected Final Payment Date.........................             April 15, 1999
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................          September 6, 1995
     Series Termination Date.....................................           January 16, 2003

     Series 1995-4 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

6.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1995-5
     Group.......................................................                        One
     Class A Initial Investor Amount.............................               $500,000,000
     Class B Initial Investor Amount.............................                $22,730,000
     Class C Initial Investor Amount.............................                $65,520,000
     Class A Certificate Rate....................................                      6.05%
     Class B Certificate Rate....................................                      6.20%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............             March 15, 2002
     Class A Expected Final Payment Date.........................          February 16, 2004
     Class B Expected Final Payment Date.........................             March 15, 2004
     Class C Expected Final Payment Date.........................             April 15, 2004
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................          December 12, 1995
     Series Termination Date.....................................           January 16, 2008

     Series 1995-5 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

 7.  CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1996-1
     Group.......................................................                        One
     Class A Initial Investor Interest...........................               $500,000,000
     Class B Initial Investor Interest...........................                $22,500,000
     Class C Initial Investor Interest...........................                $65,740,000
     Class A Certificate Rate....................................                      6.20%
     Class B Certificate Rate....................................                      6.35%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............             April 17, 2000
     Class A Expected Final Payment Date.........................             March 15, 2002
     Class B Expected Final Payment Date.........................             April 15, 2002
     Class C Expected Final Payment Date.........................               May 15, 2002
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................             March 26, 1996
     Series Termination Date.....................................          February 16, 2006

      Series 1996-1 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

 8.  CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1996-2
     Group.......................................................                        One
     Class A Initial Investor Interest...........................               $500,000,000
     Class B Initial Investor Interest...........................                $22,500,000
     Class C Initial Investor Interest...........................                $65,740,000
     Class A Certificate Rate....................................                      6.50%
     Class B Certificate Rate....................................                      6.65%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............          December 15, 1998
     Class A Expected Final Payment Date.........................          November 15, 1999
     Class B Expected Final Payment Date.........................          December 15, 1999
     Class C Expected Final Payment Date.........................           January 17, 2000
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................               May 17, 1996
     Series Termination Date.....................................           October 16, 2003

      Series 1996-2 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

9.   CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1996-3
     Group.......................................................                        One
     Class A Initial Investor Amount.............................               $500,000,000
     Class B Initial Investor Amount.............................                $22,500,000
     Class C Initial Investor Amount.............................                $65,740,000
     Class A Certificate Rate....................................                      7.00%
     Class B Certificate Rate....................................                      7.10%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............            August 15, 2002
     Class A Expected Final Payment Date.........................              July 15, 2004
     Class B Expected Final Payment Date.........................            August 16, 2004
     Class C Expected Final Payment Date.........................         September 15, 2004
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................             August 6, 1996
     Series Termination Date.....................................              July 16, 2008

      Series 1996-3 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

10.  CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1996-4
     Group....................................................                           One
     Class A Initial Investor Interest........................                  $500,000,000
     Class B Initial Investor Interest........................                   $22,500,000
     Class C Initial Investor Interest........................                   $65,740,000
     Class A Certificate Rate.................................                         6.45%
     Class B Certificate Rate.................................                         6.65%
     Class C Certificate Rate.................................                            0%
     Type.....................................................       Controlled Amortization
     Class A Scheduled Initial Principal Payment Date.........             November 15, 2000
     Class A Expected Final Payment Date......................              October 15, 2002
     Class B Expected Final Payment Date......................             November 15, 2002
     Class C Expected Final Payment Date......................             December 16, 2002
     Type of Credit Enhancement...............................                 Subordination
     Series Closing Date......................................              October 29, 1996
     Series Termination Date..................................              October 17, 2006

      Series 1996-4 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

11.  CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1996-5
     Group.......................................................                        One
     Class A Initial Investor Interest...........................               $500,000,000
     Class B Initial Investor Interest...........................                $25,000,000
     Class C Initial Investor Interest...........................               $103,931,000
     Class A Certificate Rate....................................       One-month LIBOR plus
                                                                                       0.23%
     Class B Certificate Rate....................................       One-month LIBOR plus
                                                                                       0.43%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............           January 16, 2006
     Class A Expected Final Payment Date.........................          December 17, 2007
     Class B Expected Final Payment Date.........................          February 15, 2008
     Class C Expected Final Payment Date.........................             March 17, 2008
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................          December 16, 1996
     Series Termination Date.....................................          December 16, 2011

      Series 1996-5 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

12.  CLASS A, CLASS B AND CLASS C MASTER TRUST CERTIFICATES, SERIES 1997-1
     Group.......................................................                        One
     Class A Initial Investor Interest...........................               $500,000,000
     Class B Initial Investor Interest...........................                $22,500,000
     Class C Initial Investor Interest...........................                $65,740,000
     Class A Certificate Rate....................................                      6.20%
     Class B Certificate Rate....................................                      6.40%
     Class C Certificate Rate....................................                         0%
     Type........................................................    Controlled Amortization
     Class A Scheduled Initial Principal Payment Date............            August 15, 2001
     Class A Expected Final Payment Date.........................            August 15, 2003
     Class B Expected Final Payment Date.........................         September 15, 2003
     Class C Expected Final Payment Date.........................           October 15, 2003
     Type of Credit Enhancement..................................              Subordination
     Series Closing Date.........................................              July 31, 1997
     Series Termination Date.....................................              July 17, 2007

      Series 1997-1 provides for reallocation of Collections to other series in Group One to the extent provided in the series supplement relating to such other series.

PROSPECTUS
                      SEARS CREDIT ACCOUNT MASTER TRUST II
                           MASTER TRUST CERTIFICATES

                             SEARS, ROEBUCK AND CO.
                                    SERVICER

                                   SRFG, INC.
                                     SELLER
                            ------------------------

SRFG, Inc. ("SRFG") intends to sell from time to time up to $2,386,804,000 aggregate initial offering price of Master Trust Certificates ("investor certificates"), consisting of multiple series, representing an undivided interest in Sears Credit Account Master Trust II (the "Trust"), formed pursuant to a Pooling and Servicing Agreement among Sears, Roebuck and Co. as Servicer ("Sears"), SRFG as Seller and The First National Bank of Chicago as Trustee. The property of the Trust includes a portfolio of credit account receivables generated or to be generated by or through Sears, Sears National Bank (the "Bank") or their affiliates in the ordinary course of business, all monies received in payment of such receivables and certain additional funds. Investor certificates will be sold from time to time under this Prospectus on terms determined for each series at the time of sale and described in the related Prospectus Supplement. Each series will consist of one or more classes of investor certificates. The interest of the investor certificateholders of each class of a series offered hereby will include the right to receive a varying percentage of each month's collections with respect to the Receivables at the times, in the manner and to the extent described herein and in the related Prospectus Supplement.

Although the specific terms of each series in respect to which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such series will not be subject to prior review by, or consent of, the holders of the investor certificates of any previously issued series.

Interest and principal payments with respect to each series offered hereby will be made as specified in the related Prospectus Supplement. Credit Enhancement may be provided to a series or class of investor certificates pursuant to subordination provisions that require distributions of principal and/or interest to be made with respect to the investor certificates of such series or class offered hereby before distributions are made to one or more other series or other classes of such series, to the extent described in the related Prospectus Supplement. In addition, one or more series or classes of investor certificates offered hereby may be entitled to the benefits of any form of Third Party Credit Enhancement specified in the related Prospectus Supplement.

  THE INVESTOR CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF SEARS, ROEBUCK AND CO., SEARS NATIONAL BANK, SRFG, INC. OR ANY AFFILIATE THEREOF. NEITHER THE INVESTOR CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL
        DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

The investor certificates may be sold through underwriting syndicates represented by one or more managing underwriters, by underwriters without a syndicate, through agents designated from time to time, or directly to purchasers. If underwriters or agents are involved in the offering of investor certificates, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter or agent or dealer is involved in the offering of investor certificates, the underwriter's discount, the agent's commission or the dealer's purchase price will be set forth in, or may be calculated from the information in, the related Prospectus Supplement, and the net proceeds to SRFG from such offering will be the public offering price of such investor certificates less such discount in the case of an underwriter, the purchase price of such investor certificates less such commission in the case of an agent, or the purchase price of such investor certificates in the case of a dealer, and less, in each case, the other expenses of SRFG associated with the issuance of such investor certificates. See "Plan of Distribution."

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF ANY SERIES OF INVESTOR CERTIFICATES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.

May 18, 1998

                               TABLE OF CONTENTS

                                                      PAGE
                                                      ----
Reports to Investor Certificateholders..............    2
Incorporation of Certain Documents by Reference.....    2
Prospectus Summary..................................    3
Risk Factors........................................    7
The Seller..........................................   14
The Servicer........................................   14
The Credit Card Bank................................   14
Certain Legal Matters Relating to the Receivables...   14
 Transfer of Receivables............................   14
 Security Interests in Receivables..................   15
 Insolvency Related Matters.........................   16
 Consumer Protection Laws and Debtor Relief Laws
   Applicable to the Receivables....................   17
 Claims and Defenses of Credit Customers Against the
   Trust............................................   18
The Trust...........................................   18
 Formation of the Trust.............................   18
 Collections Account and Group Collections
   Accounts.........................................   19
 Adjustments to Receivables.........................   20
 Addition of Accounts...............................   20
 Removal of Accounts................................   21
 Repurchase of Trust Portfolio......................   22
 Repurchase of Specified Receivables................   23
 Termination of the Trust...........................   23
Description of the Investor Certificates............   23
 General............................................   24
 Interest Payments..................................   24
 Principal Payments.................................   24
 Class Percentages and Seller Percentage............   25
 Investor Losses....................................   25
 Reallocations and Subordination of Collections.....   25
 Aggregate and Net Payments.........................   26
 Additional Funds...................................   26
 Investment of Funds in Investor Accounts...........   27
 Final Payment of Principal; Termination of
   Series...........................................   27
 Description of Credit Enhancement..................   28
 Establishing and Issuing New Series................   28

                                                      PAGE
                                                      ----
 Reallocation of Series Among Groups................   29
 List of Investor Certificateholders................   29
 Meetings...........................................   29
 Book-Entry Registration............................   29
 Definitive Certificates............................   32
 Exchange of Investor Certificates for Seller
   Interest.........................................   33
 Sale of Seller Interest............................   33
 Amendments.........................................   34
The Trustee.........................................   34
 Indemnification of Trust and Trustee...............   35
Certain Matters Regarding the Servicer..............   35
 Servicing Compensation and Payment of Expenses.....   35
 Resignation or Merger of Servicer; Delegation of
   Duties...........................................   35
 Servicer Termination Events........................   36
 Reports to Investor Certificateholders.............   37
 Evidence as to Compliance..........................   37
Use of Proceeds.....................................   38
Certain Federal Income Tax Consequences.............   38
 General............................................   38
 Tax Treatment of the Investor Certificates as
   Indebtedness.....................................   39
 United States Holders..............................   39
 United States Alien Holders........................   41
 Backup Withholding and Information Reporting.......   42
 Possible Characterization of the Investor
   Certificates.....................................   43
Certain State Tax Consequences......................   44
 General............................................   45
 Arizona, Delaware, Georgia, Illinois, Ohio
   and Texas........................................   45
ERISA Considerations................................   45
Plan of Distribution................................   47
Legal Matters.......................................   48
Available Information...............................   49
Definitions.........................................   50
Annex I--Global Clearance, Settlement and Tax
 Documentation Procedures...........................   60

                     REPORTS TO INVESTOR CERTIFICATEHOLDERS

    Monthly and annual reports, containing information concerning the Trust prepared by the Trustee, based upon information provided by Sears as Servicer, will be sent free of charge to investor certificateholders upon request by calling (212) 493-6928. See "Certain Matters Regarding the Servicer--Reports to Investor Certificateholders." The annual reports will not contain financial information that has been examined and reported on by independent public accountants. Sears and SRFG do not intend to send any of their financial reports to investor certificateholders.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following reports and documents filed by SRFG on behalf of the Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference in this Prospectus:

        (1) Annual Report on Form 10-K for the year ended December 31, 1997; and

        (2) Current Reports on Form 8-K for January 15, February 16, March 16, April 15, May 14, May 15 and May 18, 1998.

    All reports and other documents filed by SRFG on behalf of the Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the investor certificates shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

    The Servicer will provide without charge to each person, including any beneficial owner of investor certificates, to whom a copy of this Prospectus is delivered, a copy of any and all the documents incorporated herein by reference (other than exhibits to such documents) upon request by calling 1-800-SEARS-80 (1-800-732-7780).

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety, with respect to any series of investor certificates issued by the Trust and offered hereby, by the more detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement. Reference is made to the Definitions contained in this Prospectus and to the Glossary of Terms contained in the related Prospectus Supplement for the definitions of certain capitalized terms. Unless the context requires otherwise, capitalized terms used in this Prospectus relate separately to individual series of investor certificates issued by the Trust.

GENERAL.......................   Sears Credit Account Master Trust II has
                                 issued, and is expected to issue, series of investor certificates from time to time. Each investor certificate offered in each series will represent a fractional undivided interest in the Trust.

                                 The assets of the Trust include a portfolio that consists of all of the Receivables existing under certain open-end retail charge plan Accounts maintained by Sears National Bank (the "Bank"), Sears, Roebuck and Co. ("Sears"), or another affiliate of Sears with respect to the sale of goods or services.

                                 Sears conducts domestic and international merchandising and credit operations. Domestic operations includes merchandising and credit operations in the United States and Puerto Rico. Sears principal executive offices are located at 3333 Beverly Road, Hoffman Estates, Illinois 60179 (847/286-2500).

                                 The Receivables that have been transferred to the Trust arise from Sears domestic credit operations and were originated by the Bank or Sears. The Bank, a wholly-owned subsidiary of Sears, is a "credit card bank" under the Bank Holding Company Act that is the issuer of most of the open-end retail charge plan accounts in the Sears Portfolio. The Bank transfers all receivables arising under such accounts (including Receivables arising under Accounts) to Sears.

                                 Sears transfers the Receivables in the Accounts to SRFG, Inc. ("SRFG"), which in turn transfers such Receivables to the Trust. SRFG, a wholly-owned subsidiary of Sears, was organized for limited purposes including facilitating the issuance of securities of the type offered hereby. SRFG's executive offices are located at 3711 Kennett Pike, Greenville, Delaware 19807 (302/888-3176).

SERVICER......................   Sears is the Servicer of all of the Accounts.

TRUSTEE.......................   The First National Bank of Chicago. The
                                 Trustee's principal executive office is located at One First National Plaza, Chicago, Illinois
                                 60601.

ADDITIONAL INFORMATION
CONCERNING THE TRUST..........   The Trust was formed pursuant to a Pooling and
                                 Servicing Agreement among Sears, SRFG and the
                                 Trustee. The assets of the Trust include all of the Receivables existing under the Accounts, Participation Interests that may be included in the Trust, all monies due or to become due thereunder, all proceeds of the Receivables, all monies on deposit in certain accounts of the Trust, funds available with respect to the Credit
                                 Enhancement for any outstanding series of investor certificates, Additional Funds and any interest rate cap or other interest rate protection agreements for any outstanding series of investor certificates. Upon formation of the Trust, SRFG transferred to the Trust all Receivables in the Accounts as of the Cut-Off
                                 Date. In addition, SRFG has transferred the Receivables in Additional Accounts to the Trust
                                 (as of the applicable Additional Account
                                 Cut-Off Date), and may transfer, or may be obligated to transfer, the Receivables in Additional Accounts or Participation Interests to the Trust from time to time in the future.

                                 The Trust, as a master trust, has issued series of investor certificates, and is expected to issue additional series of investor certificates in the future, subject to certain requirements and restrictions set forth in the Pooling and Servicing Agreement. The consent of the holders of investor certificates of any outstanding series will not be required in order for the Trust to issue additional series of investor certificates.

                                 The terms governing each particular series of investor certificates are set forth in the Pooling and Servicing Agreement (which applies to all series issued from the Trust) and in a related Series Supplement (which will apply to a particular series). The Series Supplement for each series will specify, among other things, the number of classes of investor certificates in the series, the size of the series, its payment terms, and the kind and size of Credit Enhancement, if any, for the series.

                                 The investor certificates of each series issued from the Trust will be entitled to receive a specified portion of funds received in payment of the Receivables, plus the benefit of any Credit Enhancement for that series and any interest rate cap or other interest rate protection agreements for that series. The remaining fractional undivided interest in the Trust not represented by investor certificates of any series is represented by the Seller Certificate, which is owned by SRFG.

INTEREST ON INVESTOR
CERTIFICATES..................   Interest on the investor certificates will
                                 accrue at the per annum rate either specified in, or determined in the manner specified in, the related Prospectus Supplement. See
                                 "Description of the Investor
                                 Certificates--Interest Payments."

PRINCIPAL ON INVESTOR
CERTIFICATES..................   The principal of the investor certificates of
                                 each series offered hereby will be scheduled to be paid either in full on the Expected Final
                                 Payment Date applicable to such series in a single payment, in which case such series will have a Controlled Accumulation Period as described below under "--Controlled
                                 Accumulation Period," or in installments commencing on the first Principal Payment Date and scheduled to end on an Expected Final
                                 Payment Date, in which case such series will have a Controlled Amortization Period as described below under "--Controlled
                                 Amortization Period," and may also have a Controlled Accumulation Period, in each case as specified in the related Prospectus Supplement.
                                 If a series has more than one class of investor certificates, a different method of paying principal, Expected Final Payment Date and/or initial Principal Payment Date may be specified for each class. The payment of principal with respect to the investor certificates of a series or class offered hereby may commence earlier than the Expected Final Payment Date or initial Principal Payment Date specified in the related Prospectus Supplement, and the final principal payment with respect to the investor certificates of such a series or class may be made earlier or later than the Expected Final
                                 Payment Date or other expected date specified in the related Prospectus Supplement. See
                                 "Description of the Investor
                                 Certificates--Principal Payments."

REVOLVING PERIOD..............   The investor certificates of each series
                                 offered hereby will have a Revolving Period, which will commence on the day following the Series Cut-Off Date specified in the related
                                 Prospectus Supplement and continue until the earlier of (i) the date specified in the related Prospectus Supplement as the end of the Revolving Period, or such earlier or later date as the Servicer may elect or may be determined in accordance with the applicable Series
                                 Supplement, and (ii) the Rapid Amortization
                                 Commencement Date with respect to such series.

CONTROLLED AMORTIZATION
PERIOD........................   If the related Prospectus Supplement specifies
                                 that a series offered hereby will have a Controlled Amortization Period, unless a Rapid
                                 Amortization Event has occurred, the Controlled
                                 Amortization Period will begin on the date specified in such Prospectus Supplement and continue until the earliest of (i) the payment in full of the Series Invested Amount, (ii) the Rapid Amortization Commencement Date with respect to such series and (iii) the Series
                                 Termination Date.

CONTROLLED ACCUMULATION
PERIOD........................   If the related Prospectus Supplement specifies
                                 that a series offered hereby will have a Controlled Accumulation Period, unless a Rapid
                                 Amortization Event has occurred, the Controlled
                                 Accumulation Period will begin on the date specified in such Prospectus Supplement, or an earlier or later date in accordance with the applicable Series Supplement, and continue until the earliest of (i) the payment in full of the Series Invested Amount, (ii) the Rapid
                                 Amortization Commencement Date with respect to such series and (iii) the Series Termination
                                 Date. In some circumstances, the Controlled
                                 Accumulation Period may also terminate upon the commencement of the Controlled Amortization
                                 Period.

RAPID AMORTIZATION PERIOD.....   The Rapid Amortization Period, if any, with
                                 respect to a series offered hereby will begin on the Rapid Amortization Commencement Date and continue until the earlier of (i) the payment in full of the Series Invested Amount and (ii) the Series Termination Date. See the description of various

                                 Rapid Amortization Events in the related
                                 Prospectus Supplement.

CREDIT ENHANCEMENT............   Credit Enhancement may be provided to a series
                                 or class of a series offered hereby by
                                 subordination provisions that require
                                 distributions of principal and/or interest to be made with respect to the investor certificates of such series or class before distributions are made to one or more other series or other class of such series. Credit
                                 Enhancement with respect to such a series also may include a cash collateral account, a letter of credit, a surety bond, an insurance policy or any other form of credit enhancement described in the related Prospectus Supplement.
                                 See "Risk Factors--Effect of Subordination,"
                                 "Description of the Investor
                                 Certificates--Principal Payments" and
                                 "--Description of Credit Enhancement."

CLEARANCE AND SETTLEMENT......   Unless otherwise specified in the related
                                 Prospectus Supplement, investor
                                 certificateholders may elect to hold their investor certificates through any of DTC (in the United States) or Cedel or Euroclear (in
                                 Europe). Transfers within DTC, Cedel or
                                 Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other hand, will be effected in DTC through the relevant
                                 Depositaries of Cedel or Euroclear. See
                                 "Description of the Investor
                                 Certificates--Book-Entry Registration."

                                  RISK FACTORS

     Limited Liquidity. It is anticipated that, to the extent permitted, the underwriters of each series, if any, will make a market in the investor certificates for such series. There can be no assurance, however, that a secondary market will develop or, if a secondary market does develop, that it will provide holders of investor certificates of any particular series with adequate liquidity or that it will continue until the termination of any such series.

     Rating of the Investor Certificates. Any rating assigned to the investor certificates of a series or class of a series by a rating agency will not be a recommendation to purchase, hold or sell investor certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. There is no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely if, in the judgment of such agency, circumstances in the future so warrant. The rating agencies do not evaluate, and the rating of the investor certificates does not address, the likelihood that the entire outstanding principal amount of the investor certificates will be paid on or prior to any scheduled payment date.

     Book-Entry Registration. Unless otherwise specified in the related Prospectus Supplement, the investor certificates (other than the Seller Retained Classes) of each series offered hereby initially will be represented by one or more global investor certificates registered in the name of Cede & Co. ("Cede"), the nominee for The Depository Trust Company ("DTC"), and will not be registered in the names of the investor certificateholders or their nominees. As a result, unless and until Definitive Certificates are issued, such investor certificateholders will not be recognized by the Trustee as "Investor Certificateholders" (as that term is used in the Pooling and Servicing Agreement). Therefore, until such time, such investor certificateholders will only be able to exercise the rights of investor certificateholders indirectly through DTC and its Participants. See "Description of the Investor Certificates--Book-Entry Registration" and "--Definitive Certificates."

     Effects of the Selection Process, Seasoning and Performance Characteristics. The Accounts were selected at random from the entire United States; however, accounts from Puerto Rico are not included and there can be no assurance that all fifty states are represented. Because the pool of Receivables does not contain receivables in accounts from Puerto Rico, may not contain receivables in accounts from every state and may not contain receivables in accounts previously segregated into pools (some of which have been sold), the performance of the Accounts may be different from the performance of the Sears Portfolio. There can be no assurance that the payment performance of the obligors on the Accounts will be representative of the Sears Portfolio in all material respects. Based on historical experience, fixed pools of accounts (such as the Accounts) in general experience somewhat higher yields and charge-offs and more volatile performance characteristics (particularly in the first few months following the selection of such fixed pools of accounts) than the portfolios of the accounts from which they are selected (such as the Sears Portfolio). The account selection process used to segregate pools of accounts (including the Accounts) generally is designed to preserve the availability of seasoned accounts for inclusion in subsequently segregated pools. In addition, certain accounts in previously established pools have ceased to be segregated and have become available for inclusion in newly segregated pools, which may benefit from the inclusion of such seasoned accounts, but may be adversely affected with respect to payment rate or in other respects as compared to the Sears Portfolio. Previously established pools will also cease to be segregated from time to time in the future and credit accounts from such previously segregated pools may become part of the Trust as Additional Accounts. In addition, previously established pools of more seasoned accounts may become part of the Trust as Additional Accounts. See "The Trust--Addition of Accounts."

     Assignment of Additional Accounts. SRFG has designated, and may voluntarily, and in some cases may be obligated to, designate Additional Accounts to be included as Accounts or add Participation Interests to the Trust. See "The Trust--Addition of Accounts." The designation of Additional Accounts or any Participation Interests is subject to the satisfaction of certain conditions described herein under "The Trust--Addition of Accounts." Because any such Additional Accounts will not contain receivables in accounts from Puerto Rico and may not contain receivables in accounts from every state or in accounts previously segregated into pools (some of which have been sold), the performance of any such Additional Accounts may be different from the performance of the Accounts and from the performance of the Sears Portfolio. Because any Additional Accounts may be selected from previously segregated pools of seasoned accounts and may be selected from accounts not previously segregated into pools, on the date any such Additional Accounts are selected, such Additional Accounts may contain a higher or lower percentage of newly solicited and unseasoned accounts than either the Accounts or the Sears Portfolio. The account selection process used to segregate pools of accounts (including the Accounts and any such Additional Accounts) generally is designed to preserve the availability of seasoned accounts for inclusion in subsequently segregated pools. See "--Effects of the Selection Process, Seasoning and Performance Characteristics."

     Ability to Change Terms of the Receivables. The Pooling and Servicing Agreement provides that the Bank, Sears or their affiliates, as applicable, may change the terms governing the Accounts subject to certain limitations so long as similarly situated accounts arising in the same jurisdiction are also changed. In addition, the Bank, Sears or their affiliates, as applicable, retain the right to prevent the creation of new Receivables in the Account of any credit customer, or of all the credit customers within a particular jurisdiction. A significant decline in the amount of Receivables generated might result in a decline in the Seller Interest to an amount which would require SRFG to contribute to the Trust the Receivables in Additional Accounts or Participation Interests in order to avoid a Rapid Amortization Event and, accordingly, commencement of the Rapid Amortization Period. See "--Payments and Maturity."

     The Pooling and Servicing Agreement provides that the Seller shall cause the Servicer to administer, process and enforce the Accounts no differently than the Bank's, Sears or their affiliates' similarly situated accounts. The Pooling and Servicing Agreement also provides that the Bank, Sears and their affiliates may change the terms governing the Accounts only if, in good faith, it is believed that the change will not reduce the annualized yield of the Accounts to less than the percentage equivalent of a fraction, the numerator of which is the sum of the several products obtained by multiplying the weighted average Certificate Rate of each outstanding series by the Invested Amount of each such series and the denominator of which is the Aggregate Invested Amount, plus 1% per annum, unless such change is required by law or is deemed by the Bank, Sears or one of their affiliates to be necessary to maintain its credit card business on a competitive basis. Except as set forth above, the Pooling and Servicing Agreement does not and each Series Supplement will not contain any restrictions on the ability of the Bank, Sears or their affiliates to change the terms of the Accounts.

     The Bank and Sears use credit scoring models to evaluate applications for new accounts that provide, in the event of an approval, a recommended line of credit. These models enhance the Bank's and Sears ability to evaluate applicant creditworthiness and manage their exposure to high credit risk individuals. The Bank and Sears also regularly use scoring models to evaluate existing accounts, increase credit limits on certain accounts and approve purchases in excess of previously established credit limits, and from time to time use other methods to review existing accounts. Although there can be no assurance as to the effect of these increases in credit limits, the Bank and Sears do not believe that these practices will have a material adverse effect on the level of charge-offs on Sears Card accounts. In connection with the operation of the credit business, the Bank and Sears reserve the right to change credit evaluation policies at any time.

     Payments and Maturity. The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of payments will occur. Changes in credit use and payment patterns may result from a variety of social, legal and economic factors. A significant decline in the amount of Receivables generated might result in a decline in the Seller Interest to an amount that would require SRFG to contribute to the

Trust the Receivables in Additional Accounts or Participation Interests in order to avoid a Rapid Amortization Event and, accordingly, commencement of the Rapid Amortization Period. In addition, increased convenience use, where obligors pay their Receivables within the grace period to avoid all finance charges, might decrease the effective yield on the Receivables and also could result in a decline in the Seller Interest, as well as decreased protection to investor certificateholders against charged-off Receivables. Conversely, the terms governing the Accounts require only a minimum monthly payment, and a significant decrease in the percentage of repayment by obligors could delay the payment of principal. Any delay in the payment of principal with respect to any series will extend the period during which charged-off Receivables may be allocated to the investor certificates of such series.

     Investor Risk of Loss. Payments to investor certificateholders are made from Collections on Receivables allocated to the investor certificateholders and from the Credit Enhancement, if any, available for their benefit. If Receivables are charged-off as uncollectible to such an extent that such Collections and Credit Enhancement, if any, are insufficient to fully repay the investor certificateholders, the investor certificateholders will incur losses. Any reduction in the Investor Interest of the investor certificates of any class resulting from such losses may cause the Class Percentage of Principal Collections and Finance Charge Collections allocable to such class on future Distribution Dates to be reduced, and future payments of interest and principal with respect to such class may be reduced or delayed. Neither SRFG nor Sears has any obligation to make payments of principal or interest on the investor certificates.

     Effect of Subordination. With respect to any series offered hereby having a class or classes of subordinated certificates (referred to herein as the "Subordinate Certificates"), the Subordinate Certificates will be subordinated in right of payment to the senior certificates to the extent described herein and in the related Prospectus Supplement. See "Description of the Investor Certificates--Reallocations and Subordination of Collections--Subordination of Class B Certificates" and "--Subordination of Class C Certificates." If the Investor Interest of any Subordinate Certificates suffers a reduction as a result of such subordination, the Class Percentage of Finance Charge Collections and Principal Collections of such Subordinate Certificates on future Distribution Dates may be reduced and future payments of interest and principal with respect to such Subordinate Certificates may be reduced or delayed.

     Issuance of Additional Series and Additional Investor Certificates; Maturity Considerations. The Trust, as a master trust, has issued, and in the future is expected to issue, from time to time series of investor certificates. Although the terms of any series will be specified in the Series Supplement creating such series, the provisions of such Series Supplement, and, therefore, the terms of any particular series, will not be subject to the prior review or consent of holders of the investor certificates of any previously issued series. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions establishing one or more classes of investor certificates (including one or more classes subordinated to other classes of such series), provisions creating different or additional security or Credit Enhancement, provisions subordinating a subsequent series to the investor certificates of a prior series (if the Series Supplement relating to the subsequent series so permits) and any other terms or provisions that are made applicable only to such series. SRFG may also cause the Trustee to issue additional investor certificates in existing series. With respect to Additional Funds that are allocated among series without any allocation to the Seller Interest, the issuance of new series (or of additional investor certificates in any series) will cause the pro rata share of such Additional Funds allocated to each series (or investor certificate) to decline as a portion of such Additional Funds are allocated to the new series (or the additional investor certificates).

     The Trustee will authenticate and deliver a new series of investor certificates only upon satisfaction of certain conditions, including written confirmation from the Rating Agencies that the issuance of the new series will not result in the reduction or withdrawal of ratings with respect to any rated class of any outstanding series (any such reduction or withdrawal is referred to herein as a

"Ratings Event"). There can be no assurance, however, that the issuance of one or more additional series from time to time hereafter might not have an impact on the timing and amount of payments received by an investor certificateholder of any previously issued series. See "Description of the Investor
Certificates--Establishing and Issuing New Series."

     Under certain circumstances, as provided in the related Series Supplement, Collections originally available to one series in a Group may be reallocated to another series in such Group. Unless otherwise provided in the related Series Supplement, under no circumstances will Collections originally allocated to one series on any Distribution Date be reallocated to any other series unless all amounts to be funded with respect to the first series by the Collections allocated to such series on the Distribution Date have been funded. Reallocations of Collections among series may permit either a reduction in the Class Percentage with respect to Principal Collections allocable to a class receiving reallocations of Principal Collections from other series during the Controlled Accumulation Period or Controlled Amortization Period applicable to such series, or in the shortening of the Controlled Accumulation Period applicable to such series. If a Rapid Amortization Event were to occur with respect to any such other series during the Controlled Accumulation Period or Controlled Amortization Period for such a series the amount of Principal Collections allocable to such class may not be sufficient to make final payments of principal with respect thereto on the applicable Expected Final Payment Date; therefore, payments of principal with respect to such class may be delayed or reduced.

     Provisions that would facilitate such reallocations to a series may be included in the related Series Supplement for such series, but such provisions would only be effective upon the issuance of another series that provides for reallocations from such series. The Seller, however, is under no obligation to establish or issue any series from which Collections may be reallocated. There can be no assurance that any series will not be moved from its original Group to any other Group, including a new Group with no other series then outstanding, in which event provisions allowing such reallocations with respect to the original Group may not be operative and reallocation provisions with respect to the other Group may apply. See "Description of the Investor Certificates--Reallocations and Subordination of Collections" and "--Reallocation of Series Among Groups."

     SRFG may, during the Controlled Amortization Period or Controlled Accumulation Period, if so specified in the related Prospectus Supplement for a series offered hereby, cause the Trust to issue another series as a Paired Series with respect to such series to finance the increase in the Seller Interest caused by the amortization of principal of such series or the accumulation of principal in the Series Principal Funding Account. If a Rapid Amortization Event were to occur with respect to any such Paired Series prior to the payment in full of the certificates of the original series, the numerator of Class Percentages applicable to the allocation of Principal Collections for the original series may be reduced by the amount of the Investor Interest of such Paired Series and the payments of the principal with respect to the certificateholders of such original series may be delayed or reduced. The terms of the Paired Series will not be subject to the prior review or consent of the holders of the investor certificates of the original series. The outstanding principal amount of such Paired Series may vary from time to time and the Rapid Amortization Events with respect to such Paired Series may vary from the Rapid Amortization Events with respect to the original series and may include Rapid Amortization Events that are unrelated to the status of SRFG, the Servicer or the Receivables, such as Rapid Amortization Events related to the continued availability and rating of certain Third Party Credit Enhancement Providers, if any, to such Paired Series.

     The Pooling and Servicing Agreement permits the issuance of one or more series that would be subordinate in right of payment to another series. The terms of any such subordination will be set forth in the Series Supplement for the Subordinate Series. Such Subordinate Series would not be entitled to payment unless and until the series to which it was subordinate has been paid in full. Unless otherwise specified in the related Series Supplement, a series will not be subordinated to any other series. The Seller may, but is under no obligation to, issue a series in the future that is subordinate in right of payment to one or more series. See "Description of the Investor Certificates --Reallocations and Subordination of Collections--Subordinate Series."

     Security Interests and Insolvency Related Matters. The Bank has granted to Sears all of its right, title and interest in and to any Receivables originated by the Bank pursuant to the Assignment of Accounts and Sale of Receivables Agreement dated September 15, 1994, as amended, between the Bank and Sears (the "Assignment Agreement"). It is possible that a receiver or conservator of the Bank may argue that the transaction between the Bank and Sears pursuant to the Assignment Agreement is a pledge of such Receivables rather than an absolute transfer. Accordingly, the Bank has granted Sears a security interest in the Receivables pursuant to the Assignment Agreement. To the extent that this security interest is validly perfected prior to an insolvency of the Bank and not taken with the intent to hinder, delay, or defraud the Bank or its creditors, this security interest should not be subject to avoidance by a receiver or conservator of the Bank, and payments made in respect of the Receivables should not be subject to recovery by a receiver or conservator of the Bank. If, however, a receiver or conservator of the Bank were to assert a contrary position or were to require the Trust to establish its right to cash Collections by submitting a claim and completing the administrative claims procedure established under the Federal Deposit Insurance Act, as amended, delays in payment on the Certificates and possible reductions in the amount of those payments could occur. See "The Credit Card Bank" and "Certain Legal Matters Relating to the Receivables--Insolvency Related Matters."

     Sears and SRFG will treat the transfer of the Receivables from Sears to SRFG as an absolute transfer of the Receivables to SRFG. As an absolute transfer, the Receivables would not be part of any Sears bankruptcy estate and would not be available to Sears creditors. However, in the event of the insolvency of Sears it is possible that the bankruptcy trustee or a creditor of Sears or Sears as debtor in possession may attempt to argue that the transaction between Sears and SRFG is a pledge of the Receivables rather than an absolute transfer. This position, if accepted by a court, could prevent timely payments of amounts due to investor certificateholders.

     SRFG has covenanted in the Pooling and Servicing Agreement to repurchase all the Receivables in the event that the transfer of the Receivables by it to the Trust is neither a sale of such Receivables to the Trust nor a grant to the Trust of a security interest in such Receivables, or if (assuming the transfer by it to the Trust is a grant to the Trust of a security interest in the Receivables) the Trustee does not have a perfected security interest therein of first priority under the Uniform Commercial Code (the "UCC") as in effect in the State of Delaware. SRFG has taken certain actions required to perfect and will take certain actions as required to continue the Trust's interest in the Receivables. A tax or statutory lien on property of Sears or the Bank arising before Receivables come into existence may have priority over the Trust's interest in such Receivables. See "--Legislation," "The Credit Card Bank" and "Certain Legal Matters Relating to the Receivables."

     The Pooling and Servicing Agreement provides that, for so long as the short-term debt rating of Sears remains below A-1/P-1, or if Sears is not the Servicer, the Servicer will be required to deposit into the Collections Account a portion of Collections at least equal to the sum of the amounts set forth in the applicable Required Daily Deposit provisions for each outstanding series of investor certificates. As long as Sears is the Servicer, all remaining Collections allocable to investor certificates will be available for use by Sears as a loan prior to each Distribution Date and, in the event of a bankruptcy of Sears, the Trust may not have a perfected interest in such Collections. At such time as Sears short-term debt rating is increased to A-1/P-1, all Collections allocable to investor certificates will be available for use by Sears as a loan prior to each Distribution Date and, in the event of the bankruptcy of Sears, the Trust may not have a perfected interest in such Collections. See "Certain Legal Matters Relating to the Receivables--Transfer of Receivables."

     Consumer Protection and Regulatory Credit Laws. The Accounts and the Receivables are subject to numerous federal and state consumer protection and state regulatory laws which impose requirements on the making and enforcement of extensions of consumer credit. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the ability to collect on the Receivables or maintain the current level of finance and other charges, and failure by Sears or the Bank to comply with such requirements could adversely affect the ability to collect the Receivables. SRFG has covenanted in the Pooling and Servicing Agreement that if a Receivable was not created in compliance in all material respects with all requirements of such laws or if in certain other respects such Receivable is not valid or enforceable, and if such noncompliance, invalidity or unenforceability continues beyond the applicable cure period and has a material adverse effect on the interest of the Trust in all the Receivables, SRFG will repurchase such Receivables. However, it is not anticipated that the Trustee will make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects in the Accounts, or for any other purpose. See "Certain Legal Matters Relating to the Receivables--Consumer Protection Laws and Debtor Relief Laws Applicable to the Receivables."

     Legislation. The issue of federal regulation of finance and other charges on credit cards has been debated from time to time. Although SRFG cannot predict the effect of any such legislation or the measures that Sears as Servicer might take in response thereto, a reduction in finance or other charges could reduce the yield on the Receivables and, therefore, the amounts available to fund Certificate Interest and reimburse charged-off Receivables. If such legislation limited finance or other charge revenue to a sufficiently low level, there are structural features within the Trust that could be invoked in order to enhance yield. However, no assurance can be given that such structural features will be invoked or that, if invoked, they would be sufficient to compensate for a decline in yield.

     Sears is subject to the consumer credit laws of each state in which its customers reside, including limits on the annual percentage rate of finance charges. As a national bank, the Bank's activities are in some cases, such as maximum finance charge rates and permissible fees and charges, governed by the consumer credit laws of the state of Arizona, the state in which the Bank's charter is located, rather than the laws of each state in which its customers reside. The United States Supreme Court in Smiley v. Citibank (South Dakota N.A.) upheld the authority of national banks to "export" fees that are deemed "interest" under Office of the Comptroller of the Currency Interpretive Rule
7.4001. From time to time, there are bills relating to retail consumer credit pending in various state legislatures. These bills, if enacted, would not affect the finance charge rate imposed in such states, but would affect certain credit practices in such states, including, for example, disclosure of credit terms in credit applications or periodic statements, telephone solicitation practices, use of credit bureau reports and collection practices. There can be no assurance that any legislation that would substantially reduce finance charge revenue or impair collection of receivables will not be enacted at the state or federal level.

     Social and Economic Factors. Changes in account use and payment patterns by obligors may result from a variety of social, competitive and economic factors. Economic factors including the rate of inflation and relative interest rates offered for various types of loans may be reflected in changes of account use and payment patterns including increased risks of defaults by customers. Customers' accounts from all geographic areas of the United States, with the exception of Puerto Rico, are represented in the Accounts. Sears is unable to determine and has no basis to predict whether, or to what extent, economic, competitive or social factors will affect future credit use or payment patterns. During periods of economic weakness, grantors of consumer credit (including Sears and the Bank with regard to their credit accounts) generally experience higher levels of charge-offs and delinquencies than in times of relative economic stability. Additionally, heightened levels of consumer debt, large numbers of personal bankruptcies and weakenings of the national economy or regional economies may cause an increase in delinquencies and charge-offs in credit card receivables underlying securities such as the investor certificates.

     Competition. Sears and Bank credit plans are available for use for purchases from Sears or its affiliates, licensees or concessionaires. Third-party credit cards (including VISA, MasterCard,

American Express and Discover Card), personal checks and cash are also accepted for such purchases. Interest rates and other benefits available through other credit sources may cause customers not to use or carry balances on various Sears and Bank plans, though they constitute separate sources of credit.

     In 1993, Sears terminated traditional catalog operations (including sales through catalog outlet stores), while remaining in the direct response marketing business. Also, on August 1, 1993, all Sears stores began accepting VISA, MasterCard and American Express cards for purchases, in addition to Sears Card, Discover Card, personal check or cash, in order to attract new customers and incremental sales. There can be no assurance that the availability of such other credit sources will not result in a reduction in the rate at which Receivables are generated. If the rate at which the Receivables are generated or the finance charges that are imposed on such Receivables decline significantly for reasons of competition or otherwise, a Rapid Amortization Event may occur, causing the commencement of the Rapid Amortization Period. See the description of Rapid Amortization Events in the related Prospectus Supplement.

                                   THE SELLER

     SRFG was incorporated under the laws of the State of Delaware on April 8, 1988. All of its outstanding common stock is owned by Sears. SRFG was organized for the limited purposes of facilitating the issuance of securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither Sears, as stockholder of SRFG, nor SRFG's board of directors, intends to change the business purpose of SRFG. The investor certificates will not be guaranteed by Sears, the Bank or SRFG.

                                  THE SERVICER

     Sears acts as servicer of all Accounts originated by Sears and the Bank. The Bank provides certain servicing functions for the Accounts as a sub-servicer, including providing judgmental decision-making policy relating to all Accounts.

     Sears originated from an enterprise established in 1886. It was incorporated under the laws of New York in 1906. Its principal executive offices are located at 3333 Beverly Road, Hoffman Estates, Illinois. Sears, with its consolidated subsidiaries, is a multi-line retailer which provides a wide array of merchandise and services through two segments, domestic operations and international operations. Sears is among the largest retailers in the world on the basis of sales of merchandise and services.

                              THE CREDIT CARD BANK

     The Bank is a national banking association that is a "credit card bank" under the Bank Holding Company Act. The Bank generally issues the Sears Card and SearsCharge PLUS. Sears Card, the traditional Sears charge card, accounted for approximately 90% of the receivables in the Sears Portfolio as of the end of the billing cycles ended in December 1997.

     Issuance of Sears Card accounts by the Bank allows Sears to operate its credit business in a more unified regulatory and pricing environment. In general, under federal law, the maximum finance charge that may be charged by the Bank is the rate permitted under the laws of the State of Arizona, in which the Bank's charter is located, rather than the laws of the state in which an account holder resides. The Bank's ability to charge late fees and other fees and charges is similarly governed by Arizona law. Accordingly, in certain states the Bank is imposing higher finance charge rates, and higher or additional fees and charges, than Sears currently would be permitted to impose. There can be no assurance, however, that such action will not result in a reduction in the amount of new Receivables generated in the Accounts, earlier payment of outstanding Receivables or increased "convenience" use of Sears Card (with all balances repaid within the grace period so that no finance charge is assessed). Sears and the Bank have entered into contractual arrangements pursuant to which Sears continues as primary servicer of Accounts that have been transferred to or originated by the Bank.

               CERTAIN LEGAL MATTERS RELATING TO THE RECEIVABLES

TRANSFER OF RECEIVABLES

     The Receivables in the Accounts were originated by Sears, the Bank or their affiliates. The Bank has granted to Sears all of its right, title and interest in and to any Receivables originated by the Bank, pursuant to the Assignment Agreement. Pursuant to a Purchase Agreement, a Contribution Agreement and a Receivables Warehouse Agreement, each between Sears and SRFG, Sears sold to SRFG, contributed to the capital of SRFG, or confirmed the prior sale or contribution to SRFG of, all of the Receivables existing under the Accounts (and certain additional accounts that may be added to the Trust in the future) as of the Cut-Off Date and any Additional Account Cut-Off Dates to date and all Receivables thereafter created under the Accounts, including all Receivables originated by the Bank in the Accounts, without recourse. SRFG then sold, transferred, assigned and otherwise conveyed all the Receivables to the Trust. On the Initial Closing Date, simultaneously with the transfers from Sears to SRFG and from SRFG to the Trust, the Trust issued investor certificates for Series 1994-1, paid the proceeds of such issuance to SRFG and issued the Seller Certificate to SRFG. SRFG paid such proceeds to Sears in consideration for the sale of the Receivables by Sears to it, but SRFG retained the Seller Certificate for its own benefit.

     Receivables created in Accounts that have been transferred to or originated by the Bank are sold daily pursuant to the Assignment Agreement to Sears, transferred by Sears to SRFG and then transferred by SRFG to the Trust. In addition, SRFG has sold, transferred, assigned and otherwise conveyed all the Receivables in Additional Accounts as of the applicable Additional Account Cut-Off Dates, and may do so again in the future. See "The Trust--Addition of Accounts." Such Additional Accounts may include accounts originated by or transferred to the Bank.

     In connection with the transfer of the Receivables to SRFG by Sears and the transfer of the Receivables to the Trust by SRFG, Sears has indicated in its computer files that the Receivables have been transferred to SRFG and then transferred to the Trust. In addition, Sears has provided (and, with respect to any Additional Accounts, will provide) to SRFG, which provided (and will provide) to the Trustee, a computer file, hard copy or microfiche list containing a true and complete list of each Account identified by account number. Sears, its affiliates (including the Bank) and SRFG are not obligated to deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. The records and agreements relating to the Accounts and the Receivables maintained by Sears and the Bank will not be segregated from other documents and agreements relating to other credit accounts and receivables and will not be marked to reflect the transfer of the Receivables to SRFG or the Trust, except insofar as an electronic or other indicator is necessary to service the Accounts in accordance with the Pooling and Servicing Agreement. SRFG filed UCC-1 and UCC-3 financing statements in accordance with Delaware state law to perfect the Trust's interest in the Receivables, and will file any continuation statements (and, with respect to any Additional Accounts, UCC-3 financing statements) with respect thereto which may be necessary to maintain such perfection.

SECURITY INTERESTS IN RECEIVABLES

     The Receivables are either "accounts" or "chattel paper" within the meaning of the UCC as in effect in the State of Delaware or "accounts," "chattel paper" or "general intangibles" within the meaning of the UCC as in effect in the States of Illinois, New York and Arizona. To the extent the Receivables constitute accounts or chattel paper, both the sale of such Receivables and the transfer of such Receivables as security for an obligation are governed by
Article 9 of the UCC as in effect in the States of Delaware, Illinois, New York and Arizona, and to the extent that Article 9 is applicable, the filing of appropriate financing statements is required to perfect the sale of such Receivables by the Bank to Sears, if applicable, by Sears to SRFG, and by SRFG to the Trust. Appropriate financing statements covering such Receivables have been filed: (i) in Arizona to perfect the sale and transfer of such Receivables by the Bank to Sears; (ii) in Delaware and Illinois to perfect the sale and transfer of such Receivables by Sears to SRFG; and (iii) in Delaware and Illinois to perfect the sale and transfer of such Receivables by SRFG to the Trust. To the extent the Receivables constitute general intangibles and the transfer of such Receivables is deemed to be a transfer as security for an obligation, the provisions of Article 9 of the UCC relating to the perfection of such transfer are applicable to the same extent as they are applicable to Receivables constituting accounts or chattel paper.

     If the transfer of Receivables constituting general intangibles is deemed to be a sale, then the UCC is not applicable and no further action is required to protect the Trust's interest from third parties. Although, to the extent such transfer is deemed to be a sale, the priority of general intangibles arising after the Series Closing Date is not as clear as the priority of interests governed by the UCC, the Bank, Sears and SRFG believe that it would be inconsistent for a court to afford the Trust less favorable treatment if the transfer of the Receivables is deemed to be a sale than if it were deemed to be a security interest and that a court should conclude that a sale of Receivables consisting of general intangibles would be deemed to have occurred as of the Initial Closing Date or, as applicable, the relevant Addition Date.

     There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the Cut-Off Date or the Additional Account Cut-Off Date, as applicable, could have an interest in such Receivables with priority over the Trust's interest. Under the Pooling and Servicing Agreement, SRFG has covenanted to repurchase any Receivable that it has transferred to the Trust that was not, to the best knowledge of SRFG, an Eligible Receivable as of the date such Receivable was transferred to the Trust if such event has a material adverse effect on the Trust's interest in all the Receivables. In addition, SRFG has covenanted that it will not sell, pledge, assign, transfer or grant any lien on any of the Receivables (or any interest therein) other than to the Trust. A tax or other statutory lien on property of Sears or the Bank arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. There is a significant possibility that the Trust may not have a perfected security interest in any of the Receivables created after the filing of a petition for relief by or against Sears under Title 11 of the United States Code (the "Bankruptcy Code") or after the appointment of a receiver or conservator with respect to the Bank. Nevertheless, it is anticipated that the Trust will either own or have a perfected security interest in Receivables existing on the date of filing a petition by or against Sears under the Bankruptcy Code or after the date of appointment of a receiver or conservator with respect to the Bank and will be able to make payments in respect of principal and interest on the investor certificates, although there can be no assurance that all of such payments would be timely. See "--Insolvency Related Matters." Because the Trust's interest in the Receivables is dependent upon the Seller's interest in the Receivables, any adverse change in the priority or perfection of the Seller's security interest would correspondingly affect the Trust's interest in the affected Receivables.

     As set forth under "Risk Factors--Security Interests and Insolvency Related Matters," under certain circumstances all or a portion of the cash Collections of Receivables received by the Servicer will be made available for use by the Servicer prior to each Distribution Date. In the event of the insolvency or receivership of the Servicer or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in those cash Collections.

INSOLVENCY RELATED MATTERS

     Transfer from Sears to SRFG. Sears and SRFG will treat the transfer of the Receivables from Sears to SRFG as an absolute transfer of the Receivables to SRFG. As an absolute transfer, the Receivables would not be part of any Sears bankruptcy estate and would not be available to Sears creditors. However, in the event of the insolvency of Sears, it is possible that the bankruptcy trustee or a creditor of Sears or Sears as debtor in possession may argue that the transaction between Sears and SRFG is a pledge of the Receivables rather than an absolute transfer. This position, if accepted by a court, could prevent timely payments of amounts due to investor certificateholders.

     Unless otherwise specified in the related Prospectus Supplement in respect of a series offered hereby, SRFG will receive, on each Series Closing Date, an opinion of Latham & Watkins, counsel to Sears and SRFG, concluding on the basis of a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) that subject to certain facts, assumptions or qualifications specified therein, (i) a federal bankruptcy court would not order the substantive consolidation of the assets and liabilities of SRFG with those of Sears; and (ii)(A) a transfer of the Receivables in the form and manner contemplated by the Purchase Agreement, the Contribution Agreement and the Receivables Warehouse Agreement would constitute an absolute sale or other transfer of such Receivables rather than a borrowing by Sears secured by such Receivables, so that such Receivables would not be property of the estate of Sears under Section 541(a) of the Bankruptcy Code, and thus (B) SRFG's rights thereto would not be impaired by the operation of Section 362(a) of the Bankruptcy Code. See "--Transfer of Receivables."

     Transfer from the Bank to Sears. It is possible that a receiver or conservator of the Bank may argue that the transaction between the Bank and Sears pursuant to the Assignment Agreement, whereby the Bank has granted to Sears all of its right, title and interest in and to the Receivables, is a pledge of the Receivables rather than an absolute transfer. Accordingly, the Bank has granted Sears a security interest in the Receivables pursuant to the Assignment Agreement. To the extent that this security interest is validly perfected prior to an insolvency of the Bank and not taken with the intent to hinder, delay, or defraud the Bank or its creditors, this security interest should not be subject to avoidance by a receiver or conservator of the Bank, and payments made in respect of the Receivables should not be subject to recovery by a receiver or conservator of the Bank. If, however, a receiver or conservator of the Bank were to assert a contrary position or were to require the Trust to establish its right to cash Collections by submitting a claim and completing the administrative claims procedure established under the Federal Deposit Insurance Act, as amended, delays in payment on the investor certificates and possible reductions in the amount of those payments could occur. In addition, the Federal Deposit Insurance Corporation, if appointed as conservator or receiver for the Bank, has the power under the Federal Deposit Insurance Act, as amended, to repudiate contracts, including contracts of the Bank such as the Assignment Agreement. The Federal Deposit Insurance Act, as amended, provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages." In the event the Federal Deposit Insurance Corporation were to be appointed as conservator or receiver of the Bank and were to repudiate the Assignment Agreement, then the amount payable out of available collateral to the Investor Certificateholders could be lower than the outstanding principal and accrued interest on the Investor Certificates. In a 1993 case involving the repudiation by the Resolution Trust Corporation, which has ceased to exist as of December 31, 1995 (the Federal Deposit Insurance Corporation has taken over its responsibilities), of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation.

     Unless otherwise specified in the related Prospectus Supplement in respect of a series offered hereby, the Bank will receive, on each Series Closing Date, an opinion of Latham & Watkins, special counsel to the Bank, concluding on a reasoned basis (although there is no precedent based on directly similar facts) that subject to certain facts, assumptions, and qualifications specified therein (including other matters set forth in this section), (i) if the transfer of the Receivables from the Bank to Sears pursuant to the Assignment Agreement constitutes an absolute transfer, then the transfer is a transfer of all right, title and interest of the Bank in and to those Receivables to Sears and (ii) if the transfer is deemed not to be an absolute transfer, it would be treated as a security interest created by the Assignment Agreement in favor of Sears in the Bank's right, title and interest in and to the Receivables. Unless otherwise specified in the related Prospectus Supplement in respect of a series offered hereby, the Bank will receive, on each Series Closing Date, an opinion of Arizona counsel to the Bank, concluding on a reasoned basis that, subject to certain facts, assumptions, and qualifications specified therein (including other matters set forth in this section), if the transfer is deemed not to be an absolute transfer and a security interest is created by the Assignment Agreement in favor of Sears of the Bank's right, title and interest in and to the Receivables, (i) the security interest is a perfected security interest and (ii) the security interest is a first priority interest.

CONSUMER PROTECTION LAWS AND DEBTOR RELIEF LAWS APPLICABLE TO THE RECEIVABLES

     The relationships among credit recipients, credit issuers and sellers of goods and services in transactions financed by the extension of credit under credit accounts are extensively regulated by federal and state consumer protection laws and regulations and the UCC. Such laws and regulations include the federal Truth in Lending Act (and the Federal Reserve Board's Regulation Z issued thereunder), Equal Credit Opportunity Act (and the Federal Reserve Board's Regulation B issued thereunder), Fair Credit Billing Act and Fair Credit Reporting Act. These statutes and regulations impose disclosure requirements when a credit account is opened, at the end of each monthly billing cycle and annually. In addition, credit recipients are entitled under such laws and regulations to have payments and credits promptly applied on credit accounts and to require billing errors to be promptly resolved. A credit recipient may be entitled to assert violations of certain of such consumer protection laws by way of setoff against his or her obligation to pay amounts owing on his or her account or, in certain cases, by claims against the lender or seller. SRFG has covenanted in the Pooling and Servicing Agreement to repurchase Receivables if all applicable requirements of such statutes have not been complied with regarding such Receivables, provided such a failure to comply has a material adverse effect on the Trust's interest in all the Receivables.

     Certain laws, including the laws described above, may limit the ability of Sears to collect amounts owing with respect to the Receivables regardless of any act or omission on the part of Sears. Application of federal and state bankruptcy and debtor relief laws may also prevent Sears from fully collecting amounts owing on the Receivables.

CLAIMS AND DEFENSES OF CREDIT CUSTOMERS AGAINST THE TRUST

     The Federal Trade Commission's Preservation of Claims and Defenses Trade Regulation Rule has the effect of preserving claims and defenses that the Obligor may have against the seller of goods or services or the Bank when an account or any amount owed under an account is sold or assigned to another creditor, including the Trust. Each Sears Card account agreement includes a notice to this effect. In addition, the UCC and other state laws applicable to consumer credit provide that (a) unless an Obligor has made an enforceable agreement not to assert defenses or claims arising out of a sale, the rights of the Trust, as assignee, are subject to (i) all the terms of the contract between the seller of goods or services or the Bank and the Obligor, (ii) any defense or claim arising therefrom and (iii) any other defense or claim of the Obligor against the seller of goods or services or the Bank which accrues before the Obligor receives notification of the assignment and (b) any Obligor is authorized to continue to pay the seller of goods or services or the Bank until
(i) the Obligor receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the Trustee and (ii) if requested by the credit customer, the Trustee has furnished reasonable proof of the assignment.

                                   THE TRUST

FORMATION OF THE TRUST

     The Trust was formed pursuant to the Pooling and Servicing Agreement among Sears, SRFG and the Trustee. SRFG has conveyed to the Trust, without recourse, all of the Receivables existing under the Accounts as of the Cut-Off Date and Additional Account Cut-Off Dates to date and all Receivables thereunder which are thereafter created. In exchange for the transfer of the Receivables, SRFG received the Seller Certificate and has received and will receive the net cash proceeds from the sale of investor certificates. The property of the Trust includes the Receivables, Participation Interests, if any, and all monies due or to become due thereunder, all proceeds of the Receivables, including Collections used by Sears for its own benefit prior to each Distribution Date, the benefits of any Credit Enhancement, all monies on deposit in certain accounts of the Trust, Additional Funds and any interest rate cap or other interest rate protection for any outstanding series of investor certificates.

     The Trust was formed for the purpose of issuing series of investor certificates pursuant to the Pooling and Servicing Agreement and appropriate Series Supplements. The Trust, as a master trust, has issued and is expected to issue series from time to time and to continue as a trust after each Series Termination Date. The Trust will not engage in any business activity other than acquiring and holding the Receivables and the proceeds therefrom, issuing series of investor certificates and the Seller Certificate and making payments thereon, and investing funds on deposit in each Investor Account pursuant to the Pooling and Servicing Agreement and applicable Series Supplements. As a consequence, the Trust is not expected to have any need for additional capital resources except the Receivables in Additional Accounts or any Participation Interests, if applicable.

COLLECTIONS ACCOUNT AND GROUP COLLECTIONS ACCOUNTS

     The Trustee has established and maintains in the name of the Trust a "Collections Account," an "Excess Funding Account (General)," an "Excess Funding Account (SRC)" and, for each Group of series, a "Group Collections Account." Each such account is either (i) a non-interest bearing, segregated trust account with the corporate trust department of an office or branch of a Qualified Trust Institution or (ii) a non-interest bearing, segregated deposit account with an Eligible Institution. Funds on deposit in the Collections Account, the Excess Funding Account (General), the Excess Funding Account (SRC), or any Group Collections Account are invested in Permitted Investments pursuant to the Pooling and Servicing Agreement. See "Description of the Investor Certificates--Investment of Funds in Investor Accounts." The Servicer has the revocable power to instruct the Trustee to make withdrawals from the Collections Account, the Excess Funding Account (General), the Excess Funding Account (SRC) and each Group Collections Account for the purpose of carrying out its duties under the Pooling and Servicing Agreement and any Series Supplement.

     For each Distribution Date that the short-term debt rating of Sears is below A-1/P-1 (or if Sears is not the Servicer) unless other arrangements have been made that will not result in a Ratings Event, the Servicer shall deposit into the Collections Account a portion of Collections equal to the sum of the applicable Required Daily Deposits for each outstanding series of investor certificates within two Business Days following the Date of Processing of such Collections. To the extent that the Required Daily Deposit for any series is based on an estimate of interest payable on any Distribution Date, and a lower amount of interest is subsequently determined to be payable, the excess amount deposited may be returned to the Servicer as a loan until the related Distribution Date.

     On or before each Distribution Date, the Servicer deposits into the Collections Account all Collections with respect to the related Due Period retained by the Servicer as a loan, if applicable, and that portion of Collections with respect to the related Due Period that are to be allocated on that Distribution Date and that have not previously been deposited into the Collections Account and directs the Trustee to withdraw from the Collections Account and pay to the Seller an amount equal to the sum of (x) the total amount of Finance Charge Collections for the related Due Period less the sum of the amount of Series Finance Charge Collections for each series then outstanding for the related Due Period and (y) the total amount of Principal Collections for the related Due Period less the sum of the amount of Series Principal Collections for each series then outstanding for the related Due Period, that is to be allocated to the Seller Interest on that Distribution Date. However, for any Due Period for which Collections have been deposited in the Collections Account by the Servicer on a daily basis, the allocation of Collections shall be deemed made on the date the Servicer delivers the monthly investor certificateholders' statement and the monthly servicer statement to the Trustee and the Trustee is authorized, upon receipt of the monthly investor certificateholders' statement and the monthly servicer statement, to transfer immediately to the Seller or the Servicer any funds in the Collections Account that would otherwise be paid to such party on the Distribution Date related to such Due Period. On or before each Distribution Date, the Servicer directs the Trustee to withdraw all amounts on deposit in the Excess Funding Account (SRC), and deposit such amounts in the Collections Account. The Servicer directs the Trustee to withdraw from the Collections Account and pay to each Group Collections Account, on or before the Distribution Date with respect to that Group, the sum of (x) the Series Finance Charge Collections for each series that is a member of that Group, (y) the Series Principal Collections for each series that is a member of that Group and (z) the Group Excess Funding Amount (SRC). Allocations of Collections, Additional Funds, and amounts on deposit in the Excess Funding Account (General) to the series within each Group will be as set forth in the applicable Series Supplement for each series within such Group. With respect to each Group, Collections in the Group Collections Account for such Group are allocated, deposited or paid on or prior to each Distribution Date with respect to such Group according to the terms of the applicable Series Supplement relating to the outstanding series of such Group. Deposits from each series in each Group to the Excess Funding Account (General) and the Excess Funding Account (SRC) will be made on each Distribution Date according to the terms of the applicable Series Supplement relating to an outstanding series.

ADJUSTMENTS TO RECEIVABLES

     As of the end of any Due Period, to the extent that the Servicer adjusts the amount of any Receivable because such Receivable was created in respect of merchandise which was returned by a credit customer (a "Return Adjustment"), the amount of the Principal Receivables used to calculate the Seller Interest in the Trust will be reduced by the amount of the adjustment. Unless the Servicer or an affiliate, as applicable, elects otherwise in accordance with the Pooling and Servicing Agreement and as described below, if a Receivable is adjusted because it is discovered to have been created through a fraudulent or counterfeit charge, the amount of Collections for such Due Period will be increased, and the Receivables in the Trust will be reduced, by the amount of such adjustment. In addition, the Servicer may make other adjustments to the Receivables in accordance with its customary practices and will increase or decrease the amount of Collections for such Due Period by the amount of such adjustments. The Pooling and Servicing Agreement provides, however, that the Servicer may elect to account for such adjustments to Receivables created through fraudulent or counterfeit charges or for such other customary adjustments to the Receivables by decreasing or increasing the amount of the Seller Interest in the Trust rather than by increasing or decreasing the amount of Collections for such Due Period. In the event that any such adjustment would cause the Seller Interest to be an amount less than zero, the Seller shall, no later than the Business Day following the last day of the Due Period during which such adjustment is made, deposit into the Collections Account an amount equal to the amount of such deficiency in the Seller Interest.

ADDITION OF ACCOUNTS

     Pursuant to the Pooling and Servicing Agreement, SRFG has the right (subject to certain limitations and conditions), and in certain circumstances the obligation, to designate from time to time additional credit accounts of Sears or its affiliates (including the Bank) to be included as Accounts ("Additional Accounts") or to add Participation Interests to the Trust and to convey to the Trust all Receivables of such Additional Accounts or any Participation Interests, whether then existing or thereafter created. In addition, SRFG will be required to designate Additional Accounts or convey Participation Interests to the Trust if the aggregate amount of Principal Receivables in the Trust on the last day of any Due Period is less than the Minimum Principal Receivables Balance. See "Description of the Investor Certificates--General."

     Each assignment of Additional Accounts at the discretion of SRFG will be subject to certain conditions, including the execution and delivery of a written assignment and an opinion of outside counsel relating to the Trust's security interest in the Receivables in the Additional Accounts and insolvency and related matters, and delivery of a certificate of a Servicing Officer confirming that no selection procedures believed by the Seller to be materially adverse to the interests of the investor certificateholders of any series were used in selecting the Accounts as of the Account Selection Date. Unless the Rating Agencies otherwise consent, each assignment of Additional Accounts will also be subject to the conditions that (i) as of the last day of any calendar year, the amount of Principal Receivables in Accounts designated as Additional Accounts or the number of Accounts designated as Additional Accounts, as applicable, with respect to such calendar year will not exceed

20% of the amount of Principal Receivables in the Trust, or the number of Accounts in the Trust, as applicable, as of the first day of that calendar year; and (ii) as of the last day of any calendar quarter, the amount of Principal Receivables in Accounts designated as Additional Accounts or the number of Accounts designated as Additional Accounts, as applicable, with respect to such calendar quarter will not exceed 15% of the amount of Principal Receivables in the Trust or the number of Accounts in the Trust, as applicable, as of the first day of such calendar quarter. The above conditions may be superseded or replaced by SRFG with substitute conditions if such substitute conditions will not cause a Ratings Event.

     The Trust will receive all Collections in respect of Receivables in Additional Accounts in the same manner as Collections in respect of other Receivables, except that Finance Charge Receivables deemed billed on the Receivables in the Additional Accounts for the Due Period during which the Additional Accounts were added to the Trust may be an estimate of such amount prepared by the Servicer with respect to the Additional Accounts.

     The addition of Participation Interests to the Trust will be effected by an amendment to the Pooling and Servicing Agreement that will not require the consent of any investor certificateholders. Each conveyance of Participation Interests to the Trust will be subject to certain conditions, including delivery of a certificate of SRFG stating that SRFG reasonably believes that the addition of the Participation Interests will not be materially adverse to the interests of the Holders of any class of any series of investor certificates then outstanding or any Third Party Credit Enhancement Provider, delivery of an Opinion of Counsel relating to the Trust's security interest in Participation Interests and insolvency and related matters and confirmation from the Rating Agencies that the proposed conveyance of Participation Interests will not result in a Ratings Event.

     The terms governing any Additional Accounts may differ from the terms governing the Accounts initially included in the Trust, including the possibility that some or all Additional Accounts will have lower periodic finance charges or fees than the initial Accounts, which may have the effect of reducing the percentage of Finance Charge Collections relative to the amount of Principal Collections. Because any such Additional Accounts will not contain receivables in accounts from Puerto Rico, may not contain receivables in accounts from every state or in accounts previously segregated into pools (some of which have been sold), and will not contain Receivables in the Accounts, the performance of any such Additional Accounts may be different from the performance of the Accounts and from the performance of the Sears Portfolio. On the date any such Additional Accounts are selected, such Additional Accounts may contain a higher or lower percentage of newly solicited and unseasoned accounts than either the Accounts or the Sears Portfolio. The account selection process used to segregate pools of accounts (including the Accounts and any such Additional Accounts) generally is designed to preserve the availability of seasoned accounts for inclusion in subsequently segregated pools. Previously segregated pools of more seasoned accounts may also be added to the Trust as Additional Accounts. See "Risk Factors--Effects of the Selection Process, Seasoning and Performance Characteristics" and "--Assignment of Additional Accounts."

REMOVAL OF ACCOUNTS

     Subject to the conditions set forth in the next succeeding sentence, SRFG may, but will not be obligated to, designate from time to time certain Accounts for deletion and removal from the Trust (such Accounts being referred to hereinafter as the "Removed Accounts"). SRFG will be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) as of the Removal Date, the aggregate amount of Principal Receivables in the Trust, less the aggregate amount of Principal Receivables in such Removed Accounts, will not be less than the Minimum Principal Receivables Balance; (ii) within five Business Days after the date designated for removal of the Removed Accounts, SRFG will have delivered to the Trustee for execution a written assignment and a computer file, hard copy or microfiche list containing a true and complete list of all Removed Accounts identified by account number; (iii) SRFG will represent and warrant that no selection procedures believed by the Seller to be materially adverse to the interests of the investor certificateholders or any Third Party Credit Enhancement Provider were utilized in selecting the Removed Accounts; (iv) the Rating Agencies will have advised SRFG that such reassignment will not result in a Ratings Event; and (v) SRFG will have delivered to the Trustee an officer's certificate confirming the items set forth in (i), (ii), (iii), and (iv) above. On or before the fifth Business Day prior to the Removal Date, SRFG shall give the Trustee, the Servicer, the Rating Agencies and any Third Party Credit Enhancement Provider written notice that the Receivables from such Removed Accounts are to be reassigned by the Trustee to SRFG effective as of the Removal Date.

REPURCHASE OF TRUST PORTFOLIO

     If, as of the Initial Closing Date or, with respect to any Additional Accounts, as of any date on which there is an assignment of such Additional Accounts, it is not true that (a) each of the Pooling and Servicing Agreement and the Series Supplement constitutes a valid and binding obligation of Sears and SRFG, subject to usual and customary exceptions relating to bankruptcy or insolvency and general equity principles, (b) the Pooling and Servicing Agreement constitutes a valid transfer and assignment of all right, title and interest of Sears to SRFG and of SRFG to the Trust in and to the Receivables, whether then existing or thereafter created, and the proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificateholders) or constitutes the grant of a perfected security interest of first priority (except with regard to statutory and other non-consensual liens) under the UCC as in effect in Delaware in such Receivables and proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificateholders), effective as to each Receivable upon the creation thereof, or (c) certain representations and warranties by the Seller regarding its corporate status, authority with regard to the assignment of Receivables and performance of the Seller's obligations under the Pooling and Servicing Agreement and the Series Supplement, and the accuracy of information furnished by the Seller to the Trustee are true and correct and such breach is not cured within the required period, then a Trust Portfolio Repurchase Event shall have occurred.

     Upon the occurrence of a Trust Portfolio Repurchase Event, either the Trustee or the Holders of investor certificates evidencing fractional undivided interests aggregating not less than 51% of the Aggregate Invested Amount (other than with respect to any Seller Retained Class), by written notice to SRFG, may direct SRFG, and SRFG will be obligated, to purchase the Receivables on a Distribution Date occurring within 60 days of such notice (or such longer period, not in excess of 150 days, as may be specified in such notice); provided, however, that if an assignment of Additional Accounts results in a Trust Portfolio Repurchase Event, only the Receivables in those Additional Accounts will be repurchased. SRFG will not be required to make such purchase if, on any day during the applicable period, the Trust Portfolio Repurchase Event does not adversely affect in any material respect the interests of the investor certificateholders.

     The price for such purchase will be equal to the Aggregate Investor Interest for the Distribution Date on which the purchase is scheduled to be made plus an amount equal to all Certificate Interest accrued but unpaid through the date set for such purchase minus the sum of (i) amounts on deposit in the Excess Funding Account (General), if any, (ii) amounts on deposit in the Excess Funding Account (SRC), if any, and (iii) the sum of all pre-funding amounts for all outstanding series, if any; provided, however, that if an assignment of Additional Accounts results in a Trust Portfolio Repurchase Event, only the Receivables of such Additional Accounts shall be repurchased at a price with respect to each series equal to the product of (i) the Series Investor Percentage with respect to Principal Receivables on the first day of the related Due Period preceding the date such deposit is made and (ii) the amount of Receivables attributable to the Additional Accounts, and such repurchase price shall be applied as Collections in respect of such Receivables in accordance with each applicable Series Supplement and deposited in the Group Collections Account relating to that

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

series. The purchase price will be distributed to the investor certificateholders upon presentation and surrender of their investor certificates.

REPURCHASE OF SPECIFIED RECEIVABLES

     If (a) it is not true and correct in any material respect as of the date specified that (i) as of the Initial Closing Date, each Receivable existing on such date is, to the best knowledge of SRFG, an Eligible Receivable and, in the case of Additional Accounts or Participation Interests, on the Addition Date with respect to such Additional Accounts or Participation Interests, each Receivable contained therein is, to the best knowledge of SRFG, an Eligible Receivable, and (ii) as of the date of the creation of any Receivable subsequent to the Cut-Off Date, such Receivable is, to the best knowledge of SRFG, an Eligible Receivable, (b) such breach has a material adverse effect on the certificateholders' interest in the Receivables, and (c) such breach is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) after the receipt by SRFG of written notice of any such event given by the Trustee, then a Receivable Repurchase Event will have occurred. The determination of materiality referred to above will be made by an officer of SRFG in his sole reasonable judgment without considering the impact of Third Party Credit Enhancement, if any; provided, however, that if the aggregate amount of Ineligible Receivables as of the last day of the immediately preceding Due Period exceeds five percent of the total amount of Receivables in the Trust as of the last day of the immediately preceding Due Period, an officer of SRFG will be deemed to have made an affirmative determination of such materiality. SRFG will purchase all the Receivables in each Account in which there is any Receivable as to which such Receivable Repurchase Event relates on the terms and conditions set forth below.

     SRFG will purchase each Ineligible Receivable by directing the Servicer to deduct the face amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables in the Trust. In the event that the exclusion of an Ineligible Receivable from the calculation of the Seller Interest would cause the Seller Interest to be an amount less than zero, on the following Distribution Date SRFG will make a deposit in the Collections Account in immediately available funds in an amount equal to the amount by which the Seller Interest would be reduced below zero. Such deposit will be considered a repayment in full of the Ineligible Receivable, and shall be treated as though it were a Collection in respect of Principal Receivables for such Due Period.

TERMINATION OF THE TRUST

     The Trust and the respective obligations and responsibilities of SRFG, the Servicer and the Trustee will terminate on the earlier of (i) July 31, 2015 (the "Final Trust Termination Date"), and (ii) the day after the Distribution Date on which funds shall have been deposited into the Series Distribution Accounts sufficient to pay in full the Aggregate Invested Amount plus accrued and unpaid Certificate Interest on all outstanding series of investor certificates.

                    DESCRIPTION OF THE INVESTOR CERTIFICATES

     The investor certificates of each series will be issued pursuant to the Pooling and Servicing Agreement and an applicable Series Supplement. The following summary of the investor certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Pooling and Servicing Agreement and the related Series Supplement. The Pooling and Servicing Agreement and the form of Series Supplement have been, and the particular Series Supplement applicable to each series of investor certificates to which this Prospectus relates has been or will be, filed as an exhibit or incorporated by reference in the Registration Statement of which this Prospectus is a part. On written request to the Trustee at its principal corporate trust office, the Trustee will provide to investor certificateholders without charge a copy of the Pooling and Servicing Agreement (without schedules) and any applicable Series Supplement (without exhibits).

GENERAL

     Each series will consist of one or more classes of investor certificates. Each investor certificate will represent an undivided interest in the Trust, including the right to a percentage of all Collections on the Receivables in the Trust. See "--Class Percentages and Seller Percentage."

     The Seller Interest, represented by the Seller Certificate, constitutes the residual interest in the Principal Receivables not represented by any series of investor certificates. The Seller Certificate represents an undivided interest in the Principal Receivables in the Trust, including the right to a floating percentage (the "Seller Percentage") of all Obligor payments on the Receivables in the Trust. See "--Class Percentages and Seller Percentage." Because the Seller Interest is a residual interest, it will fluctuate in size depending upon the rates at which Receivables are collected and charged-off and at which new Receivables are originated and the additions to and removal from the Trust of Receivables, as well as upon the timing and the size of issuances of new series of investor certificates. See "--Establishing and Issuing New Series."

     The amount of Receivables was selected in order to provide that reasonably anticipated fluctuations in the total amount of Principal Receivables in the Trust would not result in the decline of the Seller Interest to a level which would require SRFG to add to the Trust the Receivables in Additional Accounts in order to avoid a Rapid Amortization Event and, accordingly, commencement of the Rapid Amortization Period, although there can be no assurance that the Seller Interest will be sufficiently large to preclude these events from occurring. In addition, SRFG will be obligated to designate Additional Accounts or Participation Interests, the Receivables of which will be transferred to the Trust, if the amount of the Seller Interest is less than a certain minimum amount in certain specified periods.

     During the Revolving Period of each series, the amount of the Investor Interest of such series in the Trust will remain constant except in certain limited circumstances. The aggregate amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are created and others are paid (although such amount will not be calculated daily). During the Controlled Amortization Period or the Controlled Accumulation Period, and the Rapid Amortization Period, if any, of each series, the Investor Interest of such series in the Trust generally will decline as distributions in respect of Principal Receivables are made to or on behalf of investor certificateholders.

INTEREST PAYMENTS

     Interest will accrue on the Invested Amount of the investor certificates of a series or class offered hereby at the per annum rate either specified in, or determined in the manner specified in, the related Prospectus Supplement. Except as otherwise provided herein or in the related Prospectus Supplement, Finance Charge Collections and certain other amounts allocable to the investor certificateholders of a series offered hereby will be used to make interest payments to investor certificateholders of such series on each Interest Payment Date specified in the related Prospectus Supplement. Interest with respect to the investor certificates of each series offered hereby will accrue and be calculated on the basis described in the related Prospectus Supplement.

PRINCIPAL PAYMENTS

     The investor certificates of each series will have a Revolving Period during which no distributions of Principal Collections will be made to the investor certificateholders. Unless otherwise specified in the related Prospectus Supplement in respect of a series offered hereby, following the Revolving Period, unless a Rapid Amortization Period commences with respect to a series, each series will have a Controlled Accumulation Period, a Controlled Amortization Period or both a Controlled Accumulation Period and a Controlled Amortization Period. If a series has a Controlled Accumulation Period but does not have a Controlled Amortization Period, the principal of the investor certificates of the series will be scheduled to be paid in full in a single payment on an

Expected Final Payment Date. If a series offered hereby has a Controlled Amortization Period, the principal of the investor certificates of the series will be paid in installments commencing on the date specified in the related Prospectus Supplement. If a series has more than one class of investor certificates, a different method of paying principal, Expected Final Payment Date and/or the initial Principal Payment Date may be specified for each class. If a Rapid Amortization Event occurs with respect to a series, the payment of principal with respect to the investor certificates of such series may commence earlier than the Expected Final Payment Date or the initial Principal Payment Date, and the final principal payment with respect to the investor certificates of such series may be made earlier or later than the Expected Final Payment Date or other expected date.

CLASS PERCENTAGES AND SELLER PERCENTAGE

     Pursuant to the Pooling and Servicing Agreement and the Series Supplements for all series then outstanding, Sears as Servicer will allocate among the Seller Interest and the Class Investor Interest for each class of each series then outstanding, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Receivables in Charged-Off Accounts. Sears as Servicer will make each allocation by multiplying the relevant amount by the applicable Class Percentage. In all cases, the Seller Percentage with respect to any item will equal 100% minus the sum of the Series Percentages for all series of investor certificates then issued and outstanding.

     For convenience, this Prospectus refers to the Class Percentage for each class (and certain other percentages with respect to outstanding series) with respect to Finance Charge Collections, Principal Collections and the Charged-Off Amount as if those percentages will not in each case vary. The Class Percentages (and certain other percentages), however, may vary in each case as detailed in the "Glossary of Terms" contained in the related Prospectus Supplement. The method of calculating Class Percentages and other percentages with respect to each series of investor certificates will be set forth in the applicable Series Supplement.

     Under the Pooling and Servicing Agreement, the Collections on Receivables for any Due Period will be allocated so that all Collections up to the amount of Finance Charge Receivables billed at the beginning of such Due Period will be deemed Finance Charge Collections and the remaining amount of Collections will be deemed Principal Collections.

INVESTOR LOSSES

     On any Distribution Date, the Investor Interest for each class of each series offered hereby then outstanding will be reduced by the amount of the Class Cumulative Investor Charged-Off Amount for such class resulting from Principal Receivables that have been charged-off (an "Investor Loss") as described in the related Prospectus Supplement. An Investor Loss will have the effect of reducing the amount of the applicable investor interest.

     Although the Receivables in Charged-Off Accounts are automatically retransferred to SRFG at the time they are charged off as uncollectible, SRFG has agreed to add to the Trust as Additional Funds a portion of the Recovered Amounts it receives on Seller Charged-Off Accounts. See "-- Additional Funds."

REALLOCATIONS AND SUBORDINATION OF COLLECTIONS

     Reallocations of Collections among Series. As specified in the related Prospectus Supplement in respect of a series offered hereby, Collections originally available to one series in a Group may be reallocated to other series in that Group. Under no circumstances will Collections originally allocated to one series on any Distribution Date be reallocated to any other series unless all other amounts to be funded with respect to the first series by the Collections allocated to such series on that Distribution Date have been funded, except as specifically provided for in the applicable Series

Supplement with respect to a subordinated series. The Seller may, but is under no obligation to, issue additional series that reallocate Collections from one series to another series.

     Subordination of Class B Certificates. Unless otherwise specified in the related Series Supplement, in the case of a series of investor certificates issued with two or more classes, the Class B Certificates will be subordinated to the Class A Certificates. Certain amounts originally allocable to the Class B Certificates may be reallocated to the extent necessary to fund certain amounts with respect to the Class A Certificates. If these reallocations are not reimbursed, the Investor Interest with respect to the Class B Certificates will be reduced.

     Subordination of Class C Certificates. Unless otherwise specified in the related Series Supplement, in the case of a series of investor certificates issued with three classes, the Class C Certificates will be subordinated to both the Class A Certificates and the Class B Certificates. Certain amounts originally allocable to the Class C Certificates may be reallocated to the extent necessary to fund certain amounts first with respect to the Class A Certificates, and then the Class B Certificates. If these reallocations are not reimbursed, the Investor Interest with respect to the Class C Certificates will be reduced.

     Subordinate Series. The Pooling and Servicing Agreement permits the issuance of series of investor certificates that are subordinate in right of payment, in whole or in part, to one or more other series (any such subordinate series, a "Subordinate Series"). Unless otherwise specified in the related Series Supplement, a series will not be subordinate to any other series. Unless otherwise specified in the related Prospectus Supplement, the Series Supplement for each series offered hereby will provide for the possibility that a Subordinate Series with respect to such series may be issued in the future. The Seller may, but is under no obligation to, issue a series that is subordinate to one or more series at any time. The extent to which such Subordinate Series, if issued, will be subordinated to one or more series will be set forth in the Series Supplement with respect to such Subordinate Series.

AGGREGATE AND NET PAYMENTS

     All payments made pursuant to the Pooling and Servicing Agreement or any Series Supplement on or before any Distribution Date between the Servicer and the Seller may be aggregated with all other payments to be made by any Person to any other Person or Investor Account for such Distribution Date. Therefore, Sears, acting as Servicer, has the option to make only one payment to each account in satisfaction of all payments of the Seller and the Servicer pursuant to the Pooling and Servicing Agreement or any Series Supplement, to the extent that all payment obligations of the Servicer and of the Seller to each account on each Distribution Date exceed all amounts to be paid out of that account to the Servicer and the Seller on such Distribution Date.

ADDITIONAL FUNDS

     In addition to any supplemental funds set forth in the applicable Series Supplement, the Pooling and Servicing Agreement provides that the Servicer may, from time to time, elect to add certain funds to the Trust ("Additional Funds") by delivering a written notice of the election to the Trustee and the Rating Agencies, which notice will specify the method of calculating the amount of such funds to be added to the Trust as of any Distribution Date and the source of those funds. The Servicer may only add Additional Funds to the Trust upon written confirmation from the Rating Agencies that such addition will not result in a Ratings Event. Such Additional Funds shall then be allocated in accordance with the provisions of the applicable Series Supplement.

     On January 30, 1998, SRFG agreed to add to the Trust as Additional Funds a pro rata share of the recoveries on charged-off accounts received on the entire Sears Portfolio. The pro rata share will be based on the ratio of Principal Receivables in the Trust to principal receivables in the total Sears Portfolio, and will be limited to the aggregate amount of recoveries on receivables owned by SRFG in charged-off accounts.

INVESTMENT OF FUNDS IN INVESTOR ACCOUNTS

     All amounts in each Investor Account are invested by the Trustee at the direction of Sears as Servicer in certain highly-rated short-term investments (as hereinafter defined, the "Permitted Investments") pursuant to the Pooling and Servicing Agreement. "Permitted Investments" means (a) securities or negotiable instruments which evidence (i) obligations issued or fully guaranteed by the United States of America, (ii) time deposits in, or banker's acceptances issued by, depository institutions or trust companies, the short-term deposits or commercial paper of which have the Highest Rating, (iii) commercial paper or other short-term obligations having, at the time of the Trust's investment, the Highest Rating or (iv) investments in money market or common trust funds which have the Highest Rating, (b) demand deposits in any depository institution or trust company referred to in (a)(ii) above, (c) shares of open-end mutual funds which invest exclusively in obligations described in (a)(i) above and which will not result in a Ratings Event, (d) guaranteed investment contracts which will not result in a Ratings Event, (e) certain repurchase agreements transacted with either (i) an entity subject to the Bankruptcy Code or (ii) a financial institution insured by the FDIC or any broker-dealer with "retail customers" that is under the jurisdiction of the Securities Investors Protection Corp. and
(f) any additional investment which will not result in a Ratings Event. Although Permitted Investments consist of short-term, highly-rated investments, there can be no assurance that the principal amount of any Permitted Investment will be timely paid or otherwise recovered. Unless the Ratings Agencies advise that a Ratings Event will not occur, funds invested in Permitted Investments must be available on or prior to the next Distribution Date related to the earliest Due Period in which funds invested in such Permitted Investments were received. Investment income from the Investor Accounts will be distributed according to the terms of the applicable Series Supplement relating to an outstanding series.

FINAL PAYMENT OF PRINCIPAL; TERMINATION OF SERIES

     The final payment of principal and interest on investor certificates of a series offered hereby will be made no later than the Series Termination Date specified in the related Prospectus Supplement.

     The final payment of principal of and interest on any investor certificate will be made only upon presentation and surrender of such investor certificate at the office or agency specified in the notice from the Trustee to the investor certificateholders regarding the final distribution. The Trustee will provide such notice to the investor certificateholders not later than the tenth day of the month of the final distribution.

     Each series will terminate on the earlier of (i) the Series Termination Date with respect to such series or (ii) the day following the Distribution Date on which the final payment of principal is made to the investor certificateholders of such series.

     If, as of the Distribution Date in the month preceding the Series Termination Date with respect to a series (after giving effect to all transfers, withdrawals and deposits to occur on such Distribution Date), the Series Investor Interest with respect to such series is greater than zero, Receivables (or interests therein) in an amount sufficient to yield proceeds equal to the Series Investor Interest plus any accrued but unpaid Certificate Interest will be sold; provided, however, that the amount of Receivables to be sold will not exceed the product of (i) the aggregate amount of Receivables in the Trust and
(ii) a fraction, the numerator of which is the Series Investor Interest and the denominator of which is the Aggregate Investor Interest, in each case on the Distribution Date in the month preceding the Series Termination Date; and provided, further, that the Receivables selected to be sold will not be materially different from the Receivables remaining in the Trust as of that Distribution Date. The proceeds from this sale will be deposited into the Series Distribution Account and paid to the investor certificateholders of such series on the Distribution Date immediately following the deposit. The payment will be deemed to be the final distribution with respect to the investor certificates of such series.

     If specified in the Prospectus Supplement with respect to any series offered hereby, and subject to any conditions described therein, if the Servicer determines that, as of any Distribution Date during the Rapid Amortization Period, the Controlled Accumulation Period or the Controlled Amortization Period of such series, the Series Investor Interest less (i) the Class Investor Interest with respect to any Seller Retained Class and (ii) the Supplemental Cash allocable to the Investor Interests (other than with respect to a Seller Retained Class), if any, of such series will be less than a specified percentage of the Series Initial Investor Interest, the Seller will have the option to purchase and cancel the certificateholders' interest in such series. The purchase price will be equal to the Series Investor Interest, plus all accrued but unpaid Certificate Interest as of such Distribution Date; provided, however, the Seller may not repurchase and cancel any investor certificates representing a Seller Retained Class until all classes of investor certificates senior to such Seller Retained Class have been repurchased and cancelled. Following any such purchase and cancellation and the deposit of the aggregate purchase price into the Series Distribution Account, the certificateholders of such series will have no further rights with respect to the investor certificates. In the event the Seller shall fail for any reason to deposit the aggregate purchase price for the certificateholders' interest of such series, payments would continue to be made to the certificateholders of such series as described herein and in the related Prospectus Supplement.

DESCRIPTION OF CREDIT ENHANCEMENT

     Credit Enhancement may be provided to a series or class of a series offered hereby by subordination provisions that require distributions of principal and/or interest be made with respect to the investor certificates of such series or class before distributions are made to one or more other series or other classes of such series, by reserve accounts or by Third Party Credit Enhancement with respect to a series, which may include a cash collateral account, a letter of credit, a surety bond, an insurance policy, or any other form of credit enhancement described in the related Prospectus Supplement.

     A description of any Credit Enhancement provided with respect to a series offered hereby will be set forth in the related Prospectus Supplement. The description will include such information as (a) the amount payable under the Credit Enhancement, (b) any conditions to such payment, (c) the circumstances under which the Credit Enhancement will be available, (d) the class or classes of the series that will receive the direct benefit of the Credit Enhancement and
(e) the conditions (if any) under which the amount payable under the Credit Enhancement may be terminated, reduced or replaced.

ESTABLISHING AND ISSUING NEW SERIES

     The Pooling and Servicing Agreement provides that, pursuant to any one or more Series Supplements, the Seller may direct the Trustee to issue from time to time new series subject to the conditions described below (each such issuance, a "New Issuance"). Except as otherwise provided in the related Series Supplement, each New Issuance will have the effect of decreasing the Seller Interest to the extent of the Initial Investor Interest of such new series. Under the Pooling and Servicing Agreement, the Seller may designate, with respect to any New
Issuance: (i) its Initial Investor Interest; (ii) its Certificate Rate or the basis for calculation of its Certificate Rate; (iii) its Payment Dates and the date from which interest shall accrue; (iv) its Series Termination Date; and (v) such other terms as the Seller may deem appropriate (all such terms, the "Principal Terms" of such series). None of the Seller, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any investor certificateholder of any outstanding series to issue a New Issuance. The Seller may offer for sale any series under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration thereunder. The Seller intends to offer, from time to time, additional series but is under no obligation to do so.

     A New Issuance may occur only upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. The obligation of the Trustee to issue the investor certificates of such new series and to execute and deliver the related Series Supplement is subject to the satisfaction of the following conditions: (a) at least two Business Days in advance of the date upon which the New Issuance will occur, the Seller will have given the Trustee a written notice which will state with respect to each New Issuance the designation of each series to be issued and, with respect to each such series: (i) its Payment Dates and the date from which interest shall accrue, (ii) its Initial Investor Interest, (iii) its Certificate Rate or the basis for calculation of its Certificate Rate, (iv) its Series Termination Date and (v) any other terms that Seller sets forth in such notice;
(b) the Seller will have delivered to the Trustee a Series Supplement, executed by the Seller, the Servicer and the Trustee, which Series Supplement may specifically incorporate terms or provisions by reference to other documentation previously delivered to the Trustee; (c) the Trustee will have received written confirmation from the Rating Agency that the newly issued series will not result in a Ratings Event; (d) the Seller will have delivered to the Trustee and the Rating Agency a Tax Opinion with respect to the New Issuance; and (e) the Seller will have delivered to the Trustee an officer's certificate confirming that as a result of the New Issuance, the Seller will not be required pursuant to the Pooling and Servicing Agreement to designate Additional Accounts. The Series Supplement for a Series may also provide additional conditions for New Issuances. Upon satisfaction of such conditions, the Trustee will issue new investor certificates of the new series for execution and redelivery to the Trustee for authentication.

REALLOCATION OF SERIES AMONG GROUPS

     The Pooling and Servicing Agreement provides that the Seller may elect, at any time, by written notice to the Trustee and to Sears, and subject to certain conditions, to move any series from the Group of which it is then a member to any other Group, including without limitation to a new Group established at such time of which the series to be moved is the only series. A series may be moved from one Group to another only if the following conditions are satisfied: (i) the Group from which the series is moved and the Group to which the series is moved have the same Distribution Date; (ii) the Servicer shall have certified to the Trustee that the Servicer reasonably believes that the movement of the applicable series would not (a) result in any delay in the payment of principal to the investor certificateholders of any series then outstanding, or (b) cause a Rapid Amortization Event to occur with respect to any series then outstanding; and (iii) the Rating Agencies shall have advised the Seller, the Trustee and Sears that the movement of the applicable series would not result in a Ratings Event.

LIST OF INVESTOR CERTIFICATEHOLDERS

     In the event that Definitive Certificates are issued, upon written request of three or more investor certificateholders of record representing fractional undivided interests aggregating not less than 5% of the Series Invested Amount, after having been adequately indemnified by such investor certificateholders for its costs and expenses, the Trustee will afford such investor certificateholders access during business hours to the current list of investor certificateholders for purposes of communicating with other investor certificateholders with respect to their rights under the Pooling and Servicing Agreement. See "--Definitive Certificates."

MEETINGS

     Unless otherwise specified in the applicable Prospectus Supplement in respect of any series offered hereby, the Pooling and Servicing Agreement and any Series Supplement will not provide for any annual or other meetings of investor certificateholders.

BOOK-ENTRY REGISTRATION

     The information in this section concerning DTC, Cedel Bank, societe anonyme ("Cedel") and Euroclear and their book-entry systems and procedures will apply to each series of investor certificates unless otherwise specified in the related Series Supplement and has been obtained from sources that SRFG and the Trust believe to be reliable, but SRFG and the Trust take no responsibility for the accuracy of the information in this section.

     Certificate Owners may hold their investor certificates through DTC (in the United States) or Cedel or Euroclear (in Europe). The investor certificates will be registered in the name of the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. SRFG has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the investor certificates. The investor certificates will be available for purchase in book-entry form in minimum denominations of $1,000 and integral multiples thereof. No person acquiring an interest in the investor certificates (each, a "Certificate Owner") will be entitled to receive a certificate representing that person's interest in the investor certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by investor certificateholders will refer to actions taken by DTC upon instructions from its Participants, as hereinafter defined, and all references herein to distributions and notices to investor certificateholders will refer to distributions and notices to DTC or Cede, as the registered holder of the investor certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--Definitive Certificates." For additional information regarding clearance and settlement procedures for the investor certificates, see Annex I hereto.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Participants or Indirect Participants may purchase, sell or otherwise transfer ownership of, or other interests in, the investor certificates only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and Certificate Interest from the Trustee through the Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since the payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward the payments to its Participants, which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only investor certificateholder will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as "Investor Certificateholders," as that term is used in the Pooling and Servicing Agreement, and Certificate Owners only will be permitted to exercise the rights of investor certificateholders indirectly through the Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the investor certificates and is required to receive and transmit distributions of the principal of and interest on the investor certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the investor certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge investor certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those investor certificates, may be limited due to the lack of a physical certificate for those investor certificates.

     DTC has advised SRFG that it will take any action permitted to be taken by an investor certificateholder under the Pooling and Servicing Agreement or any applicable Series Supplement only at the direction of one or more Participants to whose account with DTC the investor certificates are credited. DTC may take conflicting action with respect to other undivided interests in the investor certificates to the extent that those actions are taken on behalf of Participants whose holdings include those undivided interests.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations or customers ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may now be settled in Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear

Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to investor certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by an investor certificateholder under the Pooling and Servicing Agreement or any applicable Series Supplement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of investor certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     The investor certificates will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) SRFG advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depositary with respect to the investor certificates, and the Trustee or SRFG is unable to locate a qualified successor, (ii) SRFG, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of a Servicer Termination Event, Certificate

Owners representing in the aggregate not less than 51% of the Invested Amount of such series advise DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee is required to notify all Certificate Owners of the availability through DTC of Definitive Certificates. Upon surrender by DTC of a definitive certificate representing the investor certificates and instructions for re-registration, the Trustee will issue the investor certificates in Definitive Certificates, and thereafter the Trustee will recognize the registered holders of such Definitive Certificates as investor certificateholders under the Pooling and Servicing Agreement ("Holders").

     Distribution of principal and payments of interest on the investor certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Payments will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any investor certificate (whether Definitive Certificates or the investor certificates registered in the name of Cede representing the investor certificates), however, will be made only upon presentation and surrender of such investor certificate at the office or agency specified in the notice of final distribution to investor certificateholders. The Trustee will provide such notice to registered investor certificateholders not later than the tenth day of the month of such final payment.

     Definitive Certificates will be transferable and exchangeable at the offices of the Trustee, or at such other office as SRFG designates. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

EXCHANGE OF INVESTOR CERTIFICATES FOR SELLER INTEREST

     In the event that SRFG becomes a Certificate Owner or a Holder, SRFG may have the Trustee cancel such investor certificates on any Distribution Date (after giving effect to all allocations and payments on such Distribution Date in accordance with the Pooling and Servicing Agreement and the applicable Series Supplement) by notifying the Trustee of its desire to cancel such investor certificates (an "Exchange"); provided, however, that no Subordinate Certificates may be cancelled unless the Seller has been advised by the Ratings Agencies that such cancellation will not result in a Ratings Event. Simultaneously with such cancellation, the Series Investor Interest shall be reduced and the Seller Interest shall be increased. Accordingly, while an Exchange will reduce the aggregate interest in the assets of the Trust represented by the outstanding investor certificates (because a lesser principal amount of investor certificates will be outstanding), the interest in such assets represented by any outstanding investor certificates (including pro rata shares of the Investor Interest and the Collections) will not be reduced.

SALE OF SELLER INTEREST

     The Seller Certificate has been issued to SRFG. Pursuant to the Pooling and Servicing Agreement, SRFG may not transfer, assign, sell or otherwise convey, pledge or hypothecate or otherwise grant a security interest in any portion of the Seller Interest represented by the Seller Certificate; provided, however, that the Seller may transfer any portion of the Seller Interest on terms substantially similar to the terms of the Pooling and Servicing Agreement so long as the agreements and other documentation relating thereto are consistent with, and subject to, the terms of the Pooling and Servicing Agreement and any Series Supplement and do not require any action prohibited or prohibit any action that is either required on the part of the Servicer, the Seller, the Trustee or the Servicer by the terms of the Pooling and Servicing Agreement and any Series Supplement or necessary to protect the interests of the investor certificateholders; and provided, further, that the Seller is advised by the Rating Agencies that such transfer would not result in a Ratings Event. Notwithstanding the above, no such advice from the Rating Agencies is required if the transfer is made in order to comply with certain regulatory requirements.

AMENDMENTS

     The Pooling and Servicing Agreement and any Series Supplement may be amended by Sears, SRFG and the Trustee, without investor certificateholder consent, for the following purposes: (i) to add to the covenants and agreements of the Pooling and Servicing Agreement or any Series Supplement for the benefit of the investor certificateholders or to surrender any right or power of Sears or SRFG granted therein; (ii) to add provisions to or change or eliminate any provision of the Pooling and Servicing Agreement or any Series Supplement, provided that any such addition, change or elimination shall not adversely affect in any material respect the Holders of any class of any series then outstanding; (iii) to cure any ambiguity or to correct or supplement any inconsistent provision of the Pooling and Servicing Agreement or any Series Supplement; (iv) to add provisions to or change any of the provisions of the Pooling and Servicing Agreement or any Series Supplement (a) for the purpose of accommodating the addition of Participation Interests to the Trust, (b) to change the procedures for issuance of Global Certificates, (c) to change the Credit Enhancement or (d) to accommodate the issuance of additional investor certificates with respect to an outstanding series; (v) to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any Series Supplement which are not inconsistent with such agreements; provided, such provisions will not adversely affect in any material respect the interests of the investor certificateholders; or (vi) to add or change provisions of the Pooling and Servicing Agreement or any Series Supplement for the purpose of issuing Variable Funding Certificates; provided, however, that with respect to clauses (iv)(a), (iv)(c), (iv)(d) and (vi) above, such amendments shall only be effected upon receipt of written confirmation from the Rating Agencies that such amendment shall not result in a Ratings Event.

     In addition, the Pooling and Servicing Agreement and any Series Supplement may be amended by Sears, SRFG and the Trustee with the consent of the Holders of investor certificates evidencing fractional undivided interests aggregating not less than 66 2/3% of the Class Invested Amount of any class adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any Series Supplement or modifying in any manner the rights of the investor certificateholders. No such amendment, however, may (i) increase or reduce the amount of, or delay or accelerate the timing of, distributions required to be made on any investor certificate of such series without the consent of all investor certificateholders of such series, (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of all investor certificateholders of each affected class or (iii) be adopted without written confirmation from the Rating Agencies that such amendment will not cause a Ratings Event. Promptly after the execution of any amendment to the Pooling and Servicing Agreement or any Series Supplement requiring the consent of investor certificateholders, the Trustee will furnish written notice of the substance of such amendment to each investor certificateholder.

                                  THE TRUSTEE

     The First National Bank of Chicago is the Trustee under the Pooling and Servicing Agreement. Sears, SRFG and their affiliates may from time to time enter into normal banking and trustee relationships with the Trustee. The Trustee and Sears and any of their respective affiliates may hold investor certificates in their own names. In addition, for purposes of meeting the legal requirements of certain jurisdictions, the Trustee has the power to appoint a co-trustee or separate trustee of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event SRFG will be obligated to appoint a successor trustee. SRFG may also remove the Trustee if (i) the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement and fails to resign after written request therefor from Seller, (ii) the Trustee becomes legally unable to act, or (iii) the Trustee becomes insolvent. In addition, if no event that would constitute a Servicer Termination Event shall have occurred, upon 30 days' notice to the Trustee, Sears may remove the Trustee. In such circumstances, SRFG will be obligated to appoint a successor trustee. The Servicer shall provide written notice to the Rating Agencies of any resignation or removal of the Trustee and the appointment of any successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

INDEMNIFICATION OF TRUST AND TRUSTEE

     The Pooling and Servicing Agreement provides that SRFG will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of the activities of the Trust or the Trustee; provided, however, that SRFG will not indemnify (a) the Trustee for liabilities incurred by reason of fraud, negligence, breach of fiduciary duty or misconduct by the Trustee in the performance of its duties under the Pooling and Servicing Agreement, (b) the Trust or the investor certificateholders for liabilities arising from actions taken by the Trustee at the request of investor certificateholders or (c) the Trust or the investor certificateholders with respect to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or the investor certificateholders.

                     CERTAIN MATTERS REGARDING THE SERVICER

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Sears compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of a monthly servicing fee as set forth in the related Series Supplement (the "Monthly Servicing Fee"). The Monthly Servicing Fee will be allocated among the Seller Interest and each series of investor certificates. Under certain circumstances, to the extent set forth in the related Series Supplement, the Servicer may be entitled to receive additional servicing compensation. The Monthly Servicing Fee for each series of investor certificates will be funded from Collections of Finance Charge Receivables allocated to the Series Investor Interest for such series (although a portion of the Monthly Servicing Fee may be funded from Additional Funds as specified in the related Series Supplement) and will be paid each month from the Series Collections Account as set forth in the related Series Supplement.

     The Servicer pays from its servicing compensation certain expenses incurred in connection with servicing the Receivables, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement or the related Series Supplement to be payable by the Trust or the investor certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust.

RESIGNATION OR MERGER OF SERVICER; DELEGATION OF DUTIES

     Sears may not resign from its obligations and duties as Servicer under the Pooling and Servicing Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to Sears has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement.

     The Servicer may delegate any of its duties under the Pooling and Servicing Agreement and the related Series Supplement; provided, however, the delegation of any duties will not relieve the Servicer of its liabilities and responsibilities with respect to such duties and will not constitute a resignation under the Pooling and Servicing Agreement.

     Any Person into which, in accordance with the Pooling and Servicing Agreement, Sears may be merged or consolidated or any Person resulting from any merger or consolidation to which Sears is a party, or any Person succeeding to the business of Sears, upon execution of a supplement to the Pooling and Servicing Agreement, will be the successor to Sears as Servicer under the Pooling and Servicing Agreement.

SERVICER TERMINATION EVENTS

     In the event of any Servicer Termination Event, either the Trustee or investor certificateholders evidencing fractional undivided interests aggregating not less than 51% of the Aggregate Invested Amount, by written notice to Sears as Servicer (and to the Trustee if given by the investor certificateholders), may terminate all of the rights and obligations of Sears as Servicer under the Pooling and Servicing Agreement. The Trustee will as promptly as possible appoint a Successor Servicer, and, if no Successor Servicer has been appointed by the Trustee and has accepted its appointment by the time Sears ceases to act as Servicer, all authority, power and obligations of Sears as Servicer under the Pooling and Servicing Agreement will pass to and be vested in the Trustee.

A "Servicer Termination Event" refers to any of the following events:

          (a) any failure by the Servicer to make any payment, transfer or deposit on or before the date occurring five Business Days after the date such payment, transfer or deposit is required to be made or given as the case may be, under the terms of the Pooling and Servicing Agreement or any related Series Supplement;

          (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or material agreements of the Servicer set forth in the Pooling and Servicing Agreement or a related Series Supplement, which continues unremedied for a period of 60 days after the date on which written notice of such failure, stating that such failure is a "Servicer Termination Event" and requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of investor certificates evidencing fractional undivided interests aggregating not less than 25% of the Class Invested Amount of any class of any series materially adversely affected thereby;

          (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement or any related Series Supplement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the certificateholders of any class of any series and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of investor certificates evidencing fractional undivided interests aggregating not less than 25% of the Class Invested Amount of any class of any series materially adversely affected thereby;

          (d) the occurrence of certain events of bankruptcy, insolvency or receivership of Sears while acting as Servicer. However, if a Servicer Termination Event occurs with respect to a Servicer subject to the Bankruptcy Code and consists of the filing of a bankruptcy petition by or against such Servicer, the Trustee or investor certificateholders may be prevented from effecting a transfer of servicing. Similarly, if Sears is not the Servicer and a Servicer Termination

     Event occurs with respect to any FDIC insured depository institution as Servicer and consists of the appointment of a conservator or receiver of such depository institution, or the insolvency of such other depository institution, the FDIC may have the power to prevent the Trustee or investor certificateholders from effecting a transfer of servicing; or

          (e) any other event specified as a Servicer Termination Event in the Series Supplement for such series.

REPORTS TO INVESTOR CERTIFICATEHOLDERS

     For each Distribution Date, the Trustee will execute a statement based on information provided by Sears as Servicer setting forth: (a) the total amount distributed to investor certificateholders; (b) the amount of the distribution on such Distribution Date allocated to principal on the investor certificates;
(c) the amount of such distribution allocated to interest on the investor certificates; (d) the total amount of Collections of Principal Receivables processed during the related Due Period and the amount allocated in respect of the investor certificates and the Seller Certificate; (e) the total amount of Collections of Finance Charge Receivables processed during the related Due Period and the amount allocated in respect of the investor certificates and the Seller Certificate; (f) the aggregate amount of Principal Receivables and the amount of the Series Investor Interest for each series of investor certificates on such Distribution Date (after giving effect to distributions made on such date); (g) the Investor Charged-Off Amount for the Distribution Date and the Cumulative Investor Charged-Off Amount; (h) the amount of Investor Losses for such Distribution Date, the aggregate amount of Investor Losses and the amount of reimbursements of Investor Losses; (i) the amount of the Investor Servicing Fee for the related Due Period; and (j) any other customary information that the Trustee, Sears or SRFG deems necessary. Such reports will be sent to investor certificateholders free of charge upon request by calling (212) 493-6928. In addition, on or before January 31 of each calendar year, beginning with 1995, a statement prepared by the Paying Agent from information provided by Sears containing the information required to be contained in the regular monthly report to investor certificateholders, as set forth in clauses (a), (b) and (c) above, aggregated for such preceding calendar year or the applicable portion thereof, together with such other customary information as the Trustee, Sears or SRFG deems necessary or desirable to enable the investor certificateholders to prepare their tax returns, will be delivered in the same manner.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement provides that on or about April 15 of each calendar year, beginning in April 1995, Sears as Servicer will cause a firm of nationally recognized independent public accountants to furnish a report to the Trustee covering the preceding annual period to the effect that such accountants have performed certain agreed-upon procedures on certain documents and records relating to the servicing of Accounts, compared the information contained in the Servicer's certificates delivered during the period covered by the report with such documents and records and that, on the basis of such procedures, nothing came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with the Pooling and Servicing Agreement and the Series Supplement, except for such exceptions as they believe to be immaterial and such other exceptions as will be set forth in such report. In addition, each report will set forth the procedures performed to the effect that such accountants compared the mathematical calculations of the amounts contained in the Monthly Servicer Certificates delivered during such annual period with the Servicer's computer reports which generated such amounts, confirming that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as will be set forth in such report. The procedures to be followed by such accountants will not constitute an audit conducted in accordance with generally accepted auditing standards.

     The Pooling and Servicing Agreement provides for delivery to the Trustee on or about April 15 of each calendar year, beginning in April 1995, of an annual statement signed by an officer of Sears as Servicer to the effect that (a) in the course of such officer's duties as an officer of Sears such officer would normally obtain knowledge of any Servicer Termination Event, and (b) whether or not such officer has obtained knowledge of any such Servicer Termination Event, and if so, specifying each Servicer Termination Event of which the signing officer has knowledge and the nature of the Servicer Termination Event.

                                USE OF PROCEEDS

     SRFG conveyed the Receivables to the Trust on the Initial Closing Date concurrently with the sale of investor certificates for Series 1994-1 and the net proceeds from the sale of investor certificates were paid to SRFG. SRFG paid such proceeds to Sears in consideration for the sale by Sears of a part of the Receivables to SRFG. SRFG has used and will use proceeds from the sale of additional investor certificates to purchase additional Receivables from Sears, to loan funds to Sears or for general corporate purposes. Unless otherwise specified in the related Prospectus Supplement in respect of a series offered hereby, Sears will add such proceeds to its general funds and initially will use such proceeds to effect a reduction of short-term borrowings.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary of certain anticipated federal income tax consequences of the purchase, ownership and disposition of investor certificates of a series is based on the advice of Latham & Watkins ("Tax Counsel") as counsel to Sears and SRFG. The summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), currently applicable Treasury regulations and judicial and administrative rulings and decisions ("Current Law"). There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any legislative, judicial or administrative changes or interpretations may or may not be retroactive and could affect tax consequences to investor certificateholders of one or more series.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investor certificateholders in light of their individual circumstances, and, except for certain limited discussions of particular topics, is not intended for investor certificateholders subject to special treatment under the federal income tax laws (e.g., life insurance companies, tax-exempt organizations, financial institutions, broker-dealers and investors that have a functional currency other than the United States dollar or hold their investor certificates as part of a hedge, straddle or conversion transaction). PROSPECTIVE INVESTOR CERTIFICATEHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF INVESTOR CERTIFICATES.

     The discussion assumes that an investor certificate (i) is issued in registered form, (ii) has all payments denominated in United States dollars and not determined by reference to the value of any other currency, and (iii) has a term that exceeds one year. Moreover, the discussion assumes that, unless
Section 1272(a)(6) of the Code applies to an investor certificate, the interest formula for an investor certificate meets the requirements for "qualified stated interest" under Treasury Regulations relating to original issue discount ("OID"), and that any OID on an investor certificate arising from any excess of the principal amount of the investor certificate over its issue price is de minimis (i.e., is less than 1/4% of its principal amount multiplied by the number of full years (computed on a weighted-average basis taking into account when principal payments are due) until its maturity date). If these conditions are not satisfied, additional tax considerations will be disclosed in the applicable Prospectus Supplement.

TAX TREATMENT OF THE INVESTOR CERTIFICATES AS INDEBTEDNESS

     Unless otherwise specified in the related Prospectus Supplement in respect of a series offered hereby, Tax Counsel will advise Sears and SRFG that, in their opinion, although the matter is not free from doubt, under Current Law the investor certificates of a series will be treated as indebtedness for federal income tax purposes and the Trust will continue to not be treated as an entity subject to federal income tax. There can be no assurance, however, that the IRS or the courts will agree with this conclusion. In that regard, the Pooling and Servicing Agreement and the Series Supplement of a series generally refer to the transfer of the Receivables as a "sale," and SRFG has informed Tax Counsel that
(i) different criteria are used in determining the non-tax accounting treatment of the transaction and (ii) for regulatory and financial accounting purposes, SRFG will treat the transfer of the Receivables under the Pooling and Servicing Agreement and the Series Supplement with respect to such series as a transfer of an ownership interest in the Receivables and not as the creation of a debt obligation. Notwithstanding the foregoing, Sears and SRFG, on the one hand, and the investor certificateholders, by acceptance of the investor certificates, on the other hand, will agree to treat the investor certificates of a series as indebtedness for federal, state and local income and franchise tax purposes. Except for the discussion in "--Possible Characterization of the Investor Certificates," the following discussion of federal income tax consequences assumes that the investor certificates of a series will be treated as indebtedness for federal income tax purposes and the Trust will not be treated as an entity subject to federal income tax.

UNITED STATES HOLDERS

     As used herein, "United States Holder" means an investor certificateholder that is a United States Person. A "United States Person" is (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or, under certain circumstances, a trust the income of which is subject to United States federal income taxation regardless of its source).

     Stated Interest on Investor Certificates. Interest paid on the investor certificates will be taxable as ordinary income when received or accrued by United States Holders in accordance with their method of accounting. Generally, interest received on the investor certificates will constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     Original Issue Discount. In general, the excess of the stated redemption price at maturity of the investor certificates of a series over their issue price will constitute OID, unless such excess is less than 1/4% of the investor certificates' principal amount multiplied by the number of full years (computed on a weighted-average basis taking into account when principal payments are due) until the investor certificates' maturity date in which case such excess (the "de minimis amount") will be includible in the gross income of the investor certificateholder as principal payments are made on the investor certificates. The includible amount (which will be treated as a gain on disposition of an investor certificate, as described below) with respect to each such principal payment will equal the product of the investor certificate's de minimis amount and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the investor certificate.

     If the investor certificates of a series are issued with OID, United States Holders generally will be required to include OID in income for each accrual period in advance of receipt of the cash representing such OID. A holder of a debt instrument issued with OID is required to recognize as ordinary income the amount of OID on the debt instrument as such discount accrues, in accordance with a constant yield method. Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. Under these provisions, the computation of OID on such debt instruments must be determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the actual prepayment experience. As a result, the amount of OID on such debt instruments that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate. Because no regulations have been issued under these provisions, each holder should consult its own tax advisors regarding the impact of the OID rules in the event the investor certificates of a series are issued with OID.

     Market Discount. United States Holders should be aware that the resale of an investor certificate may be affected by the market discount provisions of the Code. These rules generally provide that, subject to a statutorily-defined de minimis exception, if a United States Holder acquires an investor certificate at a market discount (i.e., at a price below its stated redemption price at maturity or its revised issue price if it was issued with OID) and thereafter recognizes gain upon a disposition of the investor certificate (or disposes of it in certain non-recognition transactions, including by gift), the lesser of such gain (or appreciation, in the case of an applicable non-recognition transaction) or the portion of the market discount that accrued while the investor certificate was held by such holder will be treated as ordinary interest income at the time of the disposition. The market discount rules also provide that a holder who acquires an investor certificate at a market discount may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry the investor certificate until the holder disposes of the investor certificate in a taxable transaction.

     Partial principal payments on the investor certificates of a series offered hereby may be made monthly, semi-annually or at other regular intervals as specified in the Prospectus Supplement. A United States Holder who acquired an investor certificate at a market discount would be required to treat as ordinary interest income the portion of any principal payment attributable to accrued market discount on such investor certificate. In addition, market discount that is de minimis and thus not subject to the foregoing rules should be includible in the gross income of the investor certificateholder as principal payments are made on the investor certificates in an amount equal to such de minimis amount multiplied by a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the investor certificate.

     A United States Holder who acquired an investor certificate at a market discount may elect to include market discount in income as the discount accrues, either on a ratable basis or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If a holder elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on sales, principal payments and certain other dispositions of the investor certificates and the deferral of interest deductions on indebtedness related to the investor certificates will not apply.

     Amortizable Bond Premium. Generally, if the price or tax basis of an investor certificate held as a capital asset exceeds the sum of all amounts payable on the investor certificate after the acquisition date (other than payments of qualified stated interest), such excess may constitute amortizable bond premium that the holder may elect to amortize under the constant interest rate method over the period from his or her acquisition date to the investor certificate's maturity date. Treasury regulations specifically exclude debt instruments acquired on or after March 2, 1998 that are subject to Section 1272(a)(6) of the Code from the amortizable bond premium rules contained in such regulations (see discussion of Section 1272(a)(6) in "-- Original Issue Discount" above). Amortizable bond premium generally will be treated as an offset to interest income on the investor certificate, rather than as a separate interest deduction item subject to the investment interest limitations of the Code. A holder that elects to amortize bond premium must generally reduce the tax basis in the related investor certificate by the amount of bond premium used to offset interest income. If an investor certificate purchased at a premium is redeemed in full prior to its maturity, a holder who has elected to amortize bond premium should generally be entitled to a deduction for any remaining unamortized bond premium in the taxable year of redemption.

     Sales of Investor Certificates. In general, a United States Holder will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of an investor certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than the amount attributable to, and taxable as, accrued stated interest) and
(ii) the holder's tax basis in the investor certificate (as increased by any OID or market discount (including de minimis amounts) previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such investor certificate).

     Subject to the OID and market discount rules discussed above and to the one-year holding period requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain or loss, provided the investor certificate was held as a capital asset. The maximum federal income tax rate applicable to capital gains and ordinary income for corporations is 35%. The maximum ordinary federal income tax rate for individuals, estates and trusts is 39.6%, whereas the maximum long-term capital gains rate applicable to the taxable disposition of an investor certificate is 20% for such taxpayers who, at the time of such disposition, have held such investor certificate for more than 18 months, and 28% for such taxpayers who, at the time of such disposition, have held such investor certificate for more than one year but not more than 18 months. Moreover, capital losses generally may be used only to offset capital gains.

UNITED STATES ALIEN HOLDERS

     Set forth below is a general discussion of the United States federal income and estate tax consequences of the purchase, ownership and disposition of an investor certificate by an investor certificateholder that is a United States Alien (a "United States Alien Holder"). A "United States Alien" is any person who, for United States federal income tax purposes, is (i) a non-resident alien individual, (ii) a foreign corporation, (iii) a non-resident alien fiduciary of
(a) an estate that is not an estate that is subject to United States federal income taxation regardless of the source of its income or (b) a trust that no court within the United States is able to exercise primary supervision over the administration thereof or a trust that no United States persons have the authority to control all substantial decisions thereof (or, in certain circumstances, a trust that is not a trust that is subject to United States federal income taxation regardless of the source of its income), or (iv) a foreign partnership one or more of the partners of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of an estate or trust described in
(iii) immediately above. Some United States Alien Holders (including certain residents of certain United States possessions or territories) may be subject to special rules not discussed herein.

     Interest (including OID, if any) paid to a United States Alien Holder generally will be subject to withholding of United States federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless (i) such interest payments are effectively connected with the conduct of a trade or business of the holder within the United States or (ii)(a) the holder is not a "10 percent shareholder" of a holder of the Seller Certificate or a "controlled foreign corporation" with respect to which a holder of the Seller Certificate is a "related person" within the meaning of the Code and (b) the beneficial owner (and, if relevant, a financial institution on the beneficial owner's behalf) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of such investor certificate is not a United States Person and providing the beneficial owner's name and address. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. For payments made after 1999, Treasury regulations provide that the statement must be made on Form W-8 and provided prior to payment.

     A United States Alien Holder generally will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of an investor certificate (other than gain attributable to accrued interest or OID, which is addressed in the preceding paragraph); provided that (i) the gain is not effectively connected with the conduct of a trade or business within the United States by the holder and (ii) in the case of an individual holder, (a) the holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange or redemption or (b) the holder does not have a "tax home" in the United States and the gain is not attributable to an office or other fixed place of business maintained in the United States by the holder.

     If the interest or gain on an investor certificate held by a United States Alien Holder is effectively connected with the conduct of a trade or business within the United States by the holder, then the holder (although exempt from the withholding of tax previously discussed if the holder provides an appropriate statement) generally will be subject to United States federal income tax on the interest (including OID, if any) or gain at regular federal income tax rates in a manner similar to a United States Person. See "--United States Holders." In addition, if the holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

     An investor certificate held by an individual who at the time of death is a United States Alien Holder will not be subject to United States federal estate tax as a result of such individual's death if, immediately before death, (i) the individual was not a "10 percent shareholder" of a holder of the Seller Certificate and (ii) interest on such investor certificate was not effectively connected with the conduct of a trade or business within the United States by the decedent.

     THE FOREGOING DESCRIPTION OF THE POTENTIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO UNITED STATES ALIEN HOLDERS IS NECESSARILY INCOMPLETE. UNITED STATES ALIEN HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE FOREGOING MATTERS TO THEM.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Information reporting requirements apply to certain payments of principal of and interest on (and the amount of OID, if any, accrued on) an obligation, and to proceeds of certain sales of an obligation before maturity, to certain nonexempt United States Holders. In addition, a 31% backup withholding tax also may apply with respect to such amounts if such holders fail to provide correct taxpayer identification numbers and other information. A holder of the Seller Certificate, a paying agent or a broker, as the case may be, will be required to withhold from any payment that is subject to backup withholding a tax equal to 31% of such payment unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations and certain other conditions are met.

     In the case of payments of principal of and interest on (and the amount of OID, if any, accrued on) investor certificates to United States Alien Holders, temporary Treasury regulations provide that backup withholding and information reporting will not apply to payments with respect to which either requisite certification has been received or an exemption has otherwise been established (provided that neither a holder of the Seller Certificate nor a paying agent has actual knowledge that the holder is a United States Person or that the conditions of any other exemption are not in fact satisfied). Payments of the proceeds of the sale of an investor certificate to or through a foreign office of a broker that is a United States Person, a controlled foreign corporation for United States federal income tax purposes or a foreign person 50% or more of whose gross income is effectively connected with the conduct of a trade or business within the United States for a specified three-year period are currently subject to certain information reporting requirements, unless the payee is an exempt recipient or such broker has evidence in its records that the payee is not a United States Person and no actual knowledge that such evidence is false and certain other conditions are met. Temporary Treasury regulations indicate that such payments are not currently subject to backup withholding. Under current Treasury regulations, payments of the proceeds of a sale to or through the United States office of a broker will be subject to information reporting and backup withholding unless the payee certifies under penalties of perjury as to his or her status as a non-United States Person and certain other qualifications (and no agent of the broker who is responsible for receiving or reviewing such statement has actual knowledge that it is incorrect) and provides his or her name and address or the payee otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules from a payment to an investor certificateholder will be allowed as a refund or a credit against such investor certificateholder's United States federal income tax.

     Recently, the Treasury Department has promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. Special rules apply which permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. The final regulations are generally effective for payments made after December 31, 1999, subject to certain transition rules. United States Alien Holders are urged to consult their own tax advisors with respect to these final regulations.

POSSIBLE CHARACTERIZATION OF THE INVESTOR CERTIFICATES

     The foregoing discussion assumes that the investor certificates of each series will be treated as indebtedness for federal income tax purposes. However, although Tax Counsel will opine to such effect with respect to each series of investor certificates, the matter is not free from doubt, and there can be no assurance that the IRS or the courts will agree with Tax Counsel's opinion. If the IRS were to contend successfully that some or all of the investor certificates of any series are not indebtedness for federal income tax purposes, it could find that the arrangement created by the Pooling and Servicing Agreement and the Series Supplement constitutes a partnership which could be treated as a "publicly traded partnership" taxable as a corporation.

     If some or all of the investor certificates of a series were treated as interests in a partnership, the partnership in all likelihood would be treated as a "publicly traded partnership." If the partnership were nevertheless not taxable as a corporation (for example, because of an exception for a "publicly traded partnership" whose income is interest that is not derived in the conduct of a financial business), such partnership would not be subject to federal income tax. Rather, such investor certificateholders would be required to include in income their share of the income and deductions generated by the assets of the Trust, as determined under partnership tax accounting rules. In such event, the amount, timing and character of the income required to be recognized by the investor certificateholders could differ materially from the amount, timing and character thereof if the investor certificates were characterized as indebtedness. It also is possible that such a partnership could be subject to tax in certain states where the partnership is considered to be engaged in business, and that the investor certificateholders, as partners in such a partnership, could be taxed on their share of the partnership's income in such states.

     In addition, if such a partnership is considered to be engaged in a trade or business within the United States, the partnership would be subject to a withholding tax on distributions to (or, at its election, income allocable to) such investor certificateholders who are United States Alien Holders, and each such holder would be credited for his or her share of the withholding tax paid by the partnership. In such case, the holder generally would be subject to United States federal income tax at regular federal income tax rates, and possibly a branch profits tax (in the case of a corporate holder), as previously described. See "--United States Alien Holders." Further, even if the partnership is not considered to be engaged in a trade or business within the United States, it appears that partnership withholding will be required in the case of any such United States Alien Holder that is engaged in a trade or business within the United States to which the investor certificate income is effectively connected.

     Alternatively, although there may be arguments to the contrary, it appears that if such a partnership is not considered to be engaged in a trade or business within the United States and if income with respect to an investor certificate is not otherwise effectively connected with the conduct of a trade or business within the United States by such a United States Alien Holder, the holder would be subject to United States federal income tax and withholding at a rate of 30% (unless reduced by an applicable treaty) on his or her distributive share of the partnership's interest income.

     If some or all of the investor certificates of a series were treated as interests in a "publicly traded partnership" taxable as a corporation, the income from the assets of the Trust would be subject to federal income tax as well as any income tax imposed by certain states where the entity would be considered to be engaged in business, at corporate rates, which could reduce the amounts available for distribution to all investor certificateholders. See "Certain State Tax Consequences." Under such circumstances, the investor certificates may be treated as debt of an entity taxable as a corporation or, alternatively, as equity of such an entity in which latter case interest payments to investor certificateholders could be treated as dividends and, if made to a United States Alien Holder, could be subject to United States federal income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty). In addition, a United States Alien Holder of an investor certificate that is treated as debt of such an entity who actually or constructively owns 10% or more of the outstanding principal amount of investor certificates that are treated as equity of such an entity may be treated as a "10 percent shareholder." See "--United States Alien Holders."

     Based on Tax Counsel's advice as to the treatment of the investor certificates for federal income tax purposes, Sears, SRFG and the Trust will not attempt to cause the arrangement created by the Pooling and Servicing Agreement and the Series Supplement with respect to a series to comply with the federal or state income tax reporting requirements applicable to partnerships or corporations. If such arrangement were later held to constitute a partnership or corporation, the manner of bringing it into compliance with such requirements is unclear.

     Prospective investor certificateholders should consult their own tax advisors as to the risk that the investor certificates will not be treated as indebtedness, and the possible tax consequences of potential alternative treatments.

                         CERTAIN STATE TAX CONSEQUENCES

     The following summary of certain anticipated state tax consequences with respect to the investor certificates of a series is based on the advice of Tax Counsel as counsel to Sears and SRFG. The summary is based upon currently applicable statutes, regulations and judicial and administrative rulings and decisions of certain states. There can be no assurance that the taxing authorities of such states will not take a contrary view, and no ruling therefrom has been or will be sought. Legislative, judicial or administrative changes may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to investor certificateholders of such series. Except as set forth below, this discussion of state tax consequences assumes that the investor certificates of a series will be treated as indebtedness for federal tax purposes and the Trust will not be treated as an entity subject to federal income tax.

GENERAL

     State tax consequences to each investor certificateholder will depend upon the provisions of the state tax laws to which the investor certificateholder is subject. Most states modify or adjust the taxpayer's federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals usually pay state tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules. Because each state's tax laws vary, it is impossible to predict the tax consequences to the investor certificateholders in all of the state taxing jurisdictions in which they are already subject to tax.

ARIZONA, DELAWARE, GEORGIA, ILLINOIS, OHIO AND TEXAS

     Most activities relating to the servicing and collection of the Receivables will take place in Arizona, Delaware, Georgia, Illinois, Ohio and Texas. In the opinion of Tax Counsel, although the matter is not free from doubt, the investor certificates of a series will be treated as debt and the Trust will continue to not be treated as an entity subject to tax, in each case for purposes of the Arizona income tax, the Delaware income tax, the Georgia income and net worth taxes, the Illinois income tax, the Ohio corporate franchise (to the extent based on net income) and personal income taxes and the Texas corporate franchise tax (to the extent based on net income). Accordingly, although the matter is not free from doubt, if the investor certificates of a series are treated as debt in the named states, the investor certificateholders not otherwise subject to taxation in those states will not become subject to such taxes solely because of their ownership of the investor certificates. However, an investor certificateholder could be required to pay, in states in which such investor certificateholder already is subject to state tax, additional state tax as a result of his or her investment in investor certificates. In addition, there can be no assurance that no other state will claim that the Trust has undertaken activities therein and is subject to taxation by such state. Were any other state to make and sustain such a claim, the treatment of the investor certificates of a series for purposes of such state's tax laws would be determined thereunder, and there can be no assurance that the investor certificates of a series would be treated as debt or that the Trust will not be treated as an entity subject to tax for purposes of such state taxation.

     If some or all of the investor certificates of a series were treated as interests in a partnership or a corporation, or, in the case of Ohio, as a business trust, the state tax consequences to investor certificateholders could be materially different, especially in states which may be considered to have a business connection with the Receivables. See "Certain Federal Income Tax Consequences--Possible Characterization of the Investor Certificates."

     THE FOREGOING DESCRIPTION OF THE POTENTIAL STATE TAX CONSEQUENCES IS NECESSARILY INCOMPLETE. INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE FOREGOING MATTERS TO THEM.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on those employee benefit plans, including Individual Retirement Accounts and Individual Retirement Annuities (collectively, "IRAs") to which they apply ("Plans") and on those Persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before investing in an investor certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and Persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Prohibited transactions may generate excise taxes and other liabilities; prohibited transactions involving IRAs may result in disqualification of the IRAs. Thus, a Plan fiduciary considering an investment in the investor certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

     Certain transactions involved in the operation of the Trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of an investing Plan. ERISA and the Code do not define "plan assets." The U.S. Department of Labor (the "DOL") has published a regulation (the "Regulation") which took effect March 13, 1987, concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust) for purposes of the reporting and disclosure and fiduciary responsibility provisions of ERISA and of the excise tax provisions related to prohibited transactions in the Code if the Plan acquires an "equity interest" in such entity. The Regulation only applies to the purchase by a Plan of an "equity interest" in an entity. An equity interest is defined in the Regulation as an interest in an entity other than an instrument which is treated as debt under applicable local law and which has no substantial equity features. Sears has been advised that investors will be taxed as if the investor certificates are debt for federal income tax purposes. If under ERISA the investor certificates are deemed to be debt and are not deemed to have substantial equity features, the Trust's assets would not be treated as Plan assets solely as a result of the purchase of an investor certificate by a Plan.

     Assuming that the investor certificates are equity interests under applicable local law or are deemed to have substantial equity features, the Regulation contains an exception that provides that if a Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold Plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another by the conclusion of the offering and (iii) either is (A) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     To the extent applicable, whether the investor certificates of a series offered hereby meet the criteria of publicly-offered securities will be set forth in the related Prospectus Supplement.

     If the investor certificates were deemed to be an extension of credit for ERISA purposes, the purchase of the investor certificates by a Plan with respect to which SRFG or one of its affiliates is a "party in interest" or "disqualified person" might be considered a prohibited extension of credit under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. There are at least five prohibited transaction class exemptions issued by the DOL that might apply, depending in part on who decided to acquire the investor certificates for the Plan; DOL Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions determined by Independent Qualified Professional Asset Managers); PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers); PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts); and PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts).

     Moreover, regardless of the characterization of the investor certificates as debt or equity for ERISA purposes, a possible violation of the prohibited transaction rules could occur if the investor certificates were purchased during the offering with assets of a Plan if Sears, the Trustee, any underwriter or any of their affiliates were a fiduciary with respect to such Plan. Under ERISA and the Code, a person is a "fiduciary" with respect to a Plan to the extent (i) he or she exercises any discretionary authority or discretionary control respecting management of such Plan or exercises any authority or control respecting management or disposition of its assets, (ii) he or she renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of such Plan, or has any authority or responsibility to do so, or (iii) he or she has any discretionary authority or discretionary responsibility in the administration of such Plan. Accordingly, the fiduciaries of any Plan should not purchase the investor certificates during the offering with assets of any Plan if Sears, the Trustee, any underwriter or any of their affiliates is a fiduciary with respect to the Plan.

     In light of the foregoing, fiduciaries of Plans considering the purchase of the investor certificates should consult their own tax or other appropriate counsel regarding the application of ERISA and the Code to their purchase of investor certificates.

     In particular, insurance companies considering the purchase of investor certificates should consult their own benefits counsel or other appropriate counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 114 S. Ct. 517
(1993) ("John Hancock"), DOL PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) which was issued by the DOL on July 12, 1995 and Section 401(c) of ERISA. In John Hancock, the Supreme Court held that the assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances. Subject to numerous conditions and limitations, PTE 95-60 provides an exemption for certain prohibited transactions that could arise as a result of the holding in John Hancock. Section 401(c) of ERISA was added by the Small Business Job Protection Act of 1996 and requires the Secretary of Labor to issue final regulations by December 31, 1997 which are to provide guidance for the purpose of determining, in cases where an insurer issues one or more policies (supported by the assets of the insurer's general account) to or for the benefit of an employee benefit plan, which assets of such insurer (other than assets held in a separate account) constitute "plan assets" for the purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Such regulations shall only apply with respect to policies which are issued by an insurer on or before December 31, 1998, to or for the benefit of an employee benefit plan which is supported by the assets of such insurer's general account. With respect to policies issued on or before December 31, 1998, such regulations shall take effect at the end of the 18-month period following the date on which such regulations become final. Section 401(c) also provides that no person will be subject to liability under Section 4975 of the Code and the fiduciary responsibility provisions of ERISA on the basis of a claim that the assets of an insurer (other than assets held in a separate account) are "plan assets," for conduct occurring before the date which is 18 months following the date the final regulations become final. On December 22, 1997, the DOL issued proposed regulations under Section 401(c) of ERISA. 29 CFR 2550.401c-1.

     Accordingly, investors should analyze whether John Hancock, PTE 95-60,
Section 401(c) of ERISA and any regulations issued pursuant to Section 401(c) of ERISA may have an impact with respect to their purchase of investor certificates.

                              PLAN OF DISTRIBUTION

     SRFG may sell investor certificates (i) through underwriters or dealers;
(ii) directly to one or more purchasers; or (iii) through agents. The related Prospectus Supplement in respect of a series offered hereby will set forth the terms of the offering of such investor certificates, including the name or names of any underwriters, the purchase price of such investor certificates and the proceeds to SRFG from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price and any discounts or concessions allowed or reallowed or paid to dealers. Only underwriters so named in such Prospectus Supplement shall be deemed to be underwriters in connection with the investor certificates offered thereby.

     If underwriters are used in the sale, the investor certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed price or at varying prices determined at the time of sale or at negotiated prices. Such investor certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase such investor certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the investor certificates of the series offered by the related Prospectus Supplement if any of such investor certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Investor certificates may also be sold directly by SRFG or through agents designated by SRFG from time to time. In respect of a series offered hereby, any agent involved in the offering and sale of the investor certificates will be named, and any commissions payable by SRFG to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any such agent is acting solely as an agent for the period of its appointment.

     If so indicated in the related Prospectus Supplement in respect of a series offered hereby, SRFG will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase investor certificates providing for payment and delivery on a future date specified in such related Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular investor certificates which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by SRFG. Unless otherwise specified in the related Prospectus Supplement in respect of a series offered hereby, the obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except
(i) the purchase by an institution of the particular investor certificates shall not at the time of delivery be prohibited under the laws of any jurisdiction of the United States to which such institution is subject, and (ii) if the particular investor certificates are being sold to underwriters, SRFG shall have sold to such underwriters the total principal amount of such investor certificates less the principal amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of SRFG or such institutional investors thereunder.

     Underwriters, dealers and agents that participate in the distribution of the investor certificates may be deemed to be underwriters, and any discounts or commissions received by them from SRFG and any profit on the resale of the investor certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the " Securities Act"). Under arrangements which may be entered into by SRFG, underwriters, dealers and agents who participate in the distribution of investor certificates may be entitled to indemnification by SRFG against certain civil liabilities, including liabilities under the Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make with respect thereto. Underwriters, dealers and agents may engage in transactions with, or perform services for, SRFG in the ordinary course of their respective businesses.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement in respect of a series offered hereby, the legality of the investor certificates will be passed upon for SRFG by Nancy K. Bellis, an Assistant General Counsel of Sears, and Latham & Watkins, and certain legal matters relating to the tax consequences of the issuance of the investor certificates will be passed upon for SRFG by Latham & Watkins. Unless otherwise specified in the related Prospectus Supplement in respect of a series offered hereby, the legality of the investor certificates will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP. Skadden, Arps, Slate, Meagher & Flom LLP from time to time performs legal services for Sears and its affiliates.

                             AVAILABLE INFORMATION

     SRFG, as originator of the Trust, has filed a Registration Statement under the Securities Act with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the investor certificates offered pursuant to this Prospectus and the related Prospectus Supplement. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto and the reports and other documents incorporated herein by reference as described previously under "Incorporation of Certain Documents by Reference," which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Such reports and other documents may also be obtained from the web site that the Commission maintains at http://www.sec.gov. The Trust is subject to the informational requirements of the Exchange Act, and in accordance therewith, SRFG, on behalf of the Trust, files reports and other information with the Commission. Copies of the Registration Statement and amendments thereof and exhibits thereto, as well as such materials relating to the Trust, may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                  DEFINITIONS

     "Account" shall mean an open-end retail charge plan for specified Persons, maintained by Sears, the Bank or another affiliate of Sears with respect to the sale of goods or services, receivables under which are transferred to the Trust pursuant to the Pooling and Servicing Agreement or pursuant to an Assignment of Additional Accounts. The term "Account" will be deemed to refer to an Additional Account only from and after the Addition Date with respect thereto. The definition of Account shall not include any Account the Receivables in which are removed from the Trust after it has been reassigned to the Seller.

     "Account Selection Date" for any Account shall have the meaning set forth in the applicable Prospectus Supplement.

     "Addition Date" shall mean each date as of which Additional Accounts are included as Accounts or Participation Interests are conveyed to the Trust.

     "Additional Account Cut-Off Date" shall mean, for any Additional Account, the date specified as such in the Assignment of Additional Accounts for such Additional Account.

     "Additional Account" shall mean an open-end retail charge plan for specified Persons, maintained by Sears, the Bank or an another affiliate of Sears with respect to the sale of goods or services, receivables under which are added to the Trust after the Initial Closing Date.

     "Additional Funds" shall mean, with respect to any Distribution Date, (i) an amount equal to the product of (x) the total amount of Recovered Amounts with respect to the Sears Portfolio Accounts during the calendar month immediately preceding such Distribution Date, which amount shall be determined based on a good faith estimate made by the Servicer on the third business day of the calendar month in which such Distribution Date occurs and (y) a fraction, the numerator of which is the total amount of Principal Receivables in the Trust as of the first day of the related Due Period and the denominator of which is the total amount of Sears Portfolio Principal Receivables as of the first day of such Due Period; provided, however, that such Additional Funds shall not exceed the sum of all Recovered Amounts with respect to Seller Charged-Off Accounts during the calendar month immediately preceding such Distribution Date, which amount shall be determined based on a good faith estimate made by the Servicer on the third business day of the calendar month in which such Distribution Date occurs and (ii) any other supplemental funds that the Servicer may, from time to time, elect to add to the Trust.

     "Aggregate Invested Amount" shall mean at any time the sum of the Invested Amounts with respect to all series of investor certificates then issued and outstanding.

     "Aggregate Investor Interest" shall mean at any time the sum of the Investor Interests with respect to all series of investor certificates then issued and outstanding.

     "Assignment Agreement" shall have the meaning set forth in "Risk Factors--Security Interests and Insolvency Related Matters."

     "Assignment of Additional Accounts" shall mean any Assignment of Additional Accounts among the Seller, the Servicer and the Trustee pursuant to the Pooling and Servicing Agreement.

     "Assignment of Additional Funds" shall mean the Assignment of Additional Funds dated as of January 30, 1998, between the Seller and the Trustee.

     "Bank" shall mean Sears National Bank, a national banking association.

     "Bank Holding Company Act" shall mean the Bank Holding Company Act of 1956, as amended.

     "Bankruptcy Code" shall have the meaning set forth in "Certain Legal Matters Relating to the Receivables--Security Interests in Receivables."

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the following locations are authorized or obligated by law or executive order to be closed: (a) New York, New York, (b) Chicago, Illinois, (c) the city in which the Corporate Trust Office is located,
(d) Phoenix, Arizona, (e) London, England, or (f) the city in which the principal banking or executive offices of any Third Party Credit Enhancement Provider are located; or such other day as shall be specified in the applicable Prospectus Supplement.

     "Cede" shall mean Cede & Co.

     "Cedel" shall have the meaning set forth in "Description of the Investor Certificates--Book-Entry Registration."

     "Certificate Interest" with respect to any class of any series shall have the meaning set forth in the applicable Prospectus Supplement.

     "Certificate Owner" shall have the meaning set forth in "Description of the Investor Certificates --Book-Entry Registration."

     "Certificate Rate" with respect to any class of any series shall have the meaning set forth in the applicable Prospectus Supplement.

     "Certificate Register" shall mean the register maintained pursuant to the Pooling and Servicing Agreement providing for the registration of the investor certificates in registered form and transfers and exchanges thereof.

     "Certificateholder" or "Holder" shall mean an investor certificateholder, a holder of the Seller Certificate or a Person in whose name a Certificate is registered in the Certificate Register.

     "Charged-Off Account" shall mean each Account with respect to which the Receivables in such Account have been charged-off as uncollectible.

     "Class Cumulative Investor Charged-Off Amount" shall have the meaning set forth in the applicable Prospectus Supplement.

     "Class Invested Amount" shall have the meaning set forth in the applicable Prospectus Supplement.

     "Class Investor Interest" shall have the meaning set forth in the applicable Prospectus Supplement.

     "Class Percentage" shall have the meaning set forth in the applicable Prospectus Supplement.

     "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company.

     "Code" shall have the meaning set forth in "Certain Federal Income Tax Consequences--General."

     "Collections" shall mean all payments by or on behalf of an Obligor received by the Servicer or an affiliate of the Servicer, in respect of the Receivables at one of its central administrative units charged with processing funds and recording them in the Servicer's or the affiliate's records, as applicable, in the form of cash, checks, wire transfers, ATM transfers or other forms of payment. A Collection shall be deemed to have been received at the end of the day on the Date of Processing of such Collection.

     "Collections Account" shall mean a non-interest bearing, segregated trust or deposit account established and maintained by the Trustee for the benefit of the Certificateholders.

     "Commission" shall have the meaning set forth in "Available Information."

     "Contribution Agreement" shall mean the First Amended and Restated Contribution Agreement dated as of July 31, 1994 between Sears and SRFG, as amended or supplemented.

     "Controlled Accumulation Period," if applicable, for any series shall have the meaning specified in the applicable Prospectus Supplement.

     "Controlled Amortization Period," if applicable, for any series shall have the meaning set forth in the applicable Prospectus Supplement.

     "Cooperative" shall have the meaning set forth in "Description of the Investor Certificates--Book-Entry Registration."

     "Corporate Trust Office" means the principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered.

     "Credit Enhancement" shall mean subordination or any Third Party Credit Enhancement.

     "Cumulative Investor Charged-Off Amount" for any class of any series shall have the meaning set forth in the applicable Prospectus Supplement.

     "Current Law" shall have the meaning set forth in "Certain Federal Income Tax Consequences --General."

     "Cut-Off Date" for any Account (other than an Additional Account) shall mean the last day of the Due Period ending in July 1994.

     "Date of Processing" for any transaction shall mean the date on which such transaction is first recorded on the computer master file of credit accounts maintained on behalf of the Trust at one of the central administrative units of the Servicer or an affiliate of the Servicer charged with processing funds and recording them in the Servicer's or such affiliate's records (without regard to the effective date of such recordation).

     "Definitive Certificates" shall have the meaning set forth in the "Description of the Investor Certificates--Definitive Certificates."

     "Depositaries" shall have the meaning set forth in "Description of the Investor Certificates--Book-Entry Registration."

     "Distribution Date" for any series shall have the meaning set forth in the applicable Prospectus Supplement.

     "DOL" shall have the meaning set forth in "ERISA Considerations."

     "DTC" shall mean The Depository Trust Company.

     "Due Period" for any Account at any time shall mean the period included in the monthly billing cycle applicable to such Account. When used with respect to all the Accounts and related to a Distribution Date, "Due Period" shall mean, collectively, the respective Due Periods applicable to each of the Accounts that commenced in the second preceding calendar month and ended in the calendar month next preceding such Distribution Date, and shall be referred to herein as a "related Due Period" with reference to a Distribution Date.

     "Eligible Institution" shall mean (i) a depository institution (which may be the Trustee, the Seller or the Servicer or an affiliate thereof) organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia, that at all times has a short-term certificate of deposit rating of A-1+/P-1 or better by the Rating Agencies and whose deposits are insured by the FDIC or (ii) any other institution that will not cause a Ratings Event.

     "Eligible Receivable" shall mean each Receivable:

          (a) that is payable in United States dollars;

          (b) that was created in compliance, in all material respects, with all Requirements of Law applicable to the Seller and Sears, the Bank or one of their affiliates, as applicable, and pursuant to a Credit Agreement that complies, in all material respects, with all Requirements of Law applicable to the Seller and Sears, the Bank or one of their affiliates, as applicable;

          (c) as to which, if such Receivable was created before the Initial Closing Date or the relevant Addition Date, as applicable, at the time of the conveyance of such Receivable to the Trust, Sears, the Seller or the Trust has or will have good and marketable title thereto free and clear of all Liens;

          (d) as to which, if such Receivable was created on or after the Initial Closing Date or the relevant Addition Date, as applicable, at the time of the creation of such Receivable, the Trust will have good and marketable title thereto free and clear of all Liens arising under or through the Seller with respect to such Receivable; and

          (e) which constitutes an "account," "general intangibles" or "chattel paper" under and as defined in Article 9 of the UCC as then in effect in the State of New York.

     "ERISA" shall have the meaning set forth in "ERISA Considerations."

     "Euroclear Operator" or "Euroclear" shall have the meaning set forth in "Description of the Investor Certificates--Book-Entry Registration."

     "Excess Funding Account (General)" shall mean a non-interest bearing, segregated trust or deposit account established and maintained by the Trustee for the benefit of the certificateholders.

     "Excess Funding Account (SRC)" shall mean a non-interest bearing, segregated trust or deposit account established and maintained by the Trustee for the benefit of the certificateholders.

     "Exchange Act" shall have the meaning set forth in "Incorporation of Certain Documents by Reference."

     "Expected Final Payment Date," if applicable, shall have the meaning set forth in the applicable Series Supplement.

     "FDIC" shall mean the Federal Deposit Insurance Corporation, acting through either the Savings Association Insurance Fund or the Bank Insurance Fund, or successors thereto.

     "Final Trust Termination Date" shall mean July 31, 2015.

     "Finance Charge Collections" for any Due Period shall mean the lesser of the aggregate amount of Finance Charge Receivables billed at the beginning of such Due Period or Collections actually received in such Due Period.

     "Finance Charge Receivables" with respect to any Account for any Due Period shall mean the amount billed as finance charges and, if applicable, fees accounted for as finance charges on such Account for such Due Period.

     "Global Certificate" shall mean a single temporary global certificate representing the investor certificates of any series or class, issued if the related Series Supplement so provides.

     "Group" shall mean, collectively, at any time, the one or more series of investor certificates designated as part of the same Group at such time, whether by the series supplements establishing such series or pursuant to the Pooling and Servicing Agreement.

     "Group Collections Account" shall mean a non-interest bearing, segregated trust or deposit account established and maintained by the Trustee for the benefit of the Certificateholders of a Group.

     "Group Excess Funding Amount (SRC)" for any Group shall mean an amount equal to the product of (i) all amounts on deposit in the Excess Funding Account
(SRC) and (ii) a fraction (a) the numerator of which is the sum of numerators used in calculating the Class Percentage with respect to the Principal Collections for all Seller Retained Classes in such Group and (b) the denominator of which is the sum of the numerators used in calculating the Class Percentage with respect to the Principal Collections for all Seller Retained Classes of all outstanding series.

     "Highest Rating" shall mean, with respect to Moody's, P-1 or Aaa and, with respect to Standard & Poor's, A-1+ or AAA, or any rating that will not cause a Ratings Event.

     "Holders" shall have the meaning set forth in the "Description of the Investor Certificates--Definitive Certificates."

     "Indirect Participants" shall have the meaning set forth in "Description of the Investor Certificates--Book-Entry Registration."

     "Ineligible Receivable" shall mean any Receivable as to which a Receivable Repurchase Event relates.

     "Initial Closing Date" shall mean July 31, 1994.

     "Initial Investor Interest" for any series of investor certificates shall mean the amount specified as the Initial Investor Interest in the applicable Series Supplement.

     "Interest Payment Date" for any series of investor certificates shall mean the date or dates specified in the applicable Prospectus Supplement.

     "Invested Amount" for any series with respect to any Distribution Date, shall mean an amount equal to the Initial Investor Interest for such series minus the sum of (a) the aggregate amount of payments of Certificate Principal paid to the investor certificateholders of such series prior to such Distribution Date, (b) the aggregate amount of Investor Losses of such series not reimbursed prior to such Distribution Date and (c) the aggregate amount of losses, if any, on investments of principal of funds on deposit in the Series Principal Funding Account, if applicable.

     "Investor Accounts" shall mean the Collections Account, the Group Collections Accounts, the Excess Funding Account (General), the Excess Funding Account (SRC) and any other segregated trust accounts specified as Investor Accounts in any applicable Prospectus Supplement.

     "investor certificates" for any series shall mean any one of the certificates executed by the Seller and authenticated by the Trustee, other than the Seller Certificate, substantially in the form set forth in the applicable Series Supplement.

     "Investor Charged-Off Amount" for any class of any series shall have the meaning set forth in the applicable Prospectus Supplement.

     "Investor Interest" with respect to any series shall have the meaning set forth in the applicable Prospectus Supplement.

     "Investor Loss" for any class shall have the meaning set forth in the applicable Prospectus Supplement.

     "Investor Servicing Fee" shall have the meaning set forth in the applicable Prospectus Supplement.

     "IRAs" shall have the meaning set forth in "ERISA Considerations."

     "IRS" shall have the meaning set forth in "Certain Federal Income Tax Consequences--General."

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, encumbrance, lien or other security agreement, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing, except that statutory and other non-consensual liens shall not be Liens.

     "Minimum Principal Receivables Balance" shall mean, on any date of determination, an amount equal to the sum of the Series Minimum Principal Receivables Balances for each series then outstanding.

     "Monthly Servicer Certificate" shall have the meaning set forth in the applicable Series Supplement.

     "Monthly Servicing Fee" for any series shall have the meaning set forth in "Certain Matters Regarding the Servicer--Servicing Compensation and Payment of Expenses."

     "Moody's" shall mean Moody's Investors Service, Inc.

     "New Issuance" shall have the meaning set forth in "Description of the Investor Certificates--Establishing and Issuing New Series."

     "Obligor" shall mean with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

     "OID" shall have the meaning set forth in "Certain Federal Income Tax Consequences--United States Holders."

     "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for or an employee of the Seller or Sears or any of its affiliates.

     "Paired Series," if applicable, for any series shall have the meaning set forth in the applicable Prospectus Supplement.

     "Participants" shall have the meaning set forth in "Description of the Investor Certificates--Book-Entry Registration."

     "Participation Interests" shall mean participations representing undivided interests in a pool of assets primarily consisting of receivables in revolving credit card accounts and collections thereon conveyed by the Seller to the Trust in lieu of, or in addition to, Additional Accounts.

     "Paying Agent" shall mean any paying agent appointed pursuant to the Pooling and Servicing Agreement and shall initially be the Corporate Trust Office of the Trustee.

     "Payment Date" shall mean any Interest Payment Date, any Special Payment Date, any Expected Final Payment Date, any Principal Payment Date or any Scheduled Maturity Date.

     "Permitted Investments" shall have the meaning set forth in "Description of the Investor Certificates--Investment of Funds in Investor Accounts."

     "Person" shall mean an individual, a partnership or a Corporation. The term "Corporation" for the purposes of the preceding sentence only shall mean a corporation, joint stock company, business trust or other similar association.

     "Plans" shall have the meaning set forth in "ERISA Considerations."

     "Pooling and Servicing Agreement" shall mean that certain pooling and servicing agreement among Sears, SRFG and The First National Bank of Chicago, dated as of July 31, 1994, as amended or supplemented.

     "Principal Collections" shall mean, with respect to any Due Period, all Collections other than Finance Charge Collections.

     "Principal Payment Date" with respect to any series shall mean, if applicable, the dates specified as such in the applicable Series Supplement.

     "Principal Receivable" shall mean each Receivable other than Finance Charge Receivables. Any Principal Receivables that the Seller is unable to convey to the Trust as provided in the Pooling and Servicing Agreement shall not be included in calculating the aggregate amount of Principal Receivables.

     "Principal Terms" shall have the meaning set forth in "Description of the Investor Certificates--Establishing and Issuing New Series."

     "Purchase Agreement" shall mean the First Amended and Restated Purchase Agreement dated as of July 31, 1994 between Sears and SRFG, as amended or supplemented.

     "Purchased Class" shall have the meaning set forth in the applicable Series Supplement.

     "Qualified Trust Institution" shall mean (i) a depository institution (which may include the Trustee) organized under the laws of the United States or any of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), (A) that acts as trustee for funds deposited in segregated trust accounts in its corporate trust department, and (B) that has securities that have a credit rating from each Rating Agency in one of such Rating Agency's generic credit rating categories signifying investment grade or
(ii) any other institution that will not cause a Ratings Event.

     "Rapid Amortization Commencement Date" shall have the meaning set forth in the applicable Prospectus Supplement.

     "Rapid Amortization Event" shall have the meaning set forth in the applicable Prospectus Supplement.

     "Rapid Amortization Period" shall have the meaning set forth in the applicable Prospectus Supplement.

     "Rating Agency" shall mean Moody's or Standard & Poor's unless otherwise set forth in the applicable Series Supplement. "Rating Agencies" shall mean both Moody's and Standard & Poor's unless otherwise set forth in the applicable Series Supplement.

     "Ratings Event" shall have the meaning set forth in "Risk Factors--Issuance of Additional Series; Maturity Considerations."

     "Receivable" shall mean any amount owing by any Obligor under an Account from time to time, including, without limitation, amounts owing for the payment of goods and services, finance charges and other charges, if any. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable.

     "Receivable Repurchase Event" shall have the meaning set forth in "Description of the Investor Certificates--Repurchase of Specified Receivables."

     "Receivables Warehouse Agreement" shall mean the Receivables Warehouse Agreement dated as of December 21, 1995, by and between Sears and SRFG, as amended or supplemented.

     "Record Date" for any Distribution Date shall mean the last day of the preceding calendar month.

     "Recovered Amounts" shall mean, with respect to the Accounts, all amounts received with respect to the Receivables that have previously been charged-off as uncollectible and with respect to Sears Portfolio Accounts, all amounts received with respect to receivables that have previously been charged-off as uncollectible, including, without limitation, any proceeds from the sale of such receivables.

     "Regulation" shall have the meaning set forth in "ERISA Considerations."

     "Removal Date" shall mean the date on which the Receivables in certain designated Removed Accounts will be reassigned by the Trustee to the Seller.

     "Removed Accounts" shall mean any Accounts designated for deletion and removal from the Trust in accordance with the Pooling and Servicing Agreement.

     "Required Daily Deposit" with respect to any day for any series then outstanding shall have the meaning set forth in the applicable Prospectus Supplement.

     "Return Adjustment" shall have the meaning set forth in "The
Trust--Adjustments to Receivables."

     "Revolving Period" for any series shall mean the period specified as such in the applicable Prospectus Supplement.

     "Rules" shall have the meaning set forth in "Description of the Investor Certificates--Book-Entry Registration."

     "Scheduled Maturity Date," if applicable, shall have the meaning set forth in the applicable Series Supplement.

     "Sears" shall mean Sears, Roebuck and Co., a New York corporation, and its successors and assigns.

     "Sears Portfolio" shall mean the portfolio of open-end credit plan accounts of Sears, the Bank or their affiliates.

     "Sears Portfolio Accounts" means all open-end retail charge plans for specified Persons maintained by Sears, the Bank or their affiliates with respect to the sale of goods or services, including the Accounts.

     "Sears Portfolio Principal Receivable" shall mean any amount owing by any obligor under a Sears Portfolio Account from time to time that represents the outstanding principal amount owing for the payment of goods and services.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Seller" shall mean SRFG.

     "Seller Accounts" means all Sears Portfolio Accounts the receivables in which have been transferred from Sears to the Seller pursuant to the Purchase Agreement, the Contribution Agreement or the Receivables Warehouse Agreement.

     "Seller Certificate" shall mean the certificate executed by the Seller and authenticated by the Trustee evidencing the Seller Interest.

     "Seller Charged-Off Account" means each Seller Account with respect to which the receivables in such Seller Account have been charged off as uncollectible.

     "Seller Interest" shall mean, with respect to any Distribution Date, the difference between (A) the sum of (i) the aggregate amount of Principal Receivables in the Trust at the end of the related Due Period, (ii) Participation Interests and (iii) Supplemental Cash for all outstanding series at the end of such day and (B) the Aggregate Investor Interest for all outstanding series at the end of such day.

     "Seller Percentage" shall have the meaning set forth in "Description of the Investor Certificates--General."

     "Seller Retained Class" shall have the meaning set forth in the applicable Series Supplement.

     "series" shall mean any of the series of investor certificates created pursuant to the Pooling and Servicing Agreement.

     "Series Closing Date" with respect to any series shall mean the day the investor certificates of such series are initially issued, including the day the Global Certificate is issued, if applicable.

     "Series Collections Accounts" shall have the meaning set forth in the applicable Prospectus Supplement.

     "Series Cut-Off Date" for any series of investor certificates shall mean the last day of the Due Period occurring in the month specified in the applicable Prospectus Supplement.

     "Series Distribution Account" for any series shall have the meaning set forth in the applicable Prospectus Supplement.

     "Series Invested Amount" with respect to any series, with respect to any Distribution Date with respect to such series, shall have the meaning set forth in the applicable Prospectus Supplement.

     "Series Investor Interest" with respect to any series, with respect to any Distribution Date with respect to such series, shall have the meaning set forth in the applicable Prospectus Supplement.

     "Series Minimum Principal Receivables Balances" with respect to any series shall have the meaning set forth in the applicable Prospectus Supplement.

     "Series Percentage" with respect to any series shall have the meaning set forth in the applicable Prospectus Supplement.

     "Series Principal Funding Account," if applicable, shall have the meaning set forth in the applicable Prospectus Supplement.

     "Series Supplement" shall mean a supplement to the Pooling and Servicing Agreement in accordance with its terms.

     "Series Termination Date" for any series of investor certificates shall mean the date specified in the applicable Prospectus Supplement.

     "Servicer" initially shall mean Sears and thereafter any Person appointed as the Successor Servicer as provided in the Pooling and Servicing Agreement to service the Receivables.

     "Servicer Termination Event" shall have the meaning set forth in "Certain Matters Regarding the Servicer--Servicer Termination Events."

     "Servicing Officer" shall mean any employee of the Servicer, or any Person to which duties have been delegated under the Pooling and Servicing Agreement, involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

     "Special Payment Date" shall have the meaning set forth in the applicable Prospectus Supplement.

     "SRFG" shall mean SRFG, Inc., a Delaware corporation, and its successors and assigns.

     "Standard & Poor's" shall mean Standard & Poor's Ratings Services.

     "Subordinate Certificates" shall have the meaning set forth in "Risk Factors--Effect of Subordination."

     "Subordinate Series" shall have the meaning set forth in "Description of the Investor Certificates--Reallocations and Subordination of Collections."

     "Supplemental Cash" shall have the meaning set forth in the applicable Prospectus Supplement.

     "Successor Servicer" shall mean a successor servicer appointed by the Trustee pursuant to the Pooling and Servicing Agreement in the event of the termination of the Servicer's obligations.

     "Tax Counsel" shall have the meaning set forth in "Certain Federal Income Tax Consequences--General."

     "Tax Opinion" shall mean, (a) (i) with respect to the issuance of the first series of the Trust, each issuance of a subsequent series under the Pooling and Servicing Agreement and each transfer of a Purchased Class by the Seller pursuant to a Series Supplement, an opinion of counsel to the effect that, although not free from doubt, the investor certificates of such series (except with respect to a Seller Retained Class) or such Purchased Class will be treated as debt, and (ii) with respect to the issuance of the first series of the Trust, an opinion of counsel to the effect that, although not free from doubt, the Trust will not be treated as an entity subject to tax, in each case for federal income and state (for any state where the Servicer conducts substantial servicing activities in respect of Accounts) income and/or franchise tax purposes, and (b) with respect to each issuance of a subsequent series under the Pooling and Servicing Agreement and each transfer of a Purchased Class by the Seller pursuant to a Series Supplement, an opinion of counsel to the effect that such issuance or transfer will not adversely affect the conclusion set forth in any prior Tax Opinion as to the treatment of certain investor certificates as debt and the treatment of the Trust as not an entity subject to tax.

     "Terms and Conditions" shall have the meaning set forth in "Description of the Investor Certificates--Book-Entry Registration."

     "Third Party Credit Enhancement" shall mean any outside or third party credit enhancement which may include, but is not limited to, a cash collateral account, a letter of credit, a surety bond, an insurance policy or any other form of credit enhancement.

     "Third Party Credit Enhancement Provider," if applicable, shall mean the provider of any Third Party Credit Enhancement.

     "Transfer Agent" shall mean a transfer agent designated by the Seller to keep a register for the Registered Certificates and initially shall be the Trustee and any co-transfer agent chosen by the Transfer Agent and acceptable to the Trustee and the Seller, including, if and so long as any class of any series is listed on the Luxembourg Stock Exchange and such exchange shall so require, a co-transfer agent in Luxembourg. Any reference in the Pooling and Servicing Agreement or any Prospectus Supplement to the Transfer Agent shall include any co-transfer agent unless the context requires otherwise.

     "Trust" shall mean the trust created by the Pooling and Servicing Agreement, the corpus of which consists of the Receivables and Participation Interests, if any, existing as of the Cut-Off Date, or any Additional Account Cut-Off Date or thereafter created and all monies due or to become due with respect thereto, all proceeds (as defined in Article 9 of the UCC as in effect in the State of Illinois or the State of Arizona, as applicable) of the Receivables, such funds as from time to time are deposited into the Investor Accounts and, with respect to any particular series, any additional benefits or Third Party Credit Enhancement set forth in the applicable Series Supplement.

     "Trustee" shall mean the institution executing the Pooling and Servicing Agreement as Trustee, or its successor in interest, or any successor trustee appointed as provided in the Pooling and Servicing Agreement.

     "Trust Portfolio Repurchase Event" shall have the meaning set forth in "Description of the Investor Certificates--Repurchase of Trust Portfolio."

     "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

     "United States Alien" shall have the meaning set forth in "Certain Federal Income Tax Consequences--United States Alien Holders."

     "United States Alien Holder" shall have the meaning set forth in "Certain Federal Income Tax Consequences--United States Alien Holders."

     "United States Holder" shall have the meaning set forth in "Certain Federal Income Tax Consequences--United States Holders."

     "United States Person" shall have the meaning set forth in "Certain Federal Income Tax Consequences--United States Holders."

     "Variable Funding Certificates," if applicable, shall have the meaning set forth in the applicable Prospectus Supplement.

                                    ANNEX I
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     The information in this Annex I concerning DTC, Cedel Bank, societe anonyme ("Cedel") and Euroclear and their book-entry systems and procedures has been obtained from sources that SRFG and the Trust believe to be reliable, but SRFG and the Trust take no responsibility for the accuracy of the information in this Annex I.

     Except in certain limited circumstances, the globally offered investor certificates (collectively, the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding investor certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Sears credit account trust issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds using the procedures applicable to prior Sears credit account trust issues.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360-day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360-day year. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant of Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Holders (Form W-8). Beneficial owners of investor certificates that are non-U.S. Holders can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If such a beneficial owner becomes a United States citizen or resident during the period to which the Form W-8 relates, or certain other changes in circumstances occur, such change must be communicated to the appropriate party within 30 days thereof.

     Exemption for non-U.S. Holders with effectively connected income (Form
4224). A non-U.S. Holder, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Holders resident in treaty countries (Form 1001). Non-U.S. Holders that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption, or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his or her agent.

     Exemption for U.S. Holders (Form W-9). U.S. Holders can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency) an investor certificate. Form W-8 and Form 1001 are generally effective for three calendar years and Form 4224 is effective for one calendar year.

     Treasury Regulations issued on October 14, 1997, which will be applicable to payments made after 1999 (with certain transition rules), provide for the unification and simplification of certain current certification procedures. Under these regulations, a Form W-8 will replace Forms 1001 and 4224 and become the only form necessary to obtain a withholding exemption or reduction for non-U.S. Holders. Further, pursuant to these new regulations, special rules permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. Although a beneficial owner will still be required to submit a Form W-8 to such an intermediary, such intermediary generally will not be required to forward the Form W-8 received from such beneficial owner to the withholding agent. Both U.S. Holders and non-U.S. Holders are urged to consult their own tax advisors with respect to these new regulations.

     The term "U.S. Holder" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or, under certain circumstances, a trust the income of which is includible in gross income for United States tax purposes, regardless of its source).

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

================================================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SEARS, SRFG OR THE UNDERWRITERS. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE PROSPECTUS CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, NOR ANY SALE HEREUNDER OR THEREUNDER, SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SEARS, SRFG OR THE TRUST SINCE SUCH DATES.
                               ------------------

                               TABLE OF CONTENTS

                                              PAGE
                                              ----
              PROSPECTUS SUPPLEMENT
Summary of Series Terms.....................   S-4
Risk Factors................................  S-13
Maturity Considerations.....................  S-13
Sears Credit Business.......................  S-16
Composition and Historical Performance
  of the Sears Portfolio....................  S-20
The Accounts................................  S-23
Description of the Offered Certificates.....  S-24
Servicing Compensation......................  S-45
Underwriting................................  S-46
Glossary of Terms...........................  S-48
Annex A--Other Series.......................  S-62
                    PROSPECTUS
Reports to Investor Certificateholders......     2
Incorporation of Certain Documents by
  Reference.................................     2
Prospectus Summary..........................     3
Risk Factors................................     7
The Seller..................................    14
The Servicer................................    14
The Credit Card Bank........................    14
Certain Legal Matters Relating to the
  Receivables...............................    14
The Trust...................................    18
Description of the Investor Certificates....    23
The Trustee.................................    34
Certain Matters Regarding the Servicer......    35
Use of Proceeds.............................    38
Certain Federal Income Tax Consequences.....    38
Certain State Tax Consequences..............    44
ERISA Considerations........................    45
Plan of Distribution........................    47
Legal Matters...............................    48
Available Information.......................    49
Definitions.................................    50
Annex I--Global Clearance, Settlement and
  Tax Documentation Procedures..............    60

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================================================================================

                                 $535,300,000

                             SEARS CREDIT ACCOUNT
                               MASTER TRUST II

                         $500,000,000      % Class A
                          Master Trust Certificates,
                                Series 1998-1

                          $35,300,000      % Class B
                          Master Trust Certificates,
                                Series 1998-1

                            SEARS, ROEBUCK AND CO.
                                   SERVICER

                                  SRFG, INC.
                                    SELLER

                            PROSPECTUS SUPPLEMENT
                   UNDERWRITERS OF THE CLASS A CERTIFICATES

                          CREDIT SUISSE FIRST BOSTON

                           BEAR, STEARNS & CO. INC.

                             GOLDMAN, SACHS & CO.

                             MERRILL LYNCH & CO.

                              J.P. MORGAN & CO.

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                       (LOGO)printed on recycled paper